Exhibit 10.1

DATED	8 NOVEMBER 2017

AMTRUST CORPORATE CAPITAL LIMITED AMTRUST CORPORATE MEMBER LIMITED AMTRUST CORPORATE MEMBER TWO LIMITED ANV CORPORATE NAME LIMITED as Corporate Members
- and -
AMTRUST INTERNATIONAL INSURANCE, LTD. as Account Party
- and -
AMTRUST FINANCIAL SERVICES, INC. as Guarantor
- and -
THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 OF THE AMENDED FACILITY AGREEMENT as Original Banks
- and -
ING BANK N.V., LONDON BRANCH, THE BANK OF NOVA SCOTIA, LONDON BRANCH AND BANK OF MONTREAL, LONDON BRANCH as Mandated Lead Arrangers
- and -
ING BANK N.V., LONDON BRANCH as Bookrunner, Agent, Issuing Bank and Security Trustee

AMENDING AND RESTATING AGREEMENT RELATING TO A CREDIT FACILITY AGREEMENT

1M1209/001503
Hogan Lovells International LLP
Atlantic House, Holborn Viaduct, London EC1A 2FG

THIS AGREEMENT dated 8 November 2017 is made
BETWEEN:

(1)	AMTRUST CORPORATE CAPITAL LIMITED, a company incorporated in England under registered number 08128684 whose registered office is at 2 Minster Court, Mincing Lane, London EC3R 7BB (“ACCL”);

(2)	AMTRUST CORPORATE MEMBER LIMITED a company incorporated in England under registered number 03621278 whose registered office is at 1 Great Tower Street, London EC3R 5AA (“ACML”);

(3)	AMTRUST CORPORATE MEMBER TWO LIMITED, a company incorporated in England under registered number 05264527 whose registered office is at 1 Great Tower Street, London EC3R 5AA (“ACM2L”);

(4)	ANV CORPORATE NAME LIMITED, a company incorporated in England under registered number 06705037 whose registered office is at 4th floor, 1 Minster Court, Mincing Lane, London EC3R 7AA (“ANV”);

(5)
AMTRUST INTERNATIONAL INSURANCE, LTD., a company incorporated in Bermuda under registered number 9551 whose registered office is at 7 Reid Street, Suite 400, Hamilton HM11, Bermuda (the “Account Party”);

(6)	AMTRUST FINANCIAL SERVICES, INC., a corporation organised under the laws of Delaware whose registered office is at 251 Little Falls Drive, Wilmington, Delaware 19808 (the “Guarantor”);

(7)	THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 OF THE AMENDED FACILITY AGREEMENT (the “Original Banks”);

(8)	ING BANK N.V., LONDON BRANCH as Bookrunner;

(9)	ING BANK N.V., LONDON BRANCH, THE BANK OF NOVA SCOTIA, LONDON BRANCH AND BANK OF MONTREAL, LONDON BRANCH as Mandated Lead Arrangers (the “Lead Arrangers”); and

(10)	ING BANK N.V., LONDON BRANCH as Agent;

(11)	ING BANK N.V., LONDON BRANCH as Issuing Bank; and

(12)	IING BANK N.V., LONDON BRANCH as Security Trustee.
WHEREAS
The Banks have agreed to make available to the Account Party, subject as provided in this Agreement, a letter of credit facility of up to £455,000,000 (or equivalent in other eligible currencies):

(a)
to provide Funds at Lloyd's on behalf of ACCL to support its underwriting at Lloyd's as a member of Syndicate 2526 as constituted for the 2014 and all prior open years of account and, through an interavailability arrangement, to provide Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:

(i)    Syndicate 2526, as constituted for the 2015 and 2016 years of account;

(ii)    Syndicate 1206, as constituted for the 2017, 2016 and all prior open years of account;

(iii)    Syndicate 1861, as constituted for the 2018 and 2017 years of account; and

(iv)    Syndicate 5820 as constituted for the 2017 year of account;

(b)
to provide Funds at Lloyd's on behalf of ANV to support its underwriting at Lloyd's as a member of Syndicate 1861 and Syndicate 5820, each as constituted for the 2016 and all prior open years of account and, through an interavailability arrangement, to provide Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:

(i)    Syndicate 1861, as constituted for the 2018 and 2017 years of account; and

(ii)    Syndicate 5820 and Syndicate 1206, each as constituted for the 2017 year of account;

(c)    to provide Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:
(i)    Syndicate 2526 as constituted for the 2015 and 2016 years of account; and
(ii)    Syndicate 1206 as constituted for the 2017 and all prior open years of account;
(iii)    Syndicate 1861 as constituted for the 2017 and 2018 years of account; and
(iv)    Syndicate 5820 as constituted for the 2017 year of account; and

(d)	to provide Funds at Lloyd's on behalf of ACM2L to support its underwriting at Lloyd's as a member of Syndicate 44 as constituted for the 2018 and all prior open years of account.
IT IS AGREED
1.    DEFINITIONS AND INTERPRETATION

1.1    Definitions

In this Agreement, including the Recitals, the expressions used in this Agreement shall have the meanings given in the Amended Facility Agreement (as defined below) and the following expressions shall have the meanings given below:
“Amended Facility Agreement” means the Facility Agreement as amended by this Agreement, having the terms set out in the Appendix (Amended Facility Agreement).
“Amendment Documents” means this Agreement, the Amended Facility Agreement and any Fee Letter entered into on or about the date hereof.
“Deeds of Accession” means each deed of accession relating to the Facility Agreement dated 13 January 2014 between (1) ACML and the Agent, and (2) ACM2L and the Agent respectively.
“Effective Date” means the date on which the Agent confirms in writing that it has received (or waived its requirement to receive) the documents and evidence described in Schedule 1 (Conditions Precedent Documents and Evidence) to this Agreement in form and substance satisfactory to it.
“Facility Agreement” means the letter of credit facility agreement dated 26 November 2013 originally between ACCL, the Account Party, the Guarantor, and ING Bank N.V., London Branch, as acceded to by ACML and ACM2L pursuant to the Deeds of Accession, as amended and restated on 25 November 2014 and as amended on 20 May 2015 and as amended and restated on 24 November 2015 and as amended on 14 April 2016 and as amended and restated on 3 November 2016 and as further amended on 22 December 2016, 1 March 2017 and 3 March 2017.

1.2	The provisions of clauses 1.2 to 1.9 of the Amended Facility Agreement shall apply to this Agreement as if references therein to “this Agreement” were references to this Agreement.

2.    AMENDMENT AND RESTATEMENT

2.1
With effect on and from the Effective Date, the Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in the Appendix (Amended Facility Agreement).

2.2	From the Effective Date, any reference in any Finance Document to the Facility Agreement shall be read and construed for all purposes as a reference to the Amended Facility Agreement.

3.    REPRESENTATIONS AND WARRANTIES

3.1
Subject to Clause 3.2, each Obligor represents and warrants that each of the representations and warranties set out in clauses 13.2 to 13.33 of the Amended Facility Agreement, construed as if references therein to “this

Agreement” were references to this Agreement, is true and correct in all material respects (or, to the extent any such representation or warranty is qualified as to “material”, “Material Adverse Change” or similar wording, in all respects) as at the date of this Agreement and at the Effective Date.

3.2
Each Obligor gives each representation and warranty under Clause 3.1 in respect of itself only, and only to the extent that the terms of the relevant clause make the relevant clause applicable in respect of it.

4.    CONTINUITY AND FURTHER ASSURANCE

4.1    Continuing obligations

(a)
The rights and obligations of the parties under the Facility Agreement and the other Finance Documents shall continue in full force and effect, uninterrupted by the amendment and restatement hereunder, save insofar as they are amended hereby. In addition:

(i)
each Obligor that has granted Security pursuant to the Security Documents confirms that the Security created by the relevant Security Documents shall continue fully to secure the obligations of the relevant Obligors under the Amended Facility Agreement; and

(ii)
the Guarantor confirms that from the Effective Date the Guarantee given by it in clause 12 (Guarantee and indemnity) of the Facility Agreement will continue in full force and effect and will extend to all obligations of each other Obligor under the Amended Facility Agreement, in each case, notwithstanding the increase in the Facility under the Amended Facility Agreement, the extension of its purpose and the amendment of its provisions.
4.2    Prospective effect only

The amendments made hereby to the Facility Agreement shall, with effect from the Effective Date, have prospective effect only.
4.3    Actions already taken

Any action already taken and any payment already made by a party under the Facility Agreement prior to the Effective Date shall be treated as having been taken or made notwithstanding the amendment and restatement hereby, and shall not be required to be taken or made again by reason of the amendment and restatement hereby.
4.4    Conditions precedent

It is acknowledged that the documents and evidence set out in Schedule 2 to the Facility Agreement have been provided and that the documents and evidence set out in Schedule 1 (Conditions Precedent Documents and Evidence) to this Agreement are the additional documents and evidence that will be required to be provided for purposes of clause 3.4(a)(i) of the Amended Facility Agreement.
4.5    Further assurance

Each of the parties shall do all acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant hereto.
5.    REAFFIRMATION OF SECURITY

The Account Party hereby reaffirms the continuing existence and validity of the security interest created under the Security Agreement.

6.    AMENDMENTS

The parties may agree to further amendments to the Amended Facility Agreement in accordance with the terms thereof without being required to amend or terminate this Agreement.

7.    TRANSFERS

Any transfer or assignment made in accordance with the terms of the Amended Facility Agreement shall have the same effect in relation to the rights and obligations of the parties under this Agreement as it has in relation to their rights and obligations under the Amended Facility Agreement.
8.    INCORPORATION OF TERMS

The provisions of clauses 1.9 (Rights of third parties), 18.5 (Indemnity against costs), 33 (Miscellaneous), 36 (Notices) and 37.2 to 37.7 (Applicable Law and Jurisdiction) of the Amended Facility Agreement shall be incorporated into this Agreement as if set out herein and as if references therein to “this Agreement” were references to this Agreement.
9.    GOVERNING LAW

This Agreement and any contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SIGNATURES TO AMENDING AND RESTATING AGREEMENT

ACCL

SIGNED for and on behalf of	)	/s/ Janice Hamilton Signature
AMTRUST CORPORATE	)	Janice Hamilton PRINT NAME
CAPITAL LIMITED		Director Job title

ACML
SIGNED for and on behalf of	)	/s/ Janice Hamilton Signature
AMTRUST CORPORATE	)	Janice Hamilton PRINT NAME
MEMBER LIMITED		Director Job title

ACM2L
SIGNED for and on behalf of	)	/s/ Janice Hamilton Signature
AMTRUST CORPORATE	)	Janice Hamilton PRINT NAME
MEMBER TWO LIMITED		Director Job title

ANV
SIGNED for and on behalf of	)	/s/ Janice Hamilton Signature
ANV CORPORATE	)	Janice Hamilton PRINT NAME
NAME LIMITED		Director Job title

ACCOUNT PARTY
SIGNED for and on behalf of	)	/s/ Chris Souter Signature
AMTRUST INTERNATIONAL	)	Chris Souter PRINT NAME
INSURANCE, LTD.		Director, CFO, Asst. Secretary Job title

GUARANTOR
SIGNED for and on behalf of	)	/s/ Evan Greenstein Signature
AMTRUST FINANCIAL SERVICES, INC.	)	Evan Greenstein PRINT NAME
SVP, Treasurer Job title

ORIGINAL BANKS
SIGNED for and on behalf of	)	/s/ Mike Sharman Signature
ING BANK N.V., LONDON BRANCH	)	Mike Sharman PRINT NAME
Managing Director Job title

/s/ Nick Merchant Signature
Nick Merchant PRINT NAME
Director Job title

SIGNED for and on behalf of	)	/s/ Ralph Booth Signature
THE BANK OF NOVA SCOTIA, LONDON	)	Ralph Booth PRINT NAME
BRANCH		Managing Director Job title

/s/ Travis J. Chernichen Signature
Travis J. Chernichen PRINT NAME
Director Job title

SIGNED for and on behalf of	)	/s/ Tom Woolgar Signature
BANK OF MONTREAL, LONDON	)	Tom Woolgar PRINT NAME
BRANCH		Managing Director Job title

/s/ Scott Matthews Signature
Scott Matthews PRINT NAME
CFO Job title

MANDATED LEAD ARRANGERS
SIGNED for and on behalf of	)	/s/ Mike Sharman Signature
ING BANK N.V., LONDON BRANCH	)	Mike Sharman PRINT NAME
Managing Director Job title

/s/ Nick Merchant Signature
Nick Merchant PRINT NAME
Director Job title

SIGNED for and on behalf of	)	/s/ Ralph Booth Signature
THE BANK OF NOVA SCOTIA, LONDON	)	Ralph Booth PRINT NAME
BRANCH		Managing Director Job title

/s/ Travis J. Chernichen Signature
Travis J. Chernichen PRINT NAME
Director Job title

SIGNED for and on behalf of	)	/s/ Tom Woolgar Signature
BANK OF MONTREAL, LONDON	)	Tom Woolgar PRINT NAME
BRANCH		Managing Director Job title

/s/ Scott Matthews Signature
Scott Matthews PRINT NAME
CFO Job title

BOOKRUNNER
SIGNED for and on behalf of	)	/s/ Mike Sharman Signature
ING BANK N.V., LONDON BRANCH	)	Mike Sharman PRINT NAME
Managing Director Job title

/s/ Nick Merchant Signature
Nick Merchant PRINT NAME
Director Job title

AGENT
SIGNED for and on behalf of	)	/s/ Mike Sharman Signature
ING BANK N.V., LONDON BRANCH	)	Mike Sharman PRINT NAME
Managing Director Job title

/s/ Nick Merchant Signature
Nick Merchant PRINT NAME
Director Job title

ISSUING BANK
SIGNED for and on behalf of	)	/s/ Mike Sharman Signature
ING BANK N.V., LONDON BRANCH	)	Mike Sharman PRINT NAME
Managing Director Job title

/s/ Nick Merchant Signature
Nick Merchant PRINT NAME
Director Job title

SECURITY TRUSTEE
SIGNED for and on behalf of	)	/s/ Mike Sharman Signature
ING BANK N.V., LONDON BRANCH	)	Mike Sharman PRINT NAME
Managing Director Job title

/s/ Nick Merchant Signature
Nick Merchant PRINT NAME
Director Job title

SCHEDULE 1
CONDITIONS PRECEDENT DOCUMENTS AND EVIDENCE
The documents and evidence referred to in the definition of “Effective Date” are as follows:
1.    Obligors

1.1
A copy of the constitutional documents of each Obligor or confirmation from an authorised officer of each Obligor that its constitutional documents a copy of which was previously provided to the Agent on a specified date remain in full force and effect and have not been amended since that date.

1.2    A copy of a resolution of the board of directors of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Amendment Documents to which it is a Party and resolving that such Obligor execute the Amendment Documents to which it is a Party;

(b)	authorising a specified person or persons to execute the Amendment Documents to which such Obligor is a Party on its behalf; and

(c)
authorising a specified person or persons, on such Obligor’s behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by such Obligor under or in connection with the Amendment Documents to which it is a Party.

1.3
A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above or confirmation from an authorised officer of each Obligor that the specimen signatures previously provided to the Agent on or about a specified date remain in full force and effect and have not been amended since that date.

1.4
A list of the directors and the secretary of each Obligor, signed by the secretary or a director of such Obligor or confirmation from an authorised officer of each Obligor that the list of the directors and company secretary previously provided to the Agent on a specified date remains in full force and effect and has not been amended since that date.

1.5
A certificate of each Obligor (signed by a director or other duly authorised officer) confirming that entering into the Amendment Documents and performing its obligations under the Finance Documents would not cause any borrowing, guaranteeing or similar limit binding on such Obligor to be exceeded.

1.6
A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this paragraph 1 of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.7	Where any Amendment Document is executed under a power of attorney, the original or a certified copy of such power of attorney.

1.8
For each Obligor organised in or qualified to do business in a jurisdiction of the United States, copies of good standing certificates from the applicable Governmental Authority for each such Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the date hereof.

1.9
Confirmation from each Obligor that, since 31 December 2016, there has been no event, development or circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Change except for Disclosed Matters.

1.10
A copy of such other document, authorisation, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

2.    Legal Opinions

2.1	A legal opinion of Hogan Lovells International LLP, legal advisers to the Agent in England, in form and substance satisfactory to the Agent.

2.2	A legal opinion of Locke Lord LLP, legal advisers to the Guarantor in Delaware and New York, in form and substance satisfactory to the Agent.

2.3	A legal opinion of K&L Gates LLP, legal advisers to the Guarantor in Delaware, in form and substance satisfactory to the Agent.

2.4	A legal opinion of Conyers Dill & Pearman Limited, legal advisers to the Agent in Bermuda, in form and substance satisfactory to the Agent.

3.    Other

3.1	Certified copies of the audited financial statements of each Obligor for the financial year ending 31 December 2016.

3.2	Certified copies of the unaudited combined financial statements of the Guarantor for the period ending 30 June 2017.

3.3	Evidence that the fees, costs and expenses then due from the Obligors pursuant to clauses 18.1 and 18.3 of the Amended Facility Agreement have been paid.

3.4	Confirmation that each Obligor has obtained all appropriate insurance or reinsurance regulatory authorisations.

3.5
This Agreement, each other Amendment Document and all documents, instruments, notices and acknowledgements required thereunder or pursuant thereto duly executed in a form satisfactory to the Agent by the relevant Obligors.

3.6	Such certificates and documents as any Bank may require to comply with the money laundering prevention and “know your customer” procedures then applicable to it.

3.7	A Managing Agent's Undertaking duly executed by AmTrust Syndicates Limited in respect of each Syndicate.

3.8
Letters of Comfort from Lloyd's in respect of each of ACML and ACM2L acknowledging the intention that the Letters of Credit issued in respect of that Corporate Member under the Amended Facility Amendment are to be drawn only once all other Funds at Lloyd's of that Corporate Member have been exhausted.

3.9	A statement provided by the Custodian in relation to the value of the Eligible Collateral in the Secured Accounts.

3.10	Evidence of all Funds at Lloyd's supporting each Corporate Member as at the Effective Date.

3.11	Confirmation that the Account Party has a Financial Strength Rating of at least A- on the Effective Date.

APPENDIX
AMENDED AND RESTATED FACILITY AGREEMENT

 CONTENTS

CLAUSE		PAGE

1	DEFINITIONS AND INTERPRETATION	2

2	THE FACILITY - GENERAL PROVISIONS	36

3	THE FACILITY - SPECIFIC PROVISIONS	38

4	CONDITIONS APPLICABLE TO LETTERS OF CREDIT	45

5	REIMBURSEMENT AND INDEMNITIES	47

6	PAYMENTS	49

7	NO SET-OFF, COUNTERCLAIM OR TAX DEDUCTION	50

8	ACCOUNTS OF THE BANK	60

9	APPLICATION OF MONEYS	61

10	DEPOSIT ACCOUNTS	61

11	COLLATERAL	62

12	GUARANTEE AND INDEMNITY	64

13	REPRESENTATIONS AND WARRANTIES	67

14	UNDERTAKINGS	75

15	FINANCIAL COVENANT	93

16	EVENTS OF DEFAULT	96

17	SECURITY OVER BANKS’ RIGHTS	101

18	FEES, EXPENSES AND INDEMNITIES	101

19	MITIGATION BY THE BANKS	105

20	INCREASED COST	105

21	ILLEGALITY	107

22	THE AGENT, THE LEAD ARRANGERS AND THE REFERENCE BANKS	108

23	THE SECURITY TRUSTEE	114

24	RETIREMENT OF A SERVICE BANK	116

25	LIMITS OF THE SERVICE BANKS’ OBLIGATIONS	117

26	CONDUCT OF BUSINESS BY THE BANKS	119

27	SHARING OF PAYMENTS	120

28	ASSIGNMENTS AND TRANSFERS	121

29	DISCLOSURE OF INFORMATION	124

30	SET-OFF	127

31	CONFIDENTIALITY OF REFERENCE BANK QUOTATIONS	127

32	USA PATRIOT ACT	128

33	MISCELLANEOUS	128

34	OBLIGATIONS AND LIABILITIES	129

35	FURTHER ASSURANCE	129

36	NOTICES	130

37	APPLICABLE LAW AND JURISDICTION	133

THIS AGREEMENT originally dated 26 November 2013, as amended and restated on 25 November 2014, 20 May 2015, 24 November 2015, 14 April 2016 and 3 November 2016 and as further amended on 22 December 2016, 1 March 2017 and 3 March 2017 and as further amended and restated with effect from the Effective Date by the Amending and Restating Agreement is made:
BETWEEN:

(1)	AMTRUST CORPORATE CAPITAL LIMITED, a company incorporated in England under registered number 08128684 whose registered office is at 2 Minster Court, Mincing Lane, London EC3R 7BB (“ACCL”);

(2)	AMTRUST CORPORATE MEMBER LIMITED, a company incorporated in England under registered number 03621278 whose registered office is at 1 Great Tower Street, London EC3R 5AA (“ACML”);

(3)	AMTRUST CORPORATE MEMBER TWO LIMITED, a company incorporated in England under registered number 05264527 whose registered office is at 1 Great Tower Street, London EC3R 5AA (“ACM2L”);

(4)	ANV CORPORATE NAME LIMITED, a company incorporated in England under registered number 06705037 whose registered office is at 4th floor, 1 Minster Court, Mincing Lane, London EC3R 7AA (“ANV”);

(5)
AMTRUST INTERNATIONAL INSURANCE, LTD., a company incorporated in Bermuda under registered number 9551 whose registered office is at 7 Reid Street, Suite 400, Hamilton HM11, Bermuda (the “Account Party”);

(6)	AMTRUST FINANCIAL SERVICES, INC., a corporation organised under the laws of Delaware whose registered office is at 251 Little Falls Drive, Wilmington, Delaware 19808 (the “Guarantor”);

(7)	THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 (the “Original Banks”);

(8)	ING BANK N.V., LONDON BRANCH as Bookrunner;

(9)	ING BANK N.V., LONDON BRANCH, THE BANK OF NOVA SCOTIA, LONDON BRANCH AND BANK OF MONTREAL, LONDON BRANCH as Mandated Lead Arrangers (the “Lead Arrangers”);

(10)	ING BANK N.V., LONDON BRANCH as Agent;

(11)	ING BANK N.V., LONDON BRANCH as Issuing Bank; and

(12)	ING BANK N.V., LONDON BRANCH as Security Trustee.
WHEREAS

The Banks have agreed to make available to the Account Party, subject as provided in this Agreement, a letter of credit facility of up to £455,000,000 (or equivalent in other eligible currencies):

(a)
to provide Funds at Lloyd's on behalf of ACCL to support its underwriting at Lloyd's as a member of Syndicate 2526 as constituted for the 2014 and the prior open year of account and, through an interavailability arrangement, to provide Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:

(i)    Syndicate 2526, as constituted for the 2015 and 2016 years of account;

(ii)    Syndicate 1206, as constituted for the 2017, 2016 and all prior open years of account

(iii)    Syndicate 1861, as constituted for the 2018 and 2017 years of account; and

(iv)    Syndicate 5820 as constituted for the 2017 year of account;

(b)
to provide Funds at Lloyd's on behalf of ANV to support its underwriting at Lloyd's as a member of Syndicate 1861 and Syndicate 5820, each as constituted for the 2016 and all prior open years of account and through an interavailability arrangement, to provide Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:

(i)    Syndicate 1861, as constituted for the 2018 and 2017 years of account; and

(ii)	Syndicate 5820 and Syndicate 1206, each as constituted for the 2017 year of account;

(c)	to provide Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:
(i)    Syndicate 2526 as constituted for the 2015 and 2016 years of account; and

(ii)    Syndicate 1206 as constituted for the 2017 and all prior open years of account;

(iii)    Syndicate 1861 as constituted for the 2017 and 2018 years of account; and

(iv)    Syndicate 5820 as constituted for the 2017 year of account; and

(d)	to provide Funds at Lloyd's on behalf of ACM2L to support its underwriting at Lloyd's as a member of Syndicate 44 as constituted for the 2018 and all prior open years of account.
IT IS AGREED
1.    DEFINITIONS AND INTERPRETATION

1.1     Definitions
In this Agreement, including the recital and the Schedules, the following expressions shall have the following meanings:
“Acceptable Custodian” means a financial institution which:

(a)	has a long-term credit rating issued by S&P of A or better, or an equivalent rating issued by Moody’s or AM Best;

(b)	carries on business as a custodian in New York;

(c)	has all necessary licences and permissions to permit it to do so in accordance with all applicable laws; and

(d)	is acceptable to the Agent, acting reasonably;

“Account Bank” means, in respect of a Deposit Account, the Bank on whose books that Deposit Account is held.

“Account Control Agreement” means an agreement dated 25 November 2013 among the Account Party, the Custodian and the Security Trustee under which the Account Party and the Custodian give certain undertakings in favour of the Security Trustee in respect of certain cash and assets to be held from time to time in the Secured Account.
“Account Security Deeds” means the ING Account Security Deeds.
“Acquisition” means the acquisition by the Guarantor of ANV Holdings B.V. and its Affiliates on or around 4 November 2016 in accordance with the Share Purchase Agreement.

“Advance Rate” means, in respect of any cash or assets meeting a description set out in Schedule 11 (Eligible Collateral), the percentage set opposite that description in that Schedule.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Agent” means ING Bank N.V., London Branch, a bank incorporated in The Netherlands and acting through its office at 8-10 Moorgate, London EC2R 6DA in its capacity as agent for the other Finance Parties.
“Aggregate Commitment” means the aggregate of the Commitments of all the Banks, which on the date hereof shall be £455,000,000, or the Sterling Equivalent Amount thereof determined at the date of each utilisation.
“AM Best” means A.M. Best Company, Inc. or any successor to its rating business.
“Amending and Restating Agreement” means the agreement dated on or around 8 November 2017 between the parties to this Agreement pursuant to which the terms of this Agreement were amended and restated.
“Applicable Collateral Percentage” means:

(a)
where a Full Collateralisation Event has not occurred, or where a Full Collateralisation Event has occurred but the applicable Full Collateralisation Date has not yet occurred, 35 per cent or such higher percentage as the Account Party shall have specified to the Agent in writing from time to time, which percentage shall take effect from the first day of the month following the date such percentage is notified to the Agent in writing; and

(b)	following the occurrence of a Full Collateralisation Event, and with effect from the applicable Full Collateralisation Date, 100 per cent.
“Applicable Insurance Regulatory Authority” means, when used with respect to any Regulated Insurance Company:

(a)	the insurance department or similar Governmental Authority located in the state or jurisdiction (domestic or foreign) in which such Regulated Insurance Company is domiciled; or

(b)
to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (domestic or foreign) in which such Regulated Insurance Company is licensed, and shall include any federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company.

“Application” means an application for the issuance of a Letter of Credit by the Issuing Bank to be made by the Account Party on behalf of a Corporate Member substantially in the form set out in Schedule 5 (Form of Application) or in such other form as the Banks may agree.
“Application Date” means the date on which an Application is received by the Agent.
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Authority” means any of the United Nations, the European Union, Her Majesty's Treasury, any European Union member state, Canada (including Global Affairs Canada) or the United States government.
“Available Facility” means, at any time, the Aggregate Commitment minus the Sterling Equivalent Amount of the aggregate face amount of the Letters of Credit outstanding or the subject of a pending Application minus any amount due and payable to the Banks under Clause 5.1 (Reimbursement).
“Bank” means:

(a)
any Original Bank, unless it has transferred the whole of its rights and obligations hereunder to another bank or financial institution by way of Transfer Certificate in accordance with this Agreement; and

(b)
a bank or financial institution to which any rights and obligations hereunder have been transferred by way of Transfer Certificate in accordance with this Agreement, unless such bank or financial institution has transferred the whole of those rights and obligations to another bank or financial institution by way of Transfer Certificate in accordance with this Agreement;

and, in the case of any indemnity or obligation expressed to be given to or undertaken in favour of the Banks, includes the Agent, the Issuing Bank and the Security Trustee.
“Banking Day” means a day (excluding Saturdays and Sundays) on which dealings in deposits in Sterling may be carried out in the London interbank market and in New York City, and on which banks and foreign exchange markets are open for business in London and (in the case of payment) the place to which such payment is required to be made.
“Basel III” means:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“BMO” means Bank of Montreal, London Branch, a bank incorporated in Canada and acting through its office at 95 Queen Victoria Street, London EC4V 4HG.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Borrowing Base Certificate” means a certificate substantially in the form set out in Schedule 12 (Form of Borrowing Base Certificate) setting out, among other things, details of the Collateral provided in accordance with Clause 11 (Collateral).
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (excluding all obligations under operating leases required by the Financial Accounting Standards Board to be classified or accounted for as capital leases), and the amount of such obligations shall be the capitalised amount thereof determined in accordance with GAAP.
“Catastrophe Bond” means any note, bond or other instrument of Indebtedness or any Swap Contract or other similar agreement which has a catastrophe, weather or other risk feature linked to payments thereunder.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means (a) cash and assets held in the Secured Account which, pursuant to the Security Agreement, are fully secured by way of a first priority, perfected, security interest in favour of the Security Trustee, which security interest has been made the subject of a UCC-1 Financing Statement, and which are held subject to the Account Control Agreement and (b) cash held in the Deposit Accounts which, pursuant to the Account Security Deeds, are fully secured by way of a first ranking fixed charge in favour of the Security Trustee.
“Collateral Value” means, with respect to:

(a)
any Eligible Collateral held in the Secured Account, the Sterling Equivalent Amount of the mark-to-market value thereof multiplied by the applicable Advance Rate, and with respect to any Collateral other than Eligible Collateral, zero, provided that if any of the assets in the Secured Account is at any time allocated to the long-term insurance fund of the Account Party, the Collateral Value of all assets in the Secured Account shall be zero; and

(b)	any cash held in the Deposit Accounts, the value of that cash.
“Coming Into Line Date” means, in relation to any year of account, the last date prescribed by the Council of Lloyd’s (taking into account any extension which may be permitted to the prescribed date) by which each Corporate Member must have provided its Funds at Lloyd’s if it is to be eligible to underwrite or to continue to underwrite insurance business at Lloyd’s for such year of account.
“Commitment” means:

(a)
in relation to an Original Bank, the amount set opposite its name under the heading “Commitment” in Schedule 1 (Banks and Commitments) and the amount of any other Commitment transferred to it under this Agreement (or the Sterling Equivalent Amount thereof determined at the date of each utilisation); and

(b)	in relation to any other Bank, the amount of any Commitment transferred to it under this Agreement (or the Sterling Equivalent Amount thereof determined at the date of each utilisation);
to the extent not reduced, cancelled, terminated or transferred in accordance with the provisions of this Agreement.
“Commitment Period” means the period commencing on the date of this Agreement and ending on the earlier of (a) 31 July 2018; and (b) the date on which the Commitments of the Banks are cancelled in accordance with any applicable provision of this Agreement.
“Compliance Certificate” means a certificate substantially in the form set out in Schedule 10 (Form of Compliance Certificate) setting out, among other things, a calculation of the financial covenant in Clause 14 (Financial Covenant).
“Confidential Information” means all information relating to the Obligors, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any Obligor or member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor or member of the Group or any of its advisers;
in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:
(i)     information that:

(1)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 29 (Disclosure of information); or

(2)	is identified in writing at the time of delivery as non-confidential by any Obligor or member of the Group or any of its advisers; or

(3)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, which, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)    any Reference Bank Quotation.
“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, with respect to the Guarantor and its Subsidiaries on a consolidated basis, the ratio of:

(a)	the sum of:

(i)	the maximum cash dividends available to the Guarantor from its Regulated Insurance Companies on such date (without prior approval from any Applicable Insurance Regulatory Authority); plus

(ii)	an amount equal to the Service and Fee EBITDA of the Guarantor and its Subsidiaries for the Test Period then ended; to

(b)	the sum of:

(i)
the aggregate amount of all scheduled principal payments on all Indebtedness of the Guarantor and its Subsidiaries for the next succeeding four fiscal quarters of the Guarantor (other than any balloon, bullet or similar payment which repays such Indebtedness in full); plus

(ii)	the Consolidated Interest Expense (excluding Consolidated Interest Expense attributable to Permitted Non-Recourse Secured Debt) for the Test Period then ended; plus

(iii)	all Consolidated Shareholder Distributions made during the Test Period then ended.
“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of the Guarantor and its Subsidiaries for such period determined on a consolidated basis, for statement of income purposes, in accordance with GAAP.
“Consolidated Leverage Ratio” means, at any date of determination, the ratio of:

(a)
Consolidated Total Debt (excluding the aggregate principal amount of the Junior Subordinated Debentures and Permitted Qualifying Subordinated Indebtedness, provided that the amount so excluded shall not exceed 15% of the Consolidated Net Worth (calculated as of the most recently ended fiscal quarter by reference to the Guarantor’s financial statements most recently delivered pursuant to Clause 14.4(c)(i) (Audited Financial Statements));

(b)	Consolidated Total Capitalisation.
“Consolidated Net Income” means, for any period, for the Guarantor and its Subsidiaries on a consolidated basis, the net income of the Guarantor and its Subsidiaries for such period as such amount would be shown on the consolidated financial statements of the Guarantor for such period prepared in accordance with GAAP.
“Consolidated Net Worth” means, as of any date of determination, the Net Worth of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries; provided that the aggregate outstanding amount of trust preferred securities of the Guarantor and its Subsidiaries shall only be included in Consolidated Net Worth to the extent such amount would be included in a determination of the consolidated net worth of the Guarantor and its Subsidiaries under the applicable procedures and guidelines of GAAP as of the date hereof. In addition to the foregoing, the aggregate amount excluded pursuant to clause (a) of the definition of Consolidated Leverage Ratio shall be deemed to be stockholders’’ equity for purposes of the calculation of Consolidated Net Worth.
“Consolidated Shareholder Distributions” means all payments, dividends or distributions made by the Guarantor to any holder of the Equity Interest of the Guarantor .
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Guarantor and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Capitalisation” means, as of any date of determination, the sum of:

(a)	the principal amount of all outstanding Consolidated Total Debt; and

(b)	Consolidated Net Worth
at such time.
“Consolidated Total Debt” means, at any date of determination, all Indebtedness of the Guarantor and its Subsidiaries on a consolidated basis, plus, without duplication, all Indebtedness of the Guarantor in respect of the Junior Subordinated Debentures, less the sum of the following:

(a)	the Maiden Debt;

(b)	the aggregate principal amount outstanding in respect of the Guarantor’s obligations to repurchase securities pursuant to Repurchase Agreements;

(c)	the aggregate amount of the Repurchase Liability; and

(d)	the aggregate amount of Guarantees (other than the Excess Amount) otherwise included in such Indebtedness.
Notwithstanding the foregoing, Indebtedness in respect of letters of credit (other than the Excess Amount) shall not be included in the determination of Consolidated Total Debt to the extent that any such letter of credit is undrawn as of the date of determination. As used herein, "Excess Amount" means, at any time, the amount by which the Indebtedness incurred pursuant to Clause 14.2(s)(xxxi) exceeds $250,000,000, to the extent that such Indebtedness is incurred by any Subsidiary as an account party in respect of letters of credit (and Guarantees thereof by the Guarantor).
In addition, but without duplication of the foregoing, Consolidated Total Debt shall include Permitted Non-Recourse Secured Debt to the extent the obligations in respect thereof are, or should be, reflected as a liability on the consolidated balance sheet of the Guarantor and its Subsidiaries in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall be construed accordingly.
“Corporate Member” means ACCL, ACML, ACM2L and ANV.
“CRD IV“ means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC;

or any law, rules or guidance by which either of them is implemented.
“CTA” means the Corporation Tax Act 2009.
“Custodian” means The Bank of New York Mellon NA or another financial institution which replaces it in its capacity as custodian hereunder with the consent of the Security Trustee, being an Acceptable Custodian at the time of such replacement.

“Customary Recourse Exceptions” means, with respect to any Permitted Non-Recourse Secured Debt, exclusions from the exculpation provisions with respect to such Permitted Non-Recourse Secured Debt for fraud, misapplication of funds, waste, environmental indemnities, prohibited transfers, failure to pay taxes, non-compliance with “separateness” covenants, voluntary bankruptcy, collusive involuntary bankruptcy and other exceptions to non-recourse liability that are either customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate or approved by JPMorgan Chase Bank, N.A.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default Rate” means the annual rate of interest determined by the Agent to be equal to the aggregate of 3% and LIBOR for periods of such duration as the Agent may, after consultation with the Banks, determine from time to time.

“Designated Parties List” means the Specially Designated Nationals List, the Sectoral Sanctions Identifications List and the Foreign Sanctions Evaders List maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any similar list of sanctioned persons or entities maintained by any Authority.
“Deposit Accounts” means the ING Deposit Accounts and “Deposit Account” means any one of them.
“Derivative” means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Derivative Obligations” means obligations under or with respect to any Derivative.
“Disclosed Matters” means any matters disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by the Guarantor with the SEC or any press release required to be issued by the Guarantor pursuant to any Law during the period from and including 1 January 2012 to and including the Effective Date.
“Disclosed Tax Matters” means any matters relating to Taxes set forth or accounted for in the “Federal Income Taxes” or “Income Taxes” notes, as applicable, to the Guarantor’s consolidated financial statements in any Form 10-Q or 10-K filed by the Guarantor with the SEC during the period from and including 1 January 2010 to and including the Effective Date.
“Disqualified Stock” means any Equity Interest in any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:

(a)
matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case other than solely for capital stock in such Person that does not constitute Disqualified Stock and cash in lieu of fractional shares of such capital stock and at any time on or prior to the first anniversary of the last day of the Commitment Period; or

(b)
is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in paragraph (a) above (other than solely for capital stock in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such capital stock), in each case at any time prior to the first anniversary of the last day of the Commitment Period;

provided, however, that capital stock in any Person that would not constitute Disqualified Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such capital stock upon the occurrence of a disposition or a change of control shall not constitute Disqualified Stock if any such requirement becomes operative only after repayment in full of all obligations in respect of the Letters of Credit and all other obligations that are accrued and payable.
“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the transactions contemplated by the Finance Documents, which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“Dollars” or “$” means the lawful currency from time to time of the United States.

“Dollar Cash Collateral” means Collateral that is deposited in any of the Deposit Accounts and which is denominated in Dollars.
“Dollar Exposure” means, in relation to any Bank, the aggregate exposure of that Bank under the Letters of Credit that are denominated in Dollars.
“Domestic Subsidiary” means any Subsidiary of the Guarantor other than a Foreign Subsidiary.
“ECA” means the Economic Capital Assessment required under the Lloyd's Rules to be calculated by each Syndicate by reference to the SCR of that Syndicate.
“Effective Date” means the date on which the Agent confirms that it has received (or waived its requirement to receive) the documents and evidence described in Schedule 1 (Conditions Precedent Documents and Evidence) of the Amending and Restating Agreement in form and substance satisfactory to it.
“Eligible Collateral” means cash or assets meeting a description set out in Schedule 11 (Eligible Collateral).
“Eligible Currency” means Sterling, Euros, Dollars and any other currency agreed by all of the Banks.
“Eligible Investments” means (a) Permitted Investments, (b) investments in debt and/or equity securities, (c) investments in loan portfolios, (d) investments in derivatives and other financial instruments and (e) Repurchase Agreements.
“Environmental Laws” means all federal, state, local, municipal and foreign Laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, injunctions, permits, directives, orders (including consent orders), and legally binding requirements of any Governmental Authority, in each case concerning the protection of the environment, natural resources and human health and safety as it relates to any Hazardous Materials, or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to, Hazardous Materials, in each case not relating to or arising out of the insurance or reinsurance activities of the Group.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of (a) actual or alleged noncompliance with any Environmental Law, (b) the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which a liability or obligation is assumed or imposed with respect to any of the foregoing, provided that Liabilities of the type described above arising out of the obligation of any Regulated Insurance Company with respect to its insurance operations shall not constitute “Environmental Liabilities” hereunder.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interest in any Person, and any option, warrant or other right entitling the holder to purchase or otherwise acquire any of the foregoing.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means the Account Party and any trade or business (whether or not incorporated) that, together with the Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means:

(a)	any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived);

(b)	any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived;

(c)	the determination that any Plan is in “at-risk status” (within the meaning of Section 412(c) of the Code and Section 302(d) of ERISA);

(d)	the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;

(e)
the incurrence by the Guarantor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Guarantor or any of its ERISA Affiliates from any Plan or Multiemployer Plan;

(f)
the receipt by the Guarantor or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;

(g)	the requirement that a Plan provide a security pursuant to Section 436(f)(i) of the Code or the utilisation by a Plan of the provision of a security pursuant to Section 436(f) of the Code;

(h)
the receipt by the Guarantor or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Guarantor or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganisation, within the meaning of Title IV of ERISA;

(i)
the Guarantor or any of its Subsidiaries engaging in a “prohibited transaction” with respect to a Plan for which the Guarantor or its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Guarantor or any such Subsidiary could otherwise be liable;

(j)	any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Guarantor or its Subsidiaries under Title IV of ERISA; or

(k)	any Foreign Benefit Event.
“Euros” or “€” means the lawful currency from time to time of the member states of the European Union that adopt the single currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Event of Default” means any of the events listed in Clause 16.1.
“Existing Debentures” means, collectively, the following:

(a)	the fixed/floating rate junior subordinated deferrable interest debentures due 2037 of the Guarantor in the original aggregate principal amount of $40,000,000;

(b)	the fixed/floating rate junior subordinated deferrable interest debentures due 2036 of the Guarantor in the original aggregate principal amount of $30,000,000;

(c)	the fixed/floating rate junior subordinated deferrable interest debentures due March 2035 of the Guarantor in the original aggregate principal amount of $25,000,000;

(d)	the fixed/floating rate junior subordinated deferrable interest debentures due June 2035 of the Guarantor in the original aggregate principal amount of $25,000,000;

(e)	the fixed/floating rate junior subordinated deferrable interest debentures due September 2033 of the Guarantor in the aggregate principal amount of $10,000,000;

(f)	the fixed/floating rate junior subordinated deferrable interest debentures due October 2033 of the Guarantor in the aggregate principal amount of $20,000,000;

(g)	the fixed/floating rate junior subordinated deferrable interest debentures due December 2036 of the Guarantor in the aggregate principal amount of $20,000,000;

(h)	the fixed/floating rate junior subordinated deferrable interest debentures due June 2037 of the Guarantor in the aggregate principal amount of $25,000,000; and

(i)	the fixed/floating rate junior subordinated deferrable interest debentures due September 2037 of the Guarantor in the aggregate principal amount of $15,000,000, in each case with respect to the foregoing, issued to TOPS Trust pursuant to the applicable Existing Indenture, and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.
“Existing Indentures” means the indentures governing the Existing Debentures, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Existing Notes” means the Guarantor’s 5.50% Convertible Senior Notes due 2021 issued under the Existing Notes Indenture.

“Existing Notes Indenture” means an Indenture governing the Existing Notes dated December 21, 2011, by and between the Guarantor and The Bank of New York Trust Company, N.A., as supplemented by the first Supplemental Indenture, dated December 21, 2011, by and between the same two parties.

“Existing Structured Securities” means, collectively, (a) each of the Existing Debentures, (b) the common securities issued by the applicable TOPS Trust to the Guarantor in connection with such Existing Debentures, (c) the trust preferred securities issued by the applicable TOPS Trust in connection with such Existing Debentures having substantially similar terms as such Existing Debentures and (d) the Guarantees with respect to the trust preferred securities issued in connection with the Existing Debentures and any other guarantee agreement executed and delivered by the Guarantor with respect to such issued trust preferred securities, all of the foregoing as described in either (x) the Guarantor’s Form 8-K filed by the Guarantor with the SEC on March 22, 2007, or (y) Amendment No. 5 to the Guarantor’s Form S-1 filed by the Guarantor with the SEC on November 8, 2006, as the case may be, and all of the foregoing in clauses (a), (b), (c) and (d) above as may be further amended, amended and restated, supplemented or otherwise modified from time to time.
“Facility” means the letter of credit facility of up to £455,000,000 (or the Sterling Equivalent Amount thereof determined at the date of each utilisation) to be made available by the Banks to the Account Party under this Agreement.
“FAL” means Funds at Lloyd’s supporting underwriting as a member of a Syndicate or the Syndicates for any applicable year of account as required by Lloyd’s pursuant to Lloyd’s Rules;
“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;
“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; and

(b)
in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019, or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement;
“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA;
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction;
“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction;
“FATCA Protected Bank” means any Bank irrevocably designated as a “FATCA Protected Bank” by the Account Party by notice to that Bank and the Agent at least three months prior to the earliest FATCA Application Date for a payment by a Party to that Bank (or to the Agent for the account of that Bank);

“FCA” means the United Kingdom Financial Conduct Authority and any predecessor or successor body or bodies;

“Fee Letter” means a fee letter dated on or about the date hereof under which the Account Party undertakes to pay fees to any Finance Party.

“Finance Document” means this Agreement, the Amending and Restating Agreement, any Security Document, any Deed of Accession, any fee letter entered into between any Finance Party and any Obligor in connection with this Agreement, and any other agreement or document which is from time to time specified as a Finance Document by the Agent and the Account Party.
“Finance Party” means each Bank, the Agent, the Issuing Bank, the Security Trustee and each Lead Arranger.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Strength Rating” means, in relation to any entity, the financial strength rating from time to time ascribed to it by AM Best.

“FNC” means First Nonprofit Companies, an Illinois corporation, and a Subsidiary of the Guarantor, together with all of its Subsidiaries.
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan:

(a)	the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority;

(b)	the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments;

(c)
the receipt of a notice by a Governmental Authority relating to the intention to terminate such Foreign Pension Plan or to appoint a trustee or similar official to administer such Foreign Pension Plan, or alleging the insolvency of such Foreign Pension Plan;

(d)
the incurrence of any liability by the Guarantor or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein; or

(e)
the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the Guarantor or any of its Subsidiaries, or the imposition on the Guarantor or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Pension Plan” means any benefit plan maintained outside of the U.S. primarily for the benefit of employees working outside the U.S. that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” means any Subsidiary of the Guarantor which is organised under the laws of any jurisdiction outside of the United States and its territories, possessions and associated commonwealths.
“Full Collateralisation Date” has the meaning given in Clause 11.2 (Full Collateralisation Date).

“Full Collateralisation Event” has the meaning given in Clause 11.3 (Full Collateralisation Events).
“Funds at Lloyd’s” has the meaning given in paragraph 16 of Lloyd’s Membership Byelaw (No. 5 of 2005).
“GAAP” means Generally Accepted Accounting Principles, which means in the case of the Guarantor and the Account Party, US GAAP, and in the case of the Corporate Members, UK GAAP.
“GIC” means a guaranteed investment contract or funding agreement or other similar agreement issued by an Obligor that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.
“Governmental Authority” means any federal, state, local, municipal or foreign court or governmental agency, authority, instrumentality, regulatory body (including any board of insurance, insurance department or insurance commissioner), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, where applicable, any US entity).
“Group” means the Guarantor and its Subsidiaries from time to time, and “member of the Group” shall be construed accordingly.
“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect:

(a)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation;

(b)	to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation; or

(c)
to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation;

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Handbook” means the PRA Rulebook of Rules and Guidance and/or the FCA Handbook of Rules and Guidance, as applicable (each as amended from time to time);
“Hazardous Materials” means any pollutant, contaminant, waste or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, coal ash, radon gas, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorohydrocarbons, and any substance, waste or material regulated under any Environmental Law.
“HM Treasury” means The Lords Commissioners of Her Majesty’s Treasury.
“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary;

“Indebtedness” of any Person means, without duplication:

(a)	all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, including, for the avoidance of doubt, promissory notes;

(b)	all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)	all obligations of such Person upon which interest charges are customarily paid or accrued;

(d)	all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(e)
all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days);

(f)
all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of such property;

(g)	all Capital Lease Obligations and synthetic lease obligations of such Person;

(h)
all obligations, contingent or otherwise, of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(i)
the redemption price of all redeemable preferred stock of such Person (but not accrued dividends on any preferred stock), but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Maturity Date; and

(j)	all Guarantees (other than Non-Recourse Secured Debt Guarantees) by such Person in respect of Indebtedness or obligations of others of the kinds referred to in Clauses (a) through (i) above.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“ING” means ING Bank N.V., London Branch, a bank incorporated in The Netherlands and acting through its office at 8-10 Moorgate, London EC2R 6DA.
“ING Account Security Deeds” means:

(a)
the account security deeds dated 26 November 2013, 24 November 2015 and 3 November 2016 between the Guarantor and the Security Trustee creating security in favour of the Security Trustee over an account of the Guarantor held on the books of ING Bank N.V., London Branch; and

(b)
the account security deeds dated 14 April 2016 and 3 November 2016 and on or around the Effective Date between the Account Party and the Security Trustee creating security in favour of the Security Trustee over a sterling account and a dollar account of the Account Party held on the books of ING Bank N.V., London Branch.

“ING Deposit Accounts” means the accounts on the books of ING Bank N.V., London Branch which are the subject of the ING Account Security Deeds, and includes any additional account opened in accordance with that deed.
“Insolvency Event” means any of the events listed in Clause 16.1(g) (Insolvency Events).
“Insurance Business” means one or more aspects of the business of issuing or underwriting insurance or reinsurance and other businesses reasonably related thereto.
“Insurance Product” means any product provided by an insurer or service contract provider in its insurance or warranty business whereby such insurer or service contract provider undertakes to pay or indemnify another as to loss from certain specified contingencies or perils called “risks” or to pay or grant a specified amount or determinable benefit in connection with ascertainable risk contingencies or to act as a surety, including, without limitation, reinsurance agreements, reinsurance treaties, reinsurance pools, property and casualty insurance products, accident and health insurance products, life insurance products, surety bonds, specialty risk insurance programs, warranty programs, insurance loss portfolio transfers and any other insurance or reinsurance product related to the acceptance of risk or commitment to pay or indemnify another for specific types of losses.

“Interpolated Screen Rate” means, in relation to LIBOR for any relevant period, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than that period; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds that period, each as at or about 11.00 a.m. two Business Days before the commencement of that period for the offering of deposits in the relevant currency in an amount comparable to the relevant sum (as the case may be) and for a period comparable to that period.
“Investment” means to purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interest, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, make or permit any capital contribution to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or a substantial part of the business of, such Person.
“Investment Policy” means the investment policy of the Guarantor as in effect from time to time.
“IRS” means the U.S. Internal Revenue Service.
“Issuance Date” means, in relation to a Letter of Credit, the Banking Day on which a Corporate Member (or the Account Party on its behalf) specifies in the relevant Application that it wishes to arrange for a Letter of Credit to be issued by the Issuing Bank or (as the context requires) the date on which that Letter of Credit is actually issued by the Issuing Bank.
“Issuing Bank” means ING Bank N.V., London Branch, a bank incorporated in The Netherlands and acting through its office at 60 London Wall, London, EC2M 5TQ in its capacity as issuing bank for each Letter of Credit.
“ITA” means the Income Tax Act 2007.
“Junior Subordinated Debentures” means, collectively, the following:

(a)	the Existing Debentures; and

(b)	any other subordinated debentures which:

(i)
by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable at the option of the holder thereof), or upon the happening of any event mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the sole option of the holder thereof on or after the Maturity Date;

(ii)	are issued pursuant to the Existing Indentures;

(iii)	are issued to a TOPS Trust which issues to investors, simultaneously with the issues of such debentures, trust preferred securities having substantially similar terms as such debentures;

(iv)	mature after, and do not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 367 days after the Maturity Date; and

(v)	are reasonably acceptable to the Agent,
in each case with respect to foregoing in Clause (b) above, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Law” means any law (including common or customary law), statute, constitution, decree, judgment, directive, byelaw, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court, all international, foreign, federal, state and local treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licences, authorisations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lead Arrangers” means each of ING Bank N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch, as joint lead arrangers and their respective successors and assigns;
“Lender Confirmation Date” means the date on which the Agent has received written confirmation from the Guarantor that:

(a)
the “Consolidated Fixed Charge Coverage Ratio” financial covenant set forth in Section 6.14(c) of the Credit Agreement dated 12 September 2014 between, among others, the Guarantor, certain lenders and JP Morgan Chase Bank N.A. (or any successor or replacement) as administrative agent (as such agreement may be amended, varied, restated, supplemented, refinanced or replaced from time to time) has been amended to provide that the Guarantor shall not permit such “Consolidated Fixed Charge Coverage Ratio” as of the end of any fiscal quarter of the Guarantor to be less than 2.0 to 1.0; and

(b)
as a result of the change to the Consolidated Fixed Charge Coverage Ratio contemplated in Clause 15.4, on the date thereof the “Consolidated Fixed Charge Coverage Ratio” referred to in the letter of credit and reimbursement agreement dated as of 29 September 2017 between the Account Party, the Guarantor and BMO Harris Bank N.A. (as such agreement may be amended, varied, supplemented, refinanced or replaced from time to time) will be subject to an identical amendment.

“Letter of Comfort” means a letter of comfort delivered in accordance with Clause 3.7 (Letter of Comfort);
“Letter of Credit” means any letter of credit issued by the Issuing Bank (on behalf of the Banks) at the request of the Account Party pursuant to this Agreement.
“LIBOR” means, in relation to any relevant period:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for that period, the Interpolated Screen Rate for that period; or

(c)	if no Screen Rate is available for that period and it is not possible to calculate an Interpolated Screen Rate for that period, the Reference Bank Rate, at or about 11.00 a.m. two Business Days before the commencement of that period for the offering of deposits in the relevant currency in an amount comparable to the relevant sum (as the case may be) and for a period comparable to that period and, if that applicable Screen Rate, Interpolated Screen Rate or Reference Bank Rate is below zero, LIBOR will be deemed to be zero.
“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Lloyd’s” means the Society incorporated by Lloyd’s Act 1871 by the name of Lloyd’s.
“Lloyd’s Rules” means:

(a)	Lloyd’s Acts 1871-1982 and the byelaws and regulations of Lloyd’s applicable and in force from time to time; and

(b)
the rules and regulations of the Financial Conduct Authority or the Prudential Regulation Authority, as applicable (or any successor thereto), which may apply to Lloyd’s or managing agents at Lloyd’s from time to time.

“Maiden Debt” means all Indebtedness and other obligations and liabilities of the Account Party to Maiden Reinsurance under a loan agreement between the Guarantor and Maiden Reinsurance, pursuant to which Maiden Reinsurance lends funds to the Account Party from time to time for the amount of the obligations of the Guarantor’s U.S., Irish and U.K. insurance companies (the “AmTrust Ceding Insurers”) that the Account Party is obligated to secure, not to exceed an amount equal to Maiden Reinsurance’s proportionate share of such obligations to such AmTrust Ceding Insurers in accordance with certain quota share reinsurance agreements, all of the foregoing as described in the Guarantor’s Form 10-Q filed by the Guarantor with the SEC on November 9, 2015, as such loan agreement and any other documents entered into in connection therewith may be amended from time to time.
“Maiden Reinsurance” means Maiden Reinsurance, Ltd., a company organised under the laws of Bermuda and a wholly-owned subsidiary of Maiden Holdings, Inc., a Bermuda insurance holding company.
“Majestic” means Majestic Insurance Company, a California corporation.
“Majority Banks” means:

(a)
if there are no Letters of Credit then outstanding, a Bank or Banks whose Commitments aggregate more than 66 2⁄3% of the Aggregate Commitment (or, if the Aggregate Commitment has been reduced to zero, aggregated more than 66 2⁄3% of the Aggregate Commitment immediately prior to the reduction); or

(b)	at any other time, a Bank or Banks whose participations in the Letters of Credit then outstanding aggregate more than 66 2⁄3% of all the Letters of Credit then outstanding.
“Managing Agent” means AmTrust Syndicates Limited.
“Managing Agent’s Undertaking” means an undertaking to be executed by AmTrust Syndicates Limited in respect of each Syndicate with respect to notification of cash calls on each of the Syndicates, in a form acceptable to the Agent.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States.
“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole;

(b)	the ability of the Obligors to perform their payment obligations under the Finance Documents; or

(c)	the validity or enforceability of any of the Finance Documents or the rights or remedies of the Agent and the Banks thereunder.

“Maturity Date” means 31 July 2022.
“Moody’s” means Moody’s Investors Service Limited (or any successor to its rating business).
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Solvency Shortfall” or “Solvency Deficit” each has the meaning given to the term “solvency shortfall” in Lloyd’s Definitions Byelaw (No. 7 of 2005).
“Net Worth” means, as to any Person, the sum of its capital stock (including its preferred stock), capital in excess of par or stated value of shares of its capital stock (including its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but, in the case of the Guarantor excluding all accumulated other comprehensive income (or loss) as shown on the most recent consolidated balance sheet of the Guarantor delivered to the Agent pursuant to Clause 14.4 (c)(i) (Audited Financial Statements).
“Non-Recourse Secured Debt Guarantees” means Guarantees in respect of Permitted Non-Recourse Secured Debt, where liability of the guarantor is limited to Customary Recourse Exceptions.
“Obligations” means (a) all obligations of the Guarantor or the Account Party from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) on the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding), of the Guarantor or the Account Party under this Agreement and the other Finance Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Guarantor or the Account Party under or pursuant to this Agreement and the other Finance Documents.
“Obligor” means each of the Account Party, the Guarantor and each Corporate Member that is party to this Agreement.
“Outstanding Indebtedness” means, without double counting, the aggregate of the maximum amounts for which the Banks are or may be liable, actually or contingently, under all Letters of Credit and the actual and contingent obligations of the Obligors to the Finance Parties in respect of such amounts, and all other sums of money whatsoever from time to time due or owing, actually or contingently, to the Finance Parties under or pursuant to the Finance Documents, and with respect to a particular Letter of Credit “Outstanding Indebtedness with respect to that Letter of Credit” or any similar phrase shall be construed accordingly.
“Own Funds” has the meaning given in the Handbook.
“Party” means any party to the Finance Documents.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor performing similar functions.
“Permitted Acquisition” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Guarantor or any of its Subsidiaries of (a) all or substantially all of the property of any Person, or of any business, book of business, business unit or division of any Person or (b) Equity Interests of any Person, and otherwise causing such Person to become a Subsidiary, if each of the following conditions is met:

(a)
in the case of the acquisition of Equity Interests of such Person, upon the consummation thereof, such acquired Person or any Person formed in connection with such acquisition shall be a Subsidiary of the Guarantor;

(b)
in the case of the acquisition of all or substantially all of the property of or of any business, business unit or division of any Person, in each case, upon the consummation thereof, such property, business, business unit or division shall be wholly-owned directly by the Guarantor or one or more Subsidiaries of the Guarantor;

(c)	no Potential Event of Default then exists or would result therefrom;

(d)	after giving effect to such acquisition on a Pro Forma Basis, the Guarantor shall be in compliance with Clause 15.4 as of the last day of the Test Period most recently ended;

(e)	[intentionally omitted];

(f)
the Person or business to be acquired shall be, or shall be engaged in, a business of the type that the Guarantor and its Subsidiaries are permitted to be engaged in under Clause 14.2(y), and the property to be acquired is to be used in a business of the type that the Guarantor and its Subsidiaries are permitted to be engaged in under Clause 14.2(y);

(g)	the Board of Directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(h)	transactions in connection therewith shall be consummated in accordance with all applicable requirements of Law; and

(i)
at least 5 Business Days prior to the proposed date of consummation of the transaction involving consideration in excess of $300,000,000, the Guarantor shall have delivered to the Agent a certificate of a Financial Officer of the Guarantor certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect.
“Permitted Call Spread Derivative” means one or more Derivatives pursuant to which an Obligor:

(a)
acquires a call option requiring the counterparty thereto to deliver to such Obligor shares of common stock of such Obligor, the cash value of such shares or a combination thereof from time to time upon exercise of such option; and/or

(b)	issues to the counterparty thereto warrants to acquire common stock of such Obligor.
in each case entered into by such Obligor concurrently with the issuance of Permitted Convertible Notes; provided that:

(i)
the terms, conditions and covenants of each such Derivative shall be such as are typical and customary for Derivatives of such type (as determined by the Board of Directors of the Obligor in good faith); and

(ii)
in the case of paragraph (b) above, each such Derivative, at the time of execution, would be classified as an equity instrument in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, or any successor thereto (including pursuant to the Accounting Standards Codification), and the settlement of such Derivative does not require such Obligor to make any payment in cash or cash equivalents that would disqualify such Derivative from so being classified as an equity instrument.

“Permitted Convertible Notes” means any unsecured notes issued by an Obligor that are convertible into common stock of such Obligor, cash or any combination thereof; provided that the Indebtedness thereunder satisfies the following requirements:

(a)	both immediately prior to and after giving effect (including pro forma effect) thereto, no Potential Event of Default or Event of Default shall exist or result therefrom;

(b)
such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 367 days after the Maturity Date (it being understood that the settlement of any early conversion as a result of circumstances described in Section 4.01 in effect as of the Effective Date (“Right to Convert”) of the Existing Notes Indenture or (ii) required repurchase following a “Fundamental Change” (as defined in the Existing Notes Indenture in effect as of the Effective Date) (i.e. prior to the stated maturity date of the Indebtedness) of any Permitted Convertible Notes in accordance with the terms thereof shall not be considered a maturity, scheduled amortization or other scheduled payment of principal prior to the date that is 367 days after the Maturity Date);

(c)	such Indebtedness is not guaranteed by any Subsidiary of such Obligor; and

(d)	the aggregate principal amount of Indebtedness permitted to be issued or incurred under this definition shall not exceed $200,000,000 at any time outstanding.
“Permitted Encumbrances” means:

(a)
Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(c)	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(d)
Liens given in lieu of surety, stay or appeal bonds or deposits required by law or any governmental regulations, court order or judgment as a condition to the transaction of business or the exercise of any right, privilege or license;

(e)	Liens securing judgments not constituting an Event of Default under Clause 16.1(i) (Final Judgment);

(f)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Guarantor or any Subsidiary of the Guarantor;

(g)
Liens granted in the ordinary course of business and consistent with past practices on invested assets pursuant to trust, withheld balances or other security arrangements in connection with (i) reinsurance policies entered into in the ordinary course of business or (ii) regulatory requirements;

(h)	Liens granted or arising in the ordinary course of business under or in connection with Insurance Products; and

(i)
Liens created by the Guarantor or any Subsidiary of the Guarantor in the ordinary course of business over deposits or investments pursuant to statutory or regulatory requirements of any Applicable Insurance Regulatory Authority as a condition to obtaining or maintaining any licenses issued by it or to satisfy regulatory capital or other financial responsibility requirements.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Intercompany Pledge” means Liens granted by the Guarantor or any of its Subsidiaries in favour of one or more of the Guarantor's Subsidiaries securing Indebtedness permitted by Clause 14.2(s)(vi).

“Permitted Investments” means:

(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)	investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)
investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)
fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)
money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f)
in the case of Subsidiaries doing business outside of the United States, investments that are substantially similar, and of comparable credit quality, to those set forth in clauses (a) through (e) above.

“Permitted Majestic Acquisition” means the acquisition by the Guarantor of the renewal rights to Majestic’s workers’ compensation insurance business in consideration, in part, of the assumption by the Guarantor of all of Majestic’s liabilities under outstanding workers’ compensation insurance policies (including federal longshore and harbour workers’ compensation act (“USL&H”) policies) through a loss portfolio transfer and quota share reinsurance agreement by which the Guarantor will receive from Majestic cash and invested assets in an amount equal to Majestic’s reserves for such liabilities, as adjusted in the agreement. It is understood and agreed that, as required by law, a significant portion of Majestic’s assets to be received by the Guarantor are on deposit with the State of California, other US states and the US Department of Labor as security for its obligations to workers’ compensation and USL&H policyholders and will continue to be on deposit following the consummation of the Permitted Majestic Acquisition.
“Permitted Majestic Indebtedness” means the reimbursement obligations of the Guarantor under the letter of credit facility established by the Guarantor as a result of the Permitted Majestic Acquisition for the sole purpose of complying with the deposit requirements of the State of California and the US Department of Labor as security for the Guarantor’s obligations to workers’ compensation and USL&H policyholders in connection with the business acquired by the Guarantor pursuant to the Permitted Majestic Acquisition.
“Permitted Majestic Liens” means the Liens encumbering the cash or investment assets of the Guarantor that secure the Permitted Majestic Indebtedness (but excluding, for the avoidance of doubt, any other Indebtedness or other obligations other than customary margin requirements in respect of letter of credit facilities similar to the Permitted Majestic Indebtedness).
“Permitted Nationale Borg Acquisition” means the acquisition by AmTrust International Limited, a Subsidiary of the Guarantor, of 100% of the issued and outstanding stock of N.V. Nationale Borg-Maatschappij and its subsidiaries (“Nationale Borg”), all of which will become Subsidiaries of the Guarantor at closing. It is understood and agreed that post acquisition, Nationale Borg will remain liable under four different letter of credit facilities pursuant to which trade related guarantees and comparable standby letters of credit are issued primarily to secure obligations owing by Nationale Borg to third parties in the ordinary course its business. The aggregate face amount of all trade related guarantees and comparable standby letters of credit that may be issued under three of these four facilities is €76,650,000 and under the fourth facility is U.S. $2.2 million. One of the letter of credit facilities, with a maximum capacity of €1,650,000, is fully cash collateralized through a deposit account maintained with the letter of credit issuer (the “Nationale Borg Retained Liabilities”).
“Permitted Nationale Borg Indebtedness” means the reimbursement obligations of the Guarantor, AmTrust International Limited, a Subsidiary of the Guarantor, or Nationale Borg once it becomes a Subsidiary of the Guarantor, under the Nationale Borg Retained Liabilities in connection with the business acquired by AmTrust International Limited pursuant to the Permitted Nationale Borg Acquisition.
“Permitted Non-Recourse Secured Debt” means secured Indebtedness of the Guarantor or any Subsidiary of the Guarantor incurred in order to purchase or develop real property or to finance the construction or improvement of real property or to purchase furniture, fixtures or other equipment for real property (or any other related Indebtedness of the Guarantor or any Subsidiary of the Guarantor and any refinancing thereof) so long as (i) the payment of such Indebtedness is non-recourse to the Guarantor or any Subsidiary of the Guarantor or any such Person’s assets (except for Customary Recourse Exceptions and other than as provided in the following clause (v)), either as a result of the structure of, or a contractual provision applicable to, such Indebtedness, (ii) the principal amount of Indebtedness related to such real property and related assets does not exceed the cost of purchasing, developing, constructing or improving such real property and/or related assets, (iii) the aggregate outstanding principal amount of all Permitted Non-Recourse Secured Debt shall not at any time exceed an amount equal to 7.5% of the total cash and Eligible Investments maintained by the Guarantor at such time, (iv) neither the Guarantor nor any Subsidiary of the Guarantor shall have guaranteed such Indebtedness (other than with respect to Non-Recourse Secured Debt Guarantees) or shall otherwise be obligated in respect thereof (other than to the extent of any security therefor permitted by the following clause (v)) and (v) any Liens securing such Indebtedness shall (A) be limited to (1) such real property and/or related assets purchased, developed, constructed or improved by the Guarantor or such Subsidiary of the Guarantor (and any income generated from such real property and/or related assets and proceeds thereof) or (2) the Equity Interests of the Subsidiary of the Guarantor purchasing, developing, constructing or improving such real property and/or related assets, so long as such real property and/or related assets are the sole assets of such Subsidiary and (B) not apply to any other property or assets of the Guarantor or any Subsidiary of the Guarantor.
“Permitted Qualifying Subordinated Indebtedness” means:
(a) unsecured Indebtedness of the Guarantor; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, (1) no Potential Event of Default or Event of Default shall exist or result therefrom and (2) the Guarantor shall be in compliance with all of the covenants set forth in Clauses 15.2 to 15.5 inclusive, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 367 days after the Maturity Date, (iii) save for (b) below, such Indebtedness is not guaranteed by any Subsidiary of the

Guarantor and (iv) such Indebtedness shall be expressly subordinated to the Obligations on terms reasonably acceptable to the Agent; and

(b) guarantees by any Subsidiary of the Guarantor of the Indebtedness described in clause (a), provided such guarantees are expressly subordinated to the Obligations on terms reasonably acceptable to the Agent.
“Permitted Tax Incentive Financing Transactions” means the transactions described in Schedule 13.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Guarantor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Potential Event of Default” means an event or circumstance which, with the giving of any notice, lapse of time, determination of the Agent in accordance with the relevant provisions of this Agreement and the other Finance Documents or satisfaction of any other condition would constitute an Event of Default.
“PRA” means the United Kingdom Prudential Regulation Authority and any predecessor or successor body or bodies;
“Primary FAL” means in relation to a Corporate Member and a year of account, any FAL other than a Letter of Credit.
“Pro Forma Basis” means on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Agent.
“Purchase Money Obligations” means for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any such assets and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such assets by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.
“Quasi-Security” means an arrangement or transaction described in Clause 14.2(p)(ii).
“Quotation Day” means in relation to any period for which an interest rate is to be determined, the day falling two Business Days before the first day of that period.
“RDS” means a realistic disaster scenario prescribed from time to time by Lloyd’s and in respect of which, pursuant to Lloyd’s Rules, the Managing Agent of each Syndicate is obliged to prepare and submit to Lloyd’s a report.
“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as either:

(a)	if:
(i)    the Reference Bank is a contributor to the applicable Screen Rate; and

(ii)    it consists of a single figure:

the rate applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured funding wholesale funding market.
“Reference Banks” means such banks as may be appointed by the Agent in consultation with the Account Party.

“Regulated Insurance Company” means any Subsidiary of the Guarantor that is an authorised or admitted insurance carrier that transacts Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.
“Regulation S-X” means Regulation S-X under the Securities Act of 1933, as amended.
“Release” means any release, spill, emission, leaking, dumping, pumping, emptying, escaping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, at, to, under, from or upon any building, structure, facility or fixture.
“Release Test” means any assessment carried out by Lloyd’s to determine whether the amount of FAL held on behalf of a Corporate Member is sufficient, and how much (if any) additional FAL must be provided and how much (if any) existing FAL may be released.
“Relevant Jurisdiction” means for any Obligor:

(a)	the jurisdiction of incorporation of such Obligor;

(b)	the jurisdiction of the principal office of such Obligor; and

(c)	the jurisdiction whose laws govern the Security Documents, or the perfection of the security interests provided therein.
“Repeating Representations” means each of the representations set out in Clause 13 (Representations and Warranties) other than the representations in Clause 13.8 (No litigation current or pending), Clause 13.12 (Change in Disclosed Matters), Clause 13.15 (No Material Adverse Effect), Clause 13.17(a) (Truth of financial and other information), Clause 13.23 (No liability to withholding or deduction), Clause 13.30 (Sanctions), Clause 13.32 (Secured Account) and Clause 13.33 (Deposit Accounts).
“Repurchase Agreement” means a repurchase agreement entered into by the Guarantor from time to time pursuant to which the Guarantor shall have sold securities to a third party and has agreed to repurchase such security at a specified time in the future; provided that such repurchase agreement shall have been entered into by the Guarantor solely in connection with the Guarantor’s investment portfolio and in accordance with the Investment Policy of the Guarantor.
“Repurchase Liability” means, at any date of determination, the liability of the Guarantor to purchase securities in the market that are identical to those securities it borrowed and sold pursuant to Repurchase Transactions (it being understood that such liability shall be measured based on the then market value of such security).
“Repurchase Transaction” means a repurchase transaction in which the Guarantor borrows a security and delivers it to a purchaser and at a later date, the Guarantor purchases the identical security in the market to replace the borrowed security; provided, that such transaction shall have been entered into by the Guarantor solely in connection with the Guarantor’s investment portfolio and in accordance with the Investment Policy of the Guarantor.
“Required Collateral Amount” means:

(a)	the Applicable Collateral Percentage of the Sterling Equivalent Amount of the sum of:

(i)	the face amount of all issued Letters of Credit, and

(ii)
any amount by which (i) will be increased following the issue of any Letter of Credit which is the subject of an outstanding Application or following an increase in the amount of any Letter of Credit requested under Clause 3.12 (Changes to issued Letters of Credit); plus

(b)	except where the Applicable Collateral Percentage is 100 per cent:

(i)
the Sterling Equivalent Amount of 100 per cent of the amount of any Net Solvency Shortfall attributable to any Corporate Member on any open year of account less the amount of any cash or other assets deposited into the personal reserves of such Corporate Member which are treated by Lloyd’s as available to meet that Net Solvency Shortfall; plus

(ii)	the amount by which the Sterling Equivalent Amount of the face amount of all issued Letters of Credit exceeds £455,000,000; plus

(iii)	the amount of any increases resulting from Clause 7.11(b) or Clause 21.3 (Immediate collateralisation).
“Responsible Officer” of any Person means any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligation of such Person in respect of this Agreement.
“Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Account Party.
“Scotia” means The Bank of Nova Scotia, London Branch, a bank incorporated in Canada and acting through its office at 201 Bishopsgate, London EC2M 3NS.
“SCR” means the Solvency Capital Requirement applicable to a Syndicate (or, in the case of a Corporate Member, the notional SCR applicable to that Corporate Member), in each case calculated in accordance with requirements set out in the Handbook and Lloyd's Rules.
“SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.
“Secured Account” means the account or accounts identified in the Security Agreement as being the subject of the pledge and security thereunder.
“Secured Portion” means the Sterling Equivalent Amount of the Applicable Collateral Percentage of the aggregate outstanding amount available to be drawn down under the Letters of Credit.
“Security” means a mortgage, charge (whether fixed or floating), pledge, lien, trust, hypothecation, assignment or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.
“Security Agreement” means a pledge and security agreement dated 26 November 2013 between the Security Trustee and the Account Party under which the Account Party pledges to the Security Trustee its rights in respect of certain cash and assets to be held in the Secured Account.
“Security Documents” means this Agreement, any Fee Letter, the Security Agreement, the Account Control Agreement, the Account Security Deeds and the Amending and Restating Agreement, and any and every other document from time to time executed to secure, or to establish a subordination or priorities arrangement in relation to, all or any of the obligations of any Person to the Banks (or any of them) under this Agreement or any other Finance Document.
“Security Period” means the period from the date of this Agreement until the discharge of the Security created by the Security Documents by final and irrevocable repayment or payment in full of the Outstanding Indebtedness and expiry of all the Letters of Credit.
“Security Trustee” means ING Bank N.V., London Branch, a bank incorporated in The Netherlands and acting through its office at 8-10 Moorgate, London EC2R 6DA in its capacity as security trustee for the Finance Parties.
“Service and Fee EBITDA” means, for any period and for any Person, net income of such Person for such period, produced solely from services and fees generated from product warranty registration and service, servicing carriers, management services, insurance fees, broker services, asset management services, information technology services and other similar services related to the Insurance Business plus, to the extend deducted from revenues in determining such net income, (i) interest expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in net income, extraordinary gains realised other than in the ordinary course of business.

“Service Bank” means the Agent, the Issuing Bank and the Security Trustee.
“Share Purchase Agreement” means the agreement dated on 19 April 2016 for the purchase by the Guarantor of the entire issued share capital of ANV Holdings B.V. and its affiliates from Ontario Teachers’ Pension Plan;
“Solvency Statement” has the meaning given in Lloyd’s Definitions Byelaw (No. 7 of 2005).
“Sterling” or “£” means the lawful currency from time to time of the United Kingdom.
“Sterling Cash Collateral” means Collateral that is deposited in any of the ING Deposit Accounts and which is denominated in Sterling.
“Sterling Equivalent Amount” means:

(a)	in the case of any amount denominated in Sterling, that amount;

(b)
in the case of any amount denominated in a currency other than Sterling, that amount converted into Sterling at such rate of exchange as the Agent may select based on the rates of exchange used in its books, acting reasonably.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. (or any successor to its rating business).
“Strategic Investment” means (i) Investments by the Guarantor or any Subsidiary of the Guarantor in 50% or less of the Equity Interests of a Person and (ii) loans or advances by the Guarantor or any Subsidiary of the Guarantor to a Person, in the case of each of (i) and (ii), that is engaged in a business of the type in which the Guarantor and its Subsidiaries are permitted to engage under Clause 14.2(y) (Changes to Business).
“Structured Securities” means, collectively, the following: (a) the Existing Structured Securities; and (b) (i) any other Junior Subordinated Debentures, (ii) the common securities issued by TOPS Trusts to the Guarantor in connection with such other Junior Subordinated Debentures, (iii) the trust preferred securities issued by TOPS Trusts in connection with such other Junior Subordinated Debentures and having substantially similar terms as such Junior Subordinated Debentures and (iv) any guarantee executed and delivered by the Guarantor with respect to such trust preferred securities, in each case with respect to the foregoing in clause (b) above, all reasonably acceptable to the Agent and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Substantial Portion” means, with respect to the assets of the Guarantor and its Subsidiaries, assets which:

(a)
represent more than 10% of the consolidated assets of the Guarantor and its Subsidiaries as reflected in the consolidated financial statements of the Guarantor and its Subsidiaries as of December 31, 2014; or

(b)
are responsible for generating more than 10% of the consolidated net revenues or of the Consolidated Net Income of the Guarantor and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

“Swap Contract” means:

(a)
any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and

(b)
any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Swap Master Agreement”), including any such obligations or liabilities under any Swap Master Agreement;

provided that Swap Contract shall not include:

(i)	any right, option, warrant or other award made under an employee benefit plan, employment contract or other similar arrangement; or

(ii)
any right, warrant or option or other convertible or exchangeable security or other instrument issued by the Guarantor or its Subsidiaries or any Affiliate of the Guarantor or its Subsidiaries for capital raising purposes.

“Syndicate” means Lloyd’s Syndicate 1206, Lloyd’s Syndicate 2526, Lloyd’s Syndicate 44 Lloyd's Syndicate 1861 and Lloyd's Syndicate 5820.
“Syndicate Merger Date” means the later of:

(a)	the date on which the underwriting of each of Syndicates 1206 and 5820 is merged into Syndicate 1861; and

(b)	the Effective Date.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed):

(a)	that is accounted for as an operating lease under GAAP; and

(b)	in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalised amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).
“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
“Tax Deduction” means a deduction or withholding for or on account of any present or future Tax from a payment made under a Finance Document other than a FATCA Deduction.
“Tax Payment” means a payment made by an Obligor to a Bank in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document (including the amount by which a payment made by an Obligor to a Finance Party is increased under Clause 7.3 (Gross-up) or a payment under Clause 7.6 (Tax indemnity)).
“Termination Requirements” means, collectively, the occurrence of all of the following events: (A) the payment in full of the Obligations (other than unasserted contingent indemnity obligations), (B) the expiry of the Commitment Period, and (C) the termination, expiration or cancellation of all outstanding Letters of Credit.

“Test Period” means, at any time, the four consecutive fiscal quarters of the Guarantor then last ended.
“TOPS Trust” means a trust sponsored or acquired by the Guarantor or acquired, directly or indirectly, by the Guarantor or one of its Subsidiaries, in each case created for the sole purpose of issuing such trust's preferred and common securities in connection with the issuance of Junior Subordinated Debentures and which is not part of the Guarantor’s consolidated group of entities in accordance with GAAP.

“Tower Group Commercial Lines Transaction” means the loan made by the Guarantor to ACP Re Holdings, LLC (“ACP Re”) in the aggregate principal amount of $125,000,000, pursuant to an amended and restated

credit agreement dated as of September 20, 2016 by and among ACP Re, the Michael Karfunkel Family 2005 Trust, the lenders party thereto and the Guarantor, as administrative agent (as it may be amended or otherwise modified from time to time).
“Transfer Certificate” means a transfer certificate in the form set out in Schedule 3 with any modifications or amendments approved or required by the Agent.
“Transferee Bank” has the meaning given to that term in Clause 28.3.
“Transferor Bank” has the meaning given to that term in Clause 28.3.
“Unsecured Portion” means the Sterling Equivalent Amount of the aggregate outstanding amount available to be drawn down under the Letters of Credit less the Secured Portion, but not less than zero.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) of the United States of America.
“US Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.
“US Bankruptcy Law” means the US Bankruptcy Code, as amended from time to time, and any other US federal or state bankruptcy, insolvency or similar law.
“US Tax Obligor” means:

(a)	an Obligor which is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes;
“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Whole World AEP” means the whole world aggregate exceedance probability 1-in-30 metric required under Lloyd's Rules to be included in the RDS section of a Syndicate's business forecast.
“Wholly Owned Subsidiary” has the meaning given to the term “wholly-owned subsidiary” in section 1159 of the Companies Act 2006.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2	Interpretation
The following expressions shall be construed in the following manner:
“Account Party”, “Corporate Member” and “Obligor” include their administrators, successors and permitted assigns;
“approved” means approved in writing by the Agent, with the authorisation of the Majority Banks;
“assets” includes present and future properties, revenues and rights of every description;
“Bank”, “Agent”, “Security Trustee”, “Issuing Bank” and “Bank” include their respective successors and assigns;
“Clause” shall be construed as a reference to a clause hereof;
“continuing”, in relation to a Potential Event of Default, shall be construed as a reference to a Potential Event of Default which has not been remedied or waived in accordance with the terms hereof and, in relation to an Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

“Schedule” shall be construed as a reference to a schedule hereto;
“successor” of any Party shall be construed so as to include an assignee or successor in title of such Party and any Person which under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such Party under this Agreement or to which, under such laws, those rights and obligations have been transferred;
“syndicate” shall be construed as a reference to a group of members or a single corporate member underwriting insurance business at Lloyd’s through the agency of a managing agent to which a particular syndicate number is assigned by the Council of Lloyd’s;
“winding up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding up, reorganisation, dissolution, administration, arrangement, adjustment and protection or relief of debtors;
“year” shall, except when used to refer to a year of account or a financial year, be construed as a reference to a calendar year; and
“year of account” shall be construed as a Lloyd’s year of account.
1.3    Unless the context otherwise requires, words in the singular include the plural and vice versa.
1.4    References to any document include the same as varied, supplemented or replaced from time to time.
1.5    References to any document include the same as varied, supplemented or replaced from time to time.
1.6    Clause headings are for convenience of reference only and are not to be taken into account in construction.
1.7    Unless otherwise specified, references to Clauses, Recitals and Schedules are respectively to Clauses of and Recitals and Schedules to this Agreement.
1.8    In this Agreement, references to periods of “months” shall mean a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month in which such period started, provided that (a) if such period started on the last Banking Day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last Banking Day in the relevant calendar month and (b) if such numerically corresponding day is not a Banking Day, such period shall end on the next following Banking Day in the same calendar month, or if there is no such Banking Day, such period shall end on the preceding Banking Day (and “month” and “monthly” shall be construed accordingly).
1.9    A Person who is not a Party to this Agreement may not enforce, or otherwise have the benefit of, any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.
2.        THE FACILITY - GENERAL PROVISIONS

2.1	Overall Maximum Limit
The overall maximum limit of the Facility shall not exceed £455,000,000 (based on the Sterling Equivalent Amount of the face amount of the Letters of Credit determined at the date of each utilisation) and, unless the Agent (with the approval of all of the Banks) otherwise agrees in writing, no Letter of Credit shall be issued if such limit has been or would thereby be exceeded.

2.2	Banks’ Participations
Subject to the provisions of this Agreement, each Bank will participate:

(a)	in the Facility, up to an aggregate maximum principal amount not exceeding its Commitment; and

(b)	in any Letter of Credit, in the proportion which its Commitment bears to the Aggregate Commitment on the Issuance Date.
For the avoidance of doubt, no Bank is obliged to participate in Letters of Credit in an aggregate amount greater than its Commitment.

2.3	Corporate Members’ agent
The Corporate Members by executing this Agreement appoint the Account Party to act on their behalf as their agent in relation to this Agreement and irrevocably authorise the Account Party to supply all information concerning them contemplated hereby and to give any notice, demand or other communication, including an Application.

2.4	Cancellation
The Account Party may, on behalf of the Corporate Members, if it gives the Agent not less than five Banking Days’ prior notice, cancel the whole of the Facility or a part of the Facility in an amount not less than £5,000,000. Any cancellation under this Clause 2.4 shall reduce the Commitments of the Banks rateably.

2.5	Mandatory cancellation
Following the occurrence of a Full Collateralisation Event, the Agent shall, by written notice to the Account Party, declare the Commitment of each Bank, and the unutilised portion of the Facility, to be cancelled, whereupon the Commitment of such Bank and the unutilised portion of the Facility shall be cancelled and the Issuing Bank shall be under no further obligation to issue, and each Bank shall be under no further obligation to participate in the issuance of, any Letter of Credit, and any outstanding Application shall be automatically cancelled.

2.6	Position after expiry of Commitment Period
No Bank shall have any liability whatsoever to participate in a Letter of Credit to be issued after the date of the expiry of the Commitment Period, and each Letter of Credit will (subject to the terms of this Agreement) expire on 31 July 2022. Notwithstanding the foregoing, each Bank (in its absolute discretion) may, at the request of the Account Party, agree (upon such terms and conditions as they may think fit) to extend the expiry date of a Letter of Credit after 31 July 2022. Any Bank that does not agree to extend the expiry date of a Letter of Credit shall have no obligations in relation to any Letters of Credit extended pursuant to any such renewal or extension, and if a Letter of Credit is renewed or extended then the Issuing Bank shall make such amendments to the Letter of Credit as are necessary accordingly.

2.7	Obligations of Banks several
The obligations of each Bank under this Agreement and the other Finance Documents are several and, accordingly:

(a)	no Bank shall be liable for the failure of any other Bank to perform its obligations under this Agreement or any of the other Finance Documents; and

(b)
the failure of a Bank to perform any of its obligations under this Agreement or any of the other Finance Documents shall not relieve any other Bank or any Obligor from any of their respective obligations hereunder or thereunder.

2.8	Rights of Banks several
The rights and interests of each Bank under this Agreement and the other Finance Documents are several and, accordingly, notwithstanding any provision to the contrary herein or therein:

(a)	the aggregate of the amounts outstanding at any time under this Agreement and the other Finance Documents to each Bank shall be due as a separate and independent debt; and

(b)
except as otherwise stated in the Finance Documents, each Bank shall have the right to sue for any amount due and payable to it from any Obligor under this Agreement or any of the other Finance Documents and it shall not be necessary for any other Bank to be joined as an additional party in any proceedings to that end.

2.9	Restrictions on other proceedings by individual Banks

Save as provided in Clause 2.8 (Rights of Banks several), no Bank shall, except with the prior written consent of the Majority Banks, bring any proceedings against any Obligor in respect of any other claim (whether in contract, tort or otherwise) which that Bank may have under or in connection with this Agreement or any of the other Finance Documents.

2.10	Parties bound by certain actions of the Majority Banks
Every Bank shall be bound in the absence of manifest error by:

(a)	any instruction or authorisation given by the Majority Banks to the Issuing Bank, the Agent or the Security Trustee under or in connection with any Finance Document; and

(b)	any action taken (or in good faith purportedly taken) by the Issuing Bank, the Agent or the Security Trustee in accordance with such an instruction or authorisation.

2.11	Rights apply in all capacities

Where a Bank acts in the capacity of Agent, Issuing Bank, Account Bank, Security Trustee or Lead Arranger, it may exercise any rights under any Security Document that it has in one capacity for the purpose of recovering any amount due to it in another capacity under this Agreement, and may exercise rights of set-off as between any such right and any such amount.

3.	THE FACILITY - SPECIFIC PROVISIONS

3.1	Purpose
Subject to the provisions of this Agreement, the Issuing Bank (on behalf of the Banks) agrees to issue Letters of Credit which may:

(a)
form part of the Funds at Lloyd’s of ACCL to support its underwriting at Lloyd's as a member of Syndicate 2526 as constituted for the 2014 and the prior open year of account and, through an interavailability arrangement, to provide Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:

(i)    Syndicate 2526, as constituted for the 2015 and 2016 years of account;

(ii)    Syndicate 1206, as constituted for the 2017, 2016 and all prior open years of account

(iii)    Syndicate 1861, as constituted for the 2018 and 2017 years of account; and

(iv)    Syndicate 5820 as constituted for the 2017 year of account;

(b)
form part of the Funds at Lloyd's of ANV to support its underwriting at Lloyd's as a member of Syndicate 1861 and Syndicate 5820, each as constituted for the 2016 and all prior open years of account and, through an interavailability arrangement, to provide Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:

(i)    Syndicate 1861, as constituted for the 2018 and 2017 years of account; and

(ii)    Syndicate 5820 and Syndicate 1206, each as constituted for the 2017 year of account;

(c)	form part of the Funds at Lloyd's on behalf of ACML to support its underwriting at Lloyd's as a member of:

(i)	Syndicate 2526 as constituted for the 2015 and 2016 years of account; and

(ii)	Syndicate 1206 as constituted for the 2017 and all prior open years of account;

(iii)	Syndicate 1861 as constituted for the 2017 and 2018 years of account; and

(iv)	Syndicate 5820 as constituted for the 2017 year of account; and

(d)	form part of the Funds at Lloyd's of ACM2L to support its underwriting at Lloyd’s as a member of Syndicate 44 as constituted for the 2018 and all prior open years of account.

provided that, in each case, such Letters of Credit shall not be used to cover any Net Solvency Shortfall attributable to any Corporate Member in respect of any open year of account.

3.2	Maximum limit
Subject to Clauses 2.1 and 2.2, and save as may result from changes in currency exchange rates after the issue of Letters of Credit (in which event collateralisation will be required for any excess), the Sterling Equivalent Amount of the Letters of Credit issued under this Agreement shall not at any time exceed £455,000,000.

3.3	Currency and amount

(a)	The Facility will be available in Sterling, Euros, Dollars and any other currency agreed by all of the Banks.

(b)
The amount of a proposed Letter of Credit as specified in an Application must be such that, following the issue of that Letter of Credit, the Sterling Equivalent Amount of the face value of all of the Letters of Credit, excluding any Letter of Credit which is intended to be replaced and released for cancellation substantially simultaneously with the issue of the proposed Letter of Credit, will not be more than the Available Facility.

3.4	Conditions precedent and subsequent

(a)	Conditions Precedent: It shall be a condition of the effectiveness of each Application and the issuance of any Letter of Credit that the following conditions precedent are satisfied:

(i)    in respect of the first Application only:

(1)    the Agent or its legal advisers have received the documents and evidence described in Schedule 1 (Conditions Precedent Documents and Evidence) of the Amending and Restating Agreement, in form and substance satisfactory to them; and the Agent shall notify the Account Party promptly upon being so satisfied;

(2)    the representations and warranties in Clause 13 are true and correct in all material respects (or, to the extent any such representation or warranty is qualified as to “material”, “Material Adverse Change” or similar wording, in all respects) as at the first Application Date;

(3)    the Financial Strength Rating of the Account Party was not lower on the first Application Date than on the date of this Agreement, namely A-; and

(4)    in respect of each Obligor there has been no event, development or circumstance since the date of the latest audited financial statements of that Obligor or the date of the latest unaudited combined financial statements of the Guarantor or (other, in either case, than those disclosed in any 10-Q, 10-K or 8K filings made by the Guarantor since that date) that has had, or could reasonably be expected to have, a material adverse effect on the business, operations or property (financial or otherwise) of such Obligor;

(5)    the Issuing Bank has received a duly completed Application in respect of that Letter of Credit;
(ii)    the Custodian has provided a statement showing that the Collateral Value is equal to the Required Collateral Amount as it would be following the issuance of that Letter of Credit;
(iii)    the Agent has received payment of the fees, costs and expenses specified in Clause 18 or in any other Finance Document to the extent due and payable;

(iv)    the Repeating Representations are true and correct in all material respects at the Application Date and on the proposed Issuance Date of that Letter of Credit;
(v)    the Agent is satisfied that, upon receipt of the Letter of Credit issued on behalf of a Corporate Member, Lloyd’s will issue, in a form acceptable to the Agent, a Letter of Comfort addressed to that Corporate Member setting out the intended order of application of the Funds at Lloyd’s of that Corporate Member in respect of Lloyd’s obligations allocable to each year of account of the Syndicate of which that Corporate Member is a member for the time being remaining open, being an order consistent with Clause 3.6;
(vi)    the Agent is provided with evidence which is satisfactory to it of all FAL which supports or is intended to support the Corporate Members;
(vii)    none of the circumstances specified in Clause 21 (Illegality) is subsisting; and
(viii)    no Event of Default or Potential Event of Default has occurred or will arise following the issuance of that Letter of Credit.

(b)    Condition Subsequent: It shall be a condition of the continuing effectiveness of any Letter of Credit that the following condition subsequent is satisfied:

(i)    The Account Party shall provide, within five Business Days of 1 December 2017, evidence of all Funds at Lloyd's supporting each Corporate Member as at that date.

3.5	Waiver of conditions precedent
The Issuing Bank may, with the prior approval of all of the Banks, issue any Letter of Credit notwithstanding that one or more of the relevant conditions precedent specified above remains unsatisfied on the Issuance Date of that Letter of Credit and, if it does so, the Agent shall notify the Obligors in writing of the conditions precedent that remain unsatisfied, and the Obligors shall procure the satisfaction of such conditions precedent within 14 days thereafter or such longer period as the Agent may agree in writing with the consent of all of the Banks.

3.6	Order of application of Funds at Lloyd’s
Subject to the duties of Lloyd’s as trustee of all such FAL and to any conditions and requirements prescribed under the Membership Byelaw (No. 5 of 2005) which are for the time being applicable, the Obligors shall use all reasonable endeavours to ensure that the FAL of any Corporate Member will be applied in the following order of application:

(a)	FIRST: the Primary FAL in respect of such Corporate Member; and

(b)	SECOND: only after the Primary FAL in respect of such Corporate Member has been exhausted, the Letters of Credit which are available to be applied in relation to the business of such Corporate Member.

It is agreed that any drawings under the Letters of Credit pursuant to Clause 3.6(b) will be treated as being applied first from the Secured Portion of the Letters of Credit and second, only after the Secured Portion of the Letters of Credit has been exhausted, from the Unsecured Portion of the Letters of Credit.

3.7	Letter of Comfort
Each Corporate Member that is an Obligor shall, and the Account Party shall procure that each Corporate Member will, use all reasonable endeavours to obtain from Lloyd’s (after consultation with the Agent), no later than 5 Banking Days after each of:

(a)	the Coming Into Line Date for each new year of account provided that, in the case of the 2017 Coming Into Line Date, this shall only apply to ACML and ACM2L;

(b)	the relevant date prescribed by Lloyd’s for the purposes of mid-year coming into line;

(c)	any date on which any Letter of Credit is issued or there is any change in the face value of any Letter of Credit;

(d)	any date on which any cash or assets are added to or withdrawn from its Primary FAL for purposes of coming-into-line or by way of the release of excess FAL;

(e)	any date on which any person who is not then a third party depositor of any FAL included in its Primary FAL transfers cash or assets to Lloyd’s to form part of its Primary FAL; and

(f)	any date on which: (i) any letter of credit other than a Letter of Credit is added to its Primary FAL; or (ii) any letter of credit which forms part of its Primary FAL is released by Lloyd’s;
one or more letters of comfort addressed to it setting out a requested order, acceptable to the Agent in view of the intention expressed in Clause 3.6, of application of its FAL in respect of Lloyd’s obligations allocable to each year of account of any Syndicate of which it is a member for the time being remaining open, and shall send a copy of each such letter of comfort to the Agent.

3.8	Application required

(a)
If the Account Party wishes the Issuing Bank (on behalf of the Banks) to issue a Letter of Credit on behalf of one or more of the Corporate Members, it must make its Application and give it to the Agent not later than 10:00 a.m. London time two Banking Days before the proposed Issuance Date (or, in respect of the first Application only, not later than 12:00 p.m. London time on the Banking Day before the proposed Issuance Date). Each Application shall be effective on receipt by the Agent.

(b)	Each Application shall be irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies that it is for a Letter of Credit;

(ii)	the proposed Issuance Date is a Banking Day within the Commitment Period;

(iii)	the currency and amount of the Letter of Credit applied for are in compliance with Clause 3.3;

(iv)	the form of Letter of Credit is attached; and

(v)	the delivery instructions for the Letter of Credit are specified.

3.9	Condition of effectiveness of Applications
No Application made pursuant to Clause 3.8 (Application required)shall be considered effective until all the applicable conditions precedent set out in Clause 3.4 (Conditions precedent and subsequent) have been satisfied.

3.10	Issuance of Letters of Credit

(a)
Subject to the provisions of this Agreement and, in particular, but without limitation, Clause 2.1, the Issuing Bank (on behalf of the Banks) will issue each Letter of Credit on the applicable Issuance Date in accordance with the Application made by the Account Party.

(b)
The amount of each Bank’s participation in each Letter of Credit will be equal to the proportion borne by its Commitment to the Aggregate Commitment immediately prior to the issuance of the Letter of Credit.

(c)
Where, as provided in Clause 3.12(a)(i), an Application requests that a new Letter of Credit is issued on the basis that it will replace an existing Letter of Credit, the Issuing Bank may in its discretion decline to issue such new Letter of Credit if, acting reasonably, it is not satisfied that it will receive the existing Letter of Credit for cancellation within three Banking Days after the issue of the new Letter of Credit.

(d)
If the conditions set out in this Agreement have been met, the Issuing Bank shall notify the Banks of the Application and confirm satisfaction of such conditions and the Issuing Bank is hereby authorised to arrange for the issue or amendment of any Letter of Credit by:

(i)	completing the Commencement Date (as defined therein), and the other items marked in square brackets in such Letter of Credit;

(ii)	completing the schedule to such Letter of Credit with the percentage participation of each Bank as allocated pursuant to the terms hereof;

(iii)	with the prior consent of all of the Banks, amending such Letter of Credit in such manner as Lloyd’s may agree; and

(iv)	executing such Letter of Credit on behalf of each Bank and following such execution delivering such Letter of Credit to Lloyd’s on the Issuance Date.

(e)
The Issuing Bank shall notify each Bank, no later than two Banking Days prior to the proposed Issuance Date (or by such shorter time as may be agreed to by all of the Banks), of the Letter of Credit that is to be issued by the Issuing Bank on behalf of the Banks, the proposed term, the aggregate principal amount of the Letter of Credit and the amount of the Letter of Credit allocated to such Bank pursuant to this Agreement.

3.11	Applied Letters of Credit
If, notwithstanding the provisions of Clause 14.1(a), any sum is paid under a Letter of Credit (an “Applied Letter of Credit”) before the Primary FAL have been applied to the fullest extent possible, the relevant Corporate Member shall, at the request of the Agent and to any extent necessary to facilitate the indemnification of each Bank by such Corporate Member under Clause 5 (Reimbursement and indemnities), use all reasonable endeavours to procure the release by Lloyd’s of the Primary FAL and, upon each Bank being indemnified in full thereunder (and subject to receiving confirmation that no Event of Default or Potential Event of Default is then continuing):

(a)
a supplementary Letter of Credit will be issued in an amount equal to the sum paid under the Applied Letter of Credit and having an expiry date which is the same as that of the Applied Letter of Credit; or

(b)	the Applied Letter of Credit will be amended by increasing the amount thereof by an amount equal to the sum so paid.

3.12	Changes to issued Letters of Credit

(a)
Subject to there being no Event of Default or Potential Event of Default which is continuing, and subject to confirmation from Lloyd’s in a form satisfactory to the Agent that it will permit the same, the Account Party may request the Issuing Bank to:

(i)
replace an issued Letter of Credit, on terms whereby an existing Letter of Credit will be released for cancellation substantially simultaneously with the issue of a new Letter of Credit, by including the appropriate wording (shown in Schedule 5 (Form of Application)) in the Application for the new Letter of Credit;

(ii)
cancel an issued Letter of Credit by way of an application in the form of Schedule 6 and release the Collateral held by the Custodian in respect of that Letter of Credit in accordance with Clause 11.1;

(iii)
decrease an issued Letter of Credit by way of an application in the form of Schedule 7 and release the Collateral held by the Custodian in accordance with Clause 11.1 to the extent of the reduction in the aggregate face value of that Letter of Credit;

(iv)	subject to Clause 3.2, increase or amend an issued Letter of Credit by way of an application in the form of Schedule 8; or

(v)	subject to Clause 2.6, extend the expiry date of an issued Letter of Credit by way of an application in the form of Schedule 9.

(b)
The Issuing Bank shall act on a request of the Account Party under Clause 3.12(a) within four Banking Days of its receipt of that request provided that, in the case of a request for the replacement of a Letter of Credit, an increase in the amount of a Letter of Credit or the extension of the expiry date of a Letter of Credit:

(i)	the Account Party has deposited Collateral in accordance with Clause 11.1 in respect of any increase to the aggregate face value of the new or amended Letter of Credit;

(ii)	the Agent has received payment of the fees, costs and expenses specified in Clause 18 or in any other Finance Document to the extent due and payable;

(iii)
the Repeating Representations are true and correct in all material respects at the date of the request and will, so far as any Obligor is aware, be true and correct in all material respects on the proposed effective date (as provided in paragraph (c) below) of the increase or extension of the Letter of Credit, or on the proposed Issuance Date of the replacement Letter of Credit, as applicable;

(iv)	none of the circumstances specified in Clause 21 (Illegality) is subsisting;

(v)
the Account Party has confirmed in its request under Clause 3.12(a) that no Event of Default or Potential Event of Default has occurred or, so far as it is aware, will arise on or before the proposed effective date (as provided in paragraph (c) below) of the increase or extension of the Letter of Credit, or on or before the proposed Issuance Date of the replacement Letter of Credit, as applicable; and

(vi)	the request is made on, and is due to take effect on, a Banking Day within the Commitment Period.

(c)	Where the Issuing Bank acts on a request of the Account Party under Clause 3.12(a), such cancellation, increase, decrease or extension shall take effect, for all purposes under this Agreement:

(i)	in respect of an increase or extension of expiry date or other amendment, as from the day on which the Issuing Bank gives notice to Lloyd’s of the relevant change; and

(ii)	in respect of a decrease or cancellation, as from the day on which Lloyd’s confirms in writing to the Issuing Bank that it agrees to the relevant change.

3.13	Termination
The Issuing Bank shall be entitled at any time to give, and, unless otherwise agreed by all the Banks and subject to any extension pursuant to Clause 3.12(a)(v)), shall give by 31 July 2018, a notice terminating any Letter of Credit on 31 July 2022.

4.	CONDITIONS APPLICABLE TO LETTERS OF CREDIT

4.1	Terms of Letters of Credit
Each Letter of Credit shall be in the form of Schedule 4 (Form of Letter of Credit) unless otherwise agreed by all of the Banks.

4.2	Authority to Banks to pay
Each Bank is hereby authorised, without any further reference to or further authority from any Obligor, to pay or accept for the account of the Obligors all drafts, demands or other instruments whatsoever drawn or made or purporting to be drawn or made under any Letter of Credit and which appears on its face to be in order.

4.3	Role of Issuing Bank

(a)
Nothing in this Agreement constitutes the Issuing Bank a trustee or fiduciary of any other Person. The Issuing Bank shall not be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account.

(b)
Upon receiving notice of any demand for payment under a Letter of Credit, the Issuing Bank shall notify the Banks, and each Bank shall assume responsibility for the performance of its obligations under the Letter of Credit in respect of the demand.

(c)
Save to the extent of its own payment obligation in its capacity as a Bank, the Issuing Bank shall have no obligation to make any payment in respect of any demand for payment under a Letter of Credit, and in particular the Issuing Bank shall not be required to fund any part of the obligations of any other Bank in respect of any such demand.

(d)	The Issuing Bank may:

(i)	accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group;

(ii)
rely on any representation, notice or document believed by it to be genuine, correct and appropriately authorised and any statement made by a director, authorised signatory or employee of any Person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; or

(iii)	engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(e)	The Issuing Bank is not responsible for:

(i)
the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by any Bank or Obligor, the transactions contemplated by this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement; or

(ii)
the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.

4.4	Exclusion of Bank’s liability

(a)	Each Letter of Credit shall be opened entirely at the risk of the Obligors.

(b)
Any action taken or omitted by the Issuing Bank or any of its correspondents or agents under or in connection with any Letter of Credit, if taken or omitted in good faith and in the absence of gross negligence or wilful misconduct, shall be binding on Obligors and shall not place the Issuing Bank under any liability to the Obligors.

(c)
Without prejudice to the provisions of Clause 4.4(b), in the event of any uncertainty or ambiguity in any instructions given to the Issuing Bank, the Issuing Bank may, at its discretion, either (a) act upon its understanding of the meaning of such instructions, or (b) take no action until the relevant Obligor upon written request by the Issuing Bank clarifies such instructions to the Issuing Bank’s satisfaction. The Issuing Bank shall not be held liable for any losses incurred by any Obligor as a result of any action which the Issuing Bank takes in the light of such instructions.

(d)
No Bank or Obligor (other than the Issuing Bank) may take any proceedings against any officer, employee or agent of the Issuing Bank in respect of any claim it might have against the Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to this Agreement.

4.5	Propriety of demand

The Issuing Bank shall be entitled to rely without further enquiry on any demand, claim, document or other communication believed by it in good faith to be genuine and correct and to have been signed or otherwise executed or made by the proper Person and otherwise to be in conformity with the relevant Letter of Credit.

4.6	Incorporation of ISP 98 and conditions of Application
The Obligors agree that the International Standby Practices (ISP 98 - Publication No. 590) and the conditions of the relevant Application shall apply to each Letter of Credit. In the case of any conflict between the provisions of this Agreement on the one hand and that publication and/or of the Application on the other, the provisions of this Agreement shall prevail.

5.	REIMBURSEMENT AND INDEMNITIES

5.1	Reimbursement
If any Bank pays any amount under a Letter of Credit then the Obligors shall, immediately, as their joint and several obligation, be obliged to make payment to the Agent (as recipient on behalf of such Bank) of the amount so paid by such Bank.

5.2	Obligors’ Indemnity
Without limiting Clause 5.1, the Obligors shall, as their joint and several obligation, indemnify each Finance Party and hold it harmless from and against all claims, demands, actions, losses, liabilities, damages, costs, expenses, fees, commissions, charges and other sums of whatsoever nature (including legal fees and expenses on a full indemnity basis) which it may incur or pay in connection with any Letter of Credit (otherwise than by such Finance Party’s fraud, misconduct or negligence). No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment made to it under this Clause 5.

5.3	Payments and interest
If the Obligors are liable to make any payment under Clause 5.1 or 5.2, they shall, as their joint and several obligation, be obliged to make such payment to the Agent (as recipient for and on behalf of the relevant Finance Party or Finance Parties) together with interest at the Default Rate on each such amount from the date on which such amount becomes due and payable until the date of payment to the Agent, before or after any relevant judgment.

5.4	Maximum Rate of Interest
In relation to the obligation of the Guarantor under this Agreement, notwithstanding anything to the contrary contained in any Finance Document, the interest paid or agreed to be paid under the Finance Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Guarantor is liable in relation to interest to be received by any Finance Party in an amount that exceeds the Maximum Rate, the excess interest shall, in relation to the Guarantor only, be applied to any other Outstanding Indebtedness or, if and as long as it exceeds the other Outstanding Indebtedness, the Guarantor shall not be liable for such excess interest under this Agreement. In determining whether the interest contracted for, charged or received by a Finance Party exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterise any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortise, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Agreement.

5.5	No requirement to apply Collateral
No Finance Party shall be obliged to apply any Collateral in settlement of any obligation of the Obligors under Clauses 5.1 to 5.3.

5.6	Banks’ Indemnities

(a)
Each Bank shall (according to its Commitment) immediately on demand indemnify each Service Bank against any cost, loss or liability incurred by such Service Bank (otherwise than by reason of such Service Bank’s fraud, negligence or misconduct) in acting as a Service Bank in connection with any Letter of Credit (unless such Service Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(b)
The obligations of each Bank under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Bank in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(c)
The obligations of any Bank under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other Person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or other Person;

(ii)	the release of any other Obligor or any other Person under the terms of any composition or arrangement with any creditor or any Obligor;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor, any beneficiary under a Letter of Credit or other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other Person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or Security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any Person under any Finance Document, any Letter of Credit or any other document or Security; or

(vii)	any insolvency or similar proceedings.

6.	PAYMENTS

6.1	Place of payment
Unless otherwise specified by the Issuing Bank or otherwise provided in this Agreement or any of the other Finance Documents, all moneys to be paid by the Banks to the Issuing Bank or by the Obligors to any Bank under this Agreement and any of the other Finance Documents shall be paid to the Issuing Bank or to the Agent or the Security Trustee as recipient on behalf of the Banks (as the case may be):

(a)	by not later than 3:00 p.m. (London time);

(b)	in the case of the reimbursement of a Bank of an amount paid by that Bank in another currency, or interest on such amount, in that currency;

(c)	in the case of any amount not falling in (b), in Sterling; and

(d)
to such account of the Issuing Bank, Agent or Security Trustee as the Issuing Bank, Agent or Security Trustee (as the case may be) shall notify to the Obligors and the Banks in writing from time to time.

6.2	Availability of funds conditional upon receipt by Agent

No Service Bank shall be obliged to make available to any of the Parties hereto any amount which it is due to receive for the account of that Party unless it is satisfied that it has unconditionally received the funds concerned.

6.3	Refunds by Banks
Without prejudice to Clause 6.2, if the Agent or the Issuing Bank or the Security Trustee makes an amount available to a Bank or the Security Trustee which has not (but should have) been paid to the Agent or the Issuing Bank by any Obligor, such Bank or the Security Trustee (as appropriate) shall:

(a)	on demand refund such amount to the Agent or the Issuing Bank or the Security Trustee, and

(b)
pay to the Agent or the Issuing Bank or the Security Trustee on demand such further amount (as conclusively certified by the Agent or the Issuing Bank) as shall indemnify the Agent or the Issuing Bank or the Security Trustee against any cost, loss, liability or expense suffered or incurred by the Agent or the Issuing Bank or the Security Trustee as a result of its having made available such amount to that Bank or the Security Trustee (as appropriate) before receiving it from such Obligor.

6.4	Non-Banking Days
All payments due shall be made on a Banking Day. If the due date for payment falls on a day which is not a Banking Day:

(a)	the payment or payments due shall be made on the first Banking Day thereafter, provided this falls in the same calendar month; and

(b)	if it does not, payment shall fall due and be made on the immediately preceding Banking Day.

6.5	Accrual of interest and periodic payments
All payments of interest and other payments of an annual or periodic nature to be made by the Obligors shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365 day year.

7.	NO SET-OFF, COUNTERCLAIM OR TAX DEDUCTION

7.1	Definitions

(a)	In this Clause 7:
“Non-U.S. Bank” means any Bank that is organised under the laws of a jurisdiction other than the United States, each State thereof and the District of Columbia;
“Obligor DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Obligor, which:

(i)
where it relates to a Treaty Bank that is an Original Bank, contains the scheme reference number and jurisdiction of tax residence stated opposite that Bank’s name in Schedule 1 (Banks and Commitments), and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(ii)
where it relates to a Treaty Bank that is a Transferee Bank, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Bank in the relevant Transfer Certificate, and is filed with HM Revenue & Customs within 30 days of the relevant Transfer Date;

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

“Qualifying Bank” means a Bank which is beneficially entitled to interest payable to that Bank in respect of an advance under a Finance Document and is:

(i)	a Bank:

(1)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Bank which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:
(aa) a company so resident in the United Kingdom; or
(bb) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(3)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;

(4)	a Treaty Bank; or

(5)	a Bank which is a building society (as defined for the purpose of section 880 of the ITA).
“Tax Confirmation” means a confirmation by a Bank that the person beneficially entitled to interest payable to that Bank in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Treaty Bank” means a Bank which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Bank’s participation in the Facility is effectively connected; and

(iii)
fulfils any conditions which must be fulfilled under the Treaty (as defined below) for residents of that Treaty State to obtain exemption from United Kingdom taxation on interest, except that for this purpose it is assumed that there are fulfilled:

(1)
any condition contained in the Treaty which relates to the amount or terms of the Facility or to there being a special relationship between the Account Party and a bank or between both of them and another person by reason of which the amount of interest paid exceeds the amount which would have been paid in the absence of such relationship; and

(2)	any necessary procedural formalities.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

(b)	Unless a contrary indication appears, in this Clause 7 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

7.2	No set-off or counterclaim
All payments to be made by an Obligor under this Agreement and any of the other Finance Documents shall be made:

(a)	without set-off or counterclaim; and

(b)	free and clear of, and without, any Tax Deduction unless the Obligor is required by law to make a Tax Deduction.

7.3	Gross-up
If an Obligor is required by law to make any Tax Deduction:

(a)	such Obligor shall promptly notify the Agent upon becoming aware of such requirement;

(b)
such Obligor shall pay the Finance Party to which the payment in respect of which such Tax Deduction is made such additional amounts as may be necessary to ensure that the Finance Party receives (after any Tax Deduction has been made, including any deductions applicable to additional sums payable under this Clause 7.3) a net amount equal to the full amount which that Finance Party would have received had the payment not been subject to such a Tax Deduction; and

(c)	such Obligor shall make such a Tax Deduction and any payment required in connection with it within the time allowed, and in the minimum amount required, by law.
For the avoidance of doubt, a Tax Deduction made specifically with respect to any U.S. withholding Tax (other than a FATCA Deduction) shall constitute a Tax Deduction for purposes of this Clause 7 (No Set-Off, Counterclaim or Tax Deduction).

7.4	Exceptions to gross-up

(a)	A payment shall not be increased under Clause 7.3 above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Bank without a Tax Deduction if the Bank had been a Qualifying Bank, but on that date that Bank is not or has ceased to be a Qualifying Bank other than as a result of any change after the date it became a Bank under this Agreement in (or in the interpretation, administration, implementation or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Bank is a Qualifying Bank solely by virtue of paragraph (ii) of the definition of Qualifying Bank; and:

(1)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Bank has received from the Obligor making the payment or from the Account Party a certified copy of that Direction; and

(2)	the payment could have been made to the Bank without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Bank is a Qualifying Bank solely by virtue of paragraph (ii) of the definition of Qualifying Bank and:

(1)	the relevant Bank has not given a Tax Confirmation to the Account Party; and

(2)
the payment could have been made to the Bank without any Tax Deduction if the Bank had given a Tax Confirmation to the Account Party, on the basis that the Tax Confirmation would have enabled the Account Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)
the relevant Bank is a Treaty Bank and the Obligor making the payment is able to demonstrate that the payment could have been made to the Bank without the Tax Deduction had that Bank complied with its obligations under Clause 7.5(b) below.

7.5	Obligations in respect of Tax Deductions

(a)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(b)

(i)
Subject to paragraph (ii) below, a Treaty Bank and each Obligor which makes a payment to which that Treaty Bank is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(1)
A Treaty Bank which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (Banks and Commitments); and

(2)
a Transferee Bank that is a Treaty Bank that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate which it executes, and, having done so, that Bank shall be under no obligation pursuant to paragraph (i) above.

(c)	If a Bank has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (b)(ii) above and:

(i)    an Obligor making a payment to that Bank has not made an Obligor DTTP Filing in respect of that Bank; or

(ii)    an Obligor making a payment to that Bank has made an Obligor DTTP Filing in respect of that Bank but:
(1)that Obligor DTTP Filing has been rejected by HM Revenue & Customs; or

(2)	HM Revenue & Customs has not given the Obligor authority to make payments to that Bank without a Tax Deduction within 60 days of the date of the Obligor DTTP Filing, and in each case, the Obligor has notified that Bank in writing, that Bank and the Obligor shall co-operate in completing any additional procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(d)
If a Bank has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (b)(ii) above, no Obligor shall make an Obligor DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Bank's Commitment(s) or its participation in any Letter of Credit unless the Bank otherwise agrees.

(e)	An Obligor shall, promptly on making an Obligor DTTP Filing, deliver a copy of that Obligor DTTP Filing to the Agent for delivery to the relevant Bank.

7.6	Tax Indemnity

(a)
Except as provided below, each Obligor must indemnify each Protected Party against any loss or liability which that Protected Party determines will be or has been suffered (directly or indirectly) by it for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document. Such Obligor shall (within ten days of demand by the Agent) pay to that Protected Party an amount equal to such loss or liability.

(b)	Clause 7.6(a) above does not apply to (and no Obligor shall be required under this Agreement to indemnify or compensate any Protected Party for):

(i)	any Tax assessed on a Protected Party:

(1)
under the laws of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for tax purposes; or

(2)	under the laws of the jurisdiction in which that Protected Party’s facility office is located in respect of amounts received or receivable in that jurisdiction;
if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any payment deemed to be received or receivable) by that Protected Party (but any amount treated as income but not actually received by the Protected Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose); and

(ii)	any loss, liability or cost to the extent it:

(1)	is compensated for by an increased payment under Clause 7.3;

(2)	would have been compensated for by an increased payment under Clause 7.3 but was not so compensated solely because one of the exclusions in Clause 7.4 applied; or

(3)	relates to a FATCA Deduction required to be made by a Party.

(c)	If the Agent on behalf of a Protected Party makes (or intends to make) a claim under Clause 7.6(a), it shall promptly notify each Obligor of the event which has caused (or will cause) that claim.

7.7	Tax Credit
If an Obligor makes a Tax Payment and the relevant Protected Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Protected Party has obtained and utilised that Tax Credit in whole or in part,

the Protected Party shall pay an amount to the Obligor which that Protected Party in its sole and absolute discretion determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. This Clause 7.7 shall not apply if the Protected Party has reasonably determined that its actual or probable administration efforts or other resources or costs involved in making the necessary determinations are disproportionate to the amount otherwise payable by it under this Clause 7.7.

7.8	Bank Status Confirmation

(a)
Each Bank which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate which it executes on becoming such a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	not a Qualifying Bank;

(ii)	a Qualifying Bank (other than a Treaty Bank);

(iii)	a Treaty Bank.

(b)
If a Bank fails to indicate its status in accordance with this Clause 7.8 then such Bank shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Bank until such time as it notifies the Agent which category applies (and the Agent upon receipt of such notification shall inform the Account Party). For the avoidance of doubt, a Transfer Certificate shall not be invalidated by any failure of a Bank to comply with this Clause 7.8.

7.9	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply), upon receipt from such Finance Party of a valid VAT invoice raised in accordance with the requirements of the Value Added Tax Act 1994, an amount equal to the amount of the VAT.

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient is entitled to receive from the relevant tax authority in relation to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the

Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 7.9 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)
In relation to any supply which is liable to VAT made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

7.10	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)
confirm (by providing United States Internal Revenue Service Form W-8BEN-E or any successor form or certificate on which such Party provides its FATCA status and, where applicable, its “global intermediary identification number,” if any) to that other Party whether it is:

(1)	a FATCA Exempt Party; or

(2)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable passthru payment percentage or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)
If a Party confirms to another Party pursuant to 7.10(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)
if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If an Obligor is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA require it, each Bank shall, within ten Business Days of:

(i)	where an Obligor is a US Tax Obligor and the relevant Bank is an Original Bank, the date of this Agreement;

(ii)	where an Obligor is a US Tax Obligor and the relevant Bank is a Transferee Bank, the date of any relevant Transfer Certificate; or

(iii)	where the Obligor is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:

(iv)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(v)	any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Bank under FATCA.
The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Bank pursuant to this paragraph (e) to the Account Party and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).

(f)
Each Bank agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Agent in writing of its legal inability to do so. The Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Account Party. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

7.11	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Account Party, the Agent and the other Finance Parties.

7.12	Immediate collateralisation – FATCA Protected Banks
If on the date falling three months before the earliest FATCA Application Date for any payment by a Party to a FATCA Protected Bank (or to the Agent for the account of that Bank), that Bank is not a FATCA Exempt Party and, in the opinion of that Bank (acting reasonably), that Party will, as a consequence, be required to make a FATCA Deduction from a payment to that Bank (or to the Agent for the account of that Bank) on or after that FATCA Application Date (a “FATCA Event”), that Bank shall give notice to the other Parties. At the end of the expiry of 5 Banking Days after the date of that notice, the Required Collateral Amount shall be increased so that thereafter it is the amount that it would otherwise have been plus all amounts for which that Bank is actually or contingently liable under all Letters of Credit then outstanding (subject to a maximum amount equal to the Sterling Equivalent Amount of the aggregate face amount of all outstanding Letters of Credit), and the

Parties shall use reasonable endeavours in good faith to negotiate arrangements whereby the Letters of Credit then outstanding may be replaced by letters of credit or other assets on terms under which that Bank is not involved. For the avoidance of doubt, notwithstanding any other provision of this Agreement to the contrary, the other provisions of this Clause 7, including Clauses 7.6(b)(ii)(3) and 7.11(a), shall apply to any payment made by any Party to a FATCA Protected Bank.

7.13	United States Tax Forms

(a)
On or before the date any Non-U.S. Bank becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of any Obligor or the Agent), such Non-U.S. Bank shall deliver to each Obligor and the Agent (or to such persons as they may reasonably designate), whichever of the following is applicable:

(i)	duly completed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)
duly completed originals of IRS Form W-8ECI claiming an exemption from withholding on payments by virtue of such income being effectively connected to the conduct of a trade or business in the United States and includible in such Non-U.S. Bank’s gross income, or

(iii)
in the case of a Non-U.S. Bank or other non-U.S. lender claiming the benefits of the “portfolio interest exemption” under Section 881(c) of the Code, (A) a certification that such Non-U.S. Bank is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of such Obligor within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code, and (B) duly completed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form).

(b)
Any Bank that is not a Non-U.S. Bank shall deliver to the relevant Obligor and the Agent, on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of any Obligor or the Agent), a duly completed IRS Form W-9 (or successor form thereto) or shall otherwise provide that it is exempt from backup withholding.

(c)
No Finance Party shall be obligated to disclose to any Obligor or any other person any information regarding its tax affairs or tax computations, nor shall anything in this Agreement interfere with the right of any Finance Party to arrange its tax affairs in whatsoever manner it thinks fit and, in particular, no Finance Party shall be under any obligation to claim relief from its corporate profits or similar tax liability by utilizing credits or deductions available to it (and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion).

7.14	Maintenance of Register
For U.S. federal income tax purposes only, the Agent, acting for this purpose as an agent of each Obligor, shall maintain at one of its offices a register for the recordation of the names and addresses of the Finance Parties and the Commitment of each Bank and the participation of each Bank in each Letter of Credit from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Obligors, the Agent and the Finance Parties may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Finance Party hereunder, notwithstanding notice to the contrary. The Register shall be available for inspection by the Obligors and any Finance Party at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Transfer Certificate, the Agent shall accept such Transfer Certificate and record the information contained therein in the Register. Without limitation of any other provision of Clause 28 (Assignments and Transfers), no transfer or assignment shall be effective until recorded in the Register.

8.	ACCOUNTS OF THE BANK

8.1	Issuing Bank to open accounts

The Agent will open and maintain on its books accounts showing the amounts owing to each Bank from the Obligors and the amounts of all payments falling due and received by that Bank.

8.2	Conclusiveness of entries
The obligation of the Obligors to pay the Outstanding Indebtedness in respect of any Letter of Credit or any part thereof, to pay interest thereon and to pay all other sums due under the Finance Documents shall be conclusively evidenced (in the absence of manifest error) by the entries from time to time made in the accounts opened and maintained under this Clause 8.

9.	APPLICATION OF MONEYS

9.1	Order of application of partial payments

(a)
If the Agent, Issuing Bank or Security Trustee receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent, Issuing Bank or Security Trustee shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

FIRST:	in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, Issuing Bank or Security Trustee under the Finance Documents;

SECOND:	in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

THIRD:	in or towards payment pro rata of any reimbursement obligation due but unpaid under this Agreement;

FOURTH:	in or towards payment pro rata of any other sum due but unpaid under the Finance Documents;

FIFTH:
at the discretion of the Agent acting at the direction of the Majority Banks, in retention on suspense account of such amount as the Agent may consider appropriate to secure the discharge of any part of the Outstanding Indebtedness not then due and payable, and, upon the same becoming due and payable, in or towards the discharge thereof in accordance with the foregoing provisions of this Clause 9.1; and

SIXTH:	the balance (if any) shall be paid to the relevant Obligor or other Person entitled.

(b)	The Agent shall, if so directed by the Majority Banks, vary the order set out in the paragraphs labelled “SECOND” to “FIFTH” above.

(c)
Without limitation, this Clause 9 shall apply with respect to all moneys received or recovered by any Bank under the Security Agreement, the Account Security Deeds from or in respect of the Deposit Accounts.

9.2	Waiver of right of appropriation
Each Obligor hereby irrevocably waives any rights of appropriation to which it may be entitled.

10.	DEPOSIT ACCOUNTS

10.1	Account Party to open Deposit Accounts
(a) The Account Party shall maintain the Account Party's ING Deposit Accounts.

(b) The Guarantor shall maintain the Guarantor's ING Deposit Account.
10.2    Account Party and Guarantor's obligations with respect to Deposit Accounts
Each of the Account Party and the Guarantor (as applicable) will, at the request of the Agent, forthwith upon demand do all such acts and things and executed such documents as the Agent may require in order to create Security over the Deposit Accounts more effectively to secure the payment of the Outstanding Indebtedness.
10.3    [Intentionally left blank].
10.4    Security over Deposit Accounts and rights to withhold
Notwithstanding anything to the contrary contained in this Agreement, so long as any Obligor remains under any liability (whether actual or contingent) in respect of the Outstanding Indebtedness in respect of a Letter of Credit:

(a)	the Deposit Accounts shall be subject to a continuing Security in favour of the Security Trustee pursuant to the Account Security Deeds;

(b)
the applicable Account Bank shall be entitled to withhold payment (up to the amount of such actual or contingent liability) of any moneys from time to time standing to the credit of the Deposit Account held on the books of that Account Bank; and

(c)	no Account Bank shall exercise any right of set-off in respect of any Deposit Account except as directed by the Security Trustee.
10.5    Appropriation after default
On or at any time after the happening of an Event of Default or Potential Event of Default in respect of any Obligor, the Security Trustee shall forthwith become entitled at any time and without notice to the Account Party or Guarantor (as applicable) to appropriate all or any of the moneys standing to the credit of any and all of the Deposit Accounts and apply the same in or towards the discharge of the Outstanding Indebtedness in accordance with Clause 9.
10.6    Bank and other charges
All bank, exchange, telegraph and other charges in connection with the inward and outward remittance of moneys to and from the Deposit Accounts shall be for the account of the relevant depositor (being the relevant Account Party or the Guarantor as applicable), and the Account Banks shall be entitled and are hereby irrevocably and unconditionally authorised to debit the amount of such charges to the Deposit Accounts as and when such charges are incurred.
10.7    Continuing obligations of the Account Party
Nothing in this Clause 10 whether express or implied, shall relieve any Obligor of its absolute and unconditional obligations to reimburse and indemnify as the case may be the Issuing Bank (on behalf of the Banks) in accordance with Clauses 5.1 and 5.2 and to pay interest on any relevant amounts and to pay all other sums from time to time due, owing or payable hereunder and under any of the other Security Documents.

11.	COLLATERAL

11.1	Mandatory provision of Collateral on an ongoing basis
If on any day the Secured Account and the Deposit Accounts do not contain Collateral having a Collateral Value of at least the Required Collateral Amount, the Account Party shall, within two Banking Days after such day, ensure that there is delivered to the Secured Account and/or the Deposit Accounts, additional Collateral in a sufficient amount such that, after such delivery, the Secured Account and the Deposit Accounts contain Collateral having a Collateral Value of at least the Required Collateral Amount.

11.2	Full Collateralisation Date
The Full Collateralisation Date in respect of a Full Collateralisation Event shall be:

(a)	in the case of the Full Collateralisation Event described in Clause 11.3(d) (Non-extension), the fifth Banking Day following 31 December 2018;

(b)
in the case of the occurrence of an Event of Default in respect of the Guarantor under Clause 16.1(g) (Insolvency events), the date of the occurrence of the Event of Default, without any further notice, act or demand (as provided in Clause 16.3 (Acceleration for US insolvency)); and

(c)	in the case of any other Full Collateralisation Event, one Banking Day following demand by the Agent for provision of Collateral under this Clause 11 or Clause 16.2(b) (Bank’s remedies);
in each case subject to any grace periods that may be agreed by the Banks, in their absolute discretion.

11.3	Full Collateralisation Events
Each of the following events shall constitute a Full Collateralisation Event:

(a)	Event of Default: A demand for provision of Collateral under Clause 16.2(b) (Bank’s remedies) following the occurrence of an Event of Default which is continuing.

(b)	Financial Strength Rating downgrade: The Financial Strength Rating of the Account Party falls below A-, or the Account Party ceases to have a Financial Strength Rating.

(c)
Net Solvency Shortfall: There is any Net Solvency Shortfall attributable to any Corporate Member in respect of any open year of account (as reported in the Solvency Statement of any Corporate Member prepared by Lloyd's under Lloyd's Rules) which is not funded directly at Lloyd's by the Guarantor or the Account Party depositing Eligible Collateral into the relevant Obligor's personal reserves by 30 June or 31 December (whichever falls more closely after the date of the Solvency Statement) of the corresponding calendar year.

(d)	Non-extension: The Banks do not agree by 31 December 2018 to extend this Agreement so that it permits the issue of Letters of Credit with a term beyond 31 July 2022.

11.4	Borrowing Base Certificate
The Account Party shall:

(a)	immediately after any delivery of Collateral or additional Collateral in accordance with this Clause 11;

(b)	within ten calendar days of the end of any calendar month during which any Collateral was maintained; and

(c)	within two Banking Days after any reasonable request for the same made by the Agent;

provide to the Agent a Borrowing Base Certificate.

11.5	Continuing obligations of the Obligors
Nothing in this Clause 11, whether express or implied, shall relieve the Obligors of their absolute and unconditional obligations to make any payment in accordance with Clause 5 (Reimbursement and indemnities) and to pay all other sums from time to time due, owing or payable hereunder and under any of the other Finance Documents.

11.6	Release of Account Control Agreement
Upon the satisfaction of all of the Termination Requirements, the Security Trustee shall be permitted to, and will at the request and expense of the Account Party, agree to the release of its rights under the Account Control Agreement.

12.	GUARANTEE AND INDEMNITY

12.1	Guarantee and indemnity
The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party due and punctual performance by each Obligor of all its obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever any Obligor does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor;

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of any Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the US Bankruptcy Code, would become due and any interest accruing after the commencement of any bankruptcy, insolvency receivership or similar proceeding at the rate provided for in the relevant Finance Document, whether or not such interest is an allowed claim in any such proceeding). The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 12 if the amount claimed had been recoverable on the basis of a guarantee;

(d)
agrees with each Finance Party that, as between the Guarantor and the Finance Parties, all amounts outstanding under this Agreement may be declared to be forthwith due and payable as provided in this Agreement for the purposes of this Clause 12, notwithstanding any stay (including under the US Bankruptcy Code), injunction or other prohibition preventing the same as against any other Obligor and that, in such event, all such amounts (whether or not due and payable by any such other Obligor) shall forthwith become due and payable by the Guarantor for the purposes of this Clause 12; and

(e)
agrees that the obligation of the Account Party to deliver Collateral to the Secured Account and/or the Deposit Accounts in accordance with Clause 11 (Collateral) will be an obligation covered by its obligations under this Clause 12.1, and that the performance of its obligations under this Clause 12.1 shall require it to transfer Eligible Collateral into the Secured Account or the Deposit Accounts to the extent required to ensure that the Secured Account and the Deposit Accounts contain Eligible Collateral having a Collateral Value of not less than the Required Collateral Amount.

12.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

12.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 12 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

12.4	Waiver of defences
The obligations of the Guarantor under this Clause 12 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 12 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other Person;

(b)	the release of any other Obligor or any other Person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any legal limitation, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other Person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any Facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality, invalidity or frustration of any obligation of any Person under any Finance Document or any other document or security;

(g)	the failure of any member of the Group to enter into or be bound by any Finance Document;

(h)	any action (or decision not to act) taken by a Finance Party (or any trustee or agent on its behalf) in accordance with Clause 12.8 (Appropriations); or

(i)	any insolvency, dissolution or similar proceedings or from any law, regulation or order.

12.5	Guarantor intent

Without prejudice to the generality of Clause 12.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with making available Letters of Credit to form part of the Funds at Lloyd's of any Corporate Member to support its underwriting at Lloyd's as a member of a syndicate; or any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

12.6	Limitation of Liability
In any action or proceeding involving any state corporate law, or any state or US bankruptcy, insolvency, reorganisation or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Clause 12 (Guarantee and Indemnity) would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Clause 12, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Bank, the Agent, the Security Trustee or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable under applicable state and federal laws without rendering this guarantee a fraudulent conveyance or a fraudulent transfer or subordinate to the claims of other creditors as determined in such action or proceeding.

12.7	Immediate recourse
The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from the Guarantor under this Clause 12. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

12.8	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 12.

12.9	Deferral of Guarantor’s rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 12:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 12.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 9 (Application of Moneys).

12.10	Additional protection
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

13.	REPRESENTATIONS AND WARRANTIES

13.1	Date of representations and warranties
Each Obligor represents and warrants that the following matters are true at the date of this Agreement.

13.2	Existence, powers and compliance

(a)	Each Corporate Member:

(i)	is a company duly incorporated with limited liability and validly existing under the laws of England, and is a corporate member of Lloyd’s;

(ii)	has full power to own its property and assets and to carry on its business as it is now being conducted; and

(iii)	has good and marketable title to its property and assets, subject to Security only as arises from the operation and effect of the terms of all deeds of trust pursuant to which its premium and investment income as a member of Lloyd’s syndicates is held and of any deeds of trust pursuant to which its own assets are or may be deposited as Funds at Lloyd’s.

(b)	Each of the Account Party and the Guarantor:

(i)	is duly organised, validly existing and (where relevant) in good standing under the Laws of the jurisdiction of its organisation;

(ii)	has all requisite power and authority to own or lease its assets and carry on its business;

(iii)
has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Security permitted by Clause 14.2(p) and excluding minor defects in title that would not be expected to result in a Material Adverse Change

(iv)
is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction in which it carries on business requiring such qualification or licence and, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, in each other jurisdiction where its ownership, lease or operation of properties requires such qualification or licence.

(c)	The Guarantor does not carry on and is not permitted or licensed to carry on insurance business in any jurisdiction.

13.3	Power and authority
Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a Party and the transactions contemplated by those Finance Documents.

13.4	No contravention of Laws or contractual restrictions
The entry into and performance by each Obligor of, and the transactions contemplated by, this Agreement and the other Finance Documents to which it is a Party, does not and will not:

(a)	contravene the terms of that Obligor’s, or any of its Subsidiaries’, constitutional documents;

(b)	conflict with or result in any breach or contravention of, or the creation of any Security on, or require any payment to be made under:

(i)
any material Contractual Obligation to which that Obligor, or any of its Subsidiaries, is a party or affecting that Obligor, or any of its Subsidiaries, or the properties of the Obligor or any of its Subsidiaries; or

(ii)
any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which that Obligor, or any of its Subsidiaries, or such Obligor’s property, or such Subsidiary’s property, is subject; or

(c)	violate any Law or regulation applicable to such Obligor or any of its Subsidiaries, or any of such Obligor’s assets or such Subsidiary’s assets;

13.5	Compliance with Laws
Each Obligor is in compliance with all Laws (including any Environmental Laws) and orders of any Governmental Authority applicable to it or its property.

13.6	Licences and approvals in force
All authorisations, approvals, exemptions, consents or other action by, or notice to, or filing with, any Governmental Authority or any other Person required for each Obligor to:

(a)	enter into, exercise its rights and comply with its obligations under this Agreement and the other Finance Documents to which it is a Party; and

(b)	to make the Finance Documents to which it is a Party admissible in evidence in every Relevant Jurisdiction.
have been obtained and are in full force and effect.

13.7	Validity and enforceability
When duly executed and delivered, and where applicable registered, each of this Agreement and the other Finance Documents to which an Obligor is a Party will:

(a)	constitute its legal, valid and binding obligations, enforceable in accordance with its terms;

(b)
(in respect of the Security Documents) create a perfected security interest with the required priority in the assets and revenues intended to be covered thereby, enforceable against the security provider in accordance with their respective terms; and

(c)	be admissible in evidence in every Relevant Jurisdiction of such Obligor;
except insofar as enforcement may be limited by any applicable Laws relating to bankruptcy, insolvency, administration, reorganisation or moratorium, or other Laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

13.8	No litigation current or pending
Except for Disclosed Matters and Disclosed Tax Matters or, where applicable, claims arising in the normal course of its insurance business, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of such Obligor, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Obligor or any Subsidiary of an Obligor or against any of their respective properties or revenues that:

(a)	either individually or in the aggregate if determined adversely could reasonably be expected to result in a Material Adverse Effect; or

(b)	purports to affect or pertain to this Agreement or any Finance Document, or any of the transactions contemplated hereby or thereby.

13.9	No Insolvency Event
No Insolvency Event has occurred or been threatened in relation to any Obligor (to the best of its knowledge and belief).

13.10	No Security
Save for Security permitted by Clause 14.2(p), none of the properties or assets of any Obligor is the subject of any Security.

13.11	Environmental matters
Except for Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Guarantor nor any of its Subsidiaries:

(a)	has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, licence or other approval required under any Environmental Law;

(b)	has become subject to any Environmental Liability;

(c)	has received written notice of any claim with respect to any Environmental Liability; or

(d)	knows of any conditions or circumstances that could reasonably be expected to result in any Environmental Liability.

13.12	Change in Disclosed Matters
Since 31 December 2012 there has been no change in the status of Disclosed Matters or Disclosed Tax Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

13.13	No default

(a)	No continuing Event of Default or Potential Event of Default has occurred.

(b)
No Obligor or Subsidiary of an Obligor is in default under any agreement or instrument to which it is party or by which it is bound, or to which its assets are subject, that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

13.14	Existing FAL agreements
There is no other agreement in effect under which any letter of credit is or may be made available as FAL of any Corporate Member, save for an agreement of which the following is true:

(a)	details of the letters of credit that are outstanding thereunder on the date hereof have been provided to the Agent in writing;

(b)	it is proposed that those letters of credit will be wholly released following their replacement (in whole or in part) by Letters of Credit to be issued under this Agreement; and

(c)
the agreements under which those letters of credit have been issued will automatically terminate following the release of those letters of credit, and no further letters of credit will be issued thereunder.

13.15	No Material Adverse Change
Since 31 December 2016 there has been no event, development or circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Change except for Disclosed Matters.

13.16	Choice of law and jurisdiction

(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in every Relevant Jurisdiction.

(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in every Relevant Jurisdiction.

(c)	The submission of each Obligor to the jurisdiction of the English courts, and the submission of the Account Party and the Guarantor to the New York courts, is valid and binding.

13.17	Truth of financial and other information

(a)
The written information, reports, financial statements, certificates and other information supplied to the Agent by or on behalf of any Obligor or Subsidiary of an Obligor in connection with the negotiation and preparation of the Finance Documents or delivered to the Agent pursuant to this Agreement:

(i)
did not contain any material misstatement of fact, and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made; and

(ii)	fairly represented in all material respects its financial condition and operations during the relevant financial year;

provided that, with respect to projected or pro forma financial information, the Account Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realised).

(b)
The financial statements of the Obligors most recently supplied to the Agent were prepared in accordance with, in the case of the Guarantor and the Account Party, US GAAP consistently applied, and in the case of the Corporate Members, UK GAAP consistently applied.

13.18	Ownership
Each of the Account Party and each Corporate Member that is an Obligor is a direct or indirect wholly-owned Subsidiary of the Guarantor, except for ANV, which will be a direct or indirect wholly-owned Subsidiary of the Guarantor from the date of Acquisition.

13.19	Investment company status
No Obligor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of such terms in the US Investment Company Act of 1940, as amended, and no Obligor is subject to regulation under said Act.

13.20	No filing or stamp taxes
It is not necessary under the law of any Relevant Jurisdiction that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except that a copy of this Agreement is required to be filed with the United States Securities and Exchange Commission in accordance with their requirements.

13.21	Payment of Taxes
Except for Disclosed Tax Matters:

(a)	each Corporate Member has timely filed or caused to be filed all tax returns required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it; and

(b)
each of the Guarantor and its Subsidiaries has timely filed or caused to be filed all federal income tax returns and all other material tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it;

except in each case:

(i)	for Taxes for which such Person has set aside on its books adequate reserves; or

(ii)	to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

13.22	Syndicate participation
The Corporate Members are not members of any syndicate at Lloyd’s other than the Syndicates, and the Syndicates have no open years of account prior to the 2013 year of account.

13.23	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Bank which is:

(a)	a Qualifying Bank:

(i)	falling within paragraph (i)(1) of the definition of Qualifying Bank; or

(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(2) of the definition of Qualifying Bank; or

(iii)	falling within paragraph (ii) of the definition of Qualifying Bank or;

(b)
a Treaty Bank and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

13.24	No established place of business in United States of America, etc.
Neither the Account Party, nor any Corporate Member, has any established place of business in any part of the United States of America or in any other jurisdiction (other than in the case of the Account Party, Bermuda, and in the case of each Corporate Member, the United Kingdom) which would require any of the Finance Documents to be filed or registered in that jurisdiction to ensure its validity; enforceability; or the perfection of the security interests granted thereby.

13.25	Pari passu obligations
The obligations of each Obligor under this Agreement and the other Finance Documents will rank at least pari passu with all of its other unsecured and unsubordinated obligations and liabilities (not including, for the avoidance of doubt, each Corporate Member’s obligations and liabilities which its Funds at Lloyd’s and its premium and investment income in respect of its Lloyd’s underwriting are held in trust to pay) from time to time outstanding other than as preferred by statute.

13.26	Money Laundering
In entering into this Agreement and the other Finance Documents to which it is Party, each Obligor is acting on its own account.

13.27	Underwriting Standards and Investment Guidelines
The Managing Agent of each Syndicate has at all material times maintained good and effective standards for managing underwriting risk of such Syndicate and has adhered in all material respects to Lloyd’s requirements with regard to the investment of syndicate funds.

13.28	ERISA

(a)
Except as, either individually or in the aggregate, has not, and could not reasonably be expected to result in a Material Adverse Change, the Guarantor and its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder as they relate to each Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change.

(b)
Except as, either individually or in the aggregate, has not, and would not reasonably be expected to result in material liability of the Guarantor or any of its ERISA Affiliates, the present value of all benefit liabilities of all underfunded Plans (determined based on the projected benefit obligation with respect to such underfunded Plans based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans.

(c)
Except as, either individually or in the aggregate, has not, and would not reasonably be expected to result in a Material Adverse Change, each Foreign Pension Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of the Guarantor, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that would subject the Guarantor or any of its Subsidiaries, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Agent in respect of any unfunded liabilities in accordance with applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Change. The present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value and the projected fair market value of the assets held in trust under all such Foreign Pension Plans (including any assets to be funded pursuant to an agreed funding plan).

13.29	Margin Regulations
Neither the Guarantor nor the Account Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit will be used to buy or carry any Margin Stock. Not more than 25% of the value of the assets of the Guarantor or the Account Party (respectively) shall consist of Margin Stock.

13.30	Sanctions
No Obligor, nor to the knowledge of any Obligor, any of its Affiliates, directors or officers, is either:

(a)	listed, or is owned or controlled, directly or indirectly, by any person that is listed, on a Designated Parties List;

(b)	located, organised or resident in a country which is the subject of sanctions by any Authority;

(c)	a governmental agency, authority, or body or state-owned enterprise (or owned or controlled by any of the foregoing) of any country that is the subject of sanctions by any Authority; or

(d)	a person or entity who is otherwise currently the subject of sanctions by any Authority such that any Finance Party cannot deal or otherwise engage in business transactions with such person or entity.

13.31	US Commodity Exchange Act
Each Obligor is an “eligible contract participant” within the meaning of Section 1(a) of the Commodity Exchange Act, as amended, and as in effect in the United States from time to time.

13.32	Secured Account
The Secured Account is not allocated to the long-term insurance fund of the Account Party or subject to any legal or contractual provision that would cause the claims of any person to rank in priority to the claims of the Finance Parties in respect of the Collateral, save as expressly permitted by any Finance Document.

13.33	Deposit Accounts
The Deposit Accounts are not subject to any legal or contractual provision that would cause the claims of any person to rank in priority to the claims of the Finance Parties in respect of the Collateral, save as expressly permitted by any Finance Document.

13.34	Continuing nature of representations and warranties
Each Obligor agrees that the Repeating Representations shall be deemed to be repeated on:

(a)	each Application Date;

(b)	each Issuance Date;

(c)	each date on which an increase or extension of a Letter of Credit takes effect in accordance with Clause 3.12(c)(i); and

(d)	except in the case of the representations given in Clause 13.19 (Investment company status), 30 June and 31 December in each year;
with reference to the facts and circumstances then subsisting, as if made on such date.

14.	UNDERTAKINGS
The undertakings in this Clause 14 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment or Letter of Credit is in force.

14.1	Lloyd’s-related undertakings
The Account Party shall comply with the following undertakings:

(a)
Arrangement of Funds at Lloyd’s: It shall ensure that, in accordance with the applicable Lloyd’s trust deed, the Funds at Lloyd’s available from time to time to be applied by Lloyd’s in relation to the business of each Corporate Member are not available to be applied in relation to the business of any other member of Lloyd’s, save for another Corporate Member.

(b)	Changes to Funds at Lloyd’s documents: Except:

(i)	as may be required by Lloyd’s (in which case the Account Party shall immediately notify such changes to the Agent);

(ii)	for minor amendments of an administrative nature;

(iii)	for changes which do not affect the ability of each Corporate Member to comply with its obligations under the Finance Documents or the likelihood that any Letter of Credit will be drawn down; or

(iv)	as may be agreed by the Agent;
it shall ensure that no change is made to any document under which any of the Corporate Members’ Funds at Lloyd’s are at any time held.

(c)	Restrictions on members. It shall ensure that each Corporate Member is not at any time a member of any syndicate at Lloyd’s other than the Syndicates.

(d)	Syndicate funds: It shall ensure that the Managing Agent of each Syndicate adheres in all material respects to Lloyd’s requirements with regard to the investment of syndicate funds.

(e)
Premium capacity: It shall not, without the prior written consent of the Agent, at any time permit the aggregate member’s syndicate premium limit of the Corporate Members in respect of any Syndicate as constituted for any year of account to be greater than 115% of the aggregate member’s syndicate premium limit of the Corporate Members in respect of that Syndicate as constituted for the 2017 year of account.

(f)
Managing Agent: It shall ensure that except with the prior consent of the Majority Banks (not to be unreasonably withheld or delayed), no Person other than the Person named as the managing agent of each Syndicate in the definition of “Managing Agent” acts as managing agent of that Syndicate.

(g)
Underwriting Standards and Investment Guidelines: The Account Party shall procure that the Managing Agent of each Syndicate makes no material adverse change in its standards for managing underwriting risk and adheres in all material respects to Lloyd’s requirements with regard to the investment of syndicate funds.

14.2	General undertakings
Each Obligor shall, and the Guarantor shall ensure that the Account Party and each Corporate Member will:

(a)	Performance under Finance Documents: perform and observe the several covenants and obligations imposed upon it under the Finance Documents.

(b)
Payment of obligations: pay, before the same shall become delinquent or in default, its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Change, except where:

(i)	the validity or amount thereof is being contested in good faith by appropriate proceedings;

(ii)	the relevant Obligor has set aside on its books adequate reserves with respect thereto in accordance with GAAP; and

(iii)	the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Change;
provided that, for avoidance of doubt, solely with respect to Taxes payable by an Obligor, an obligation shall be considered to be delinquent or in default for purposes of this Clause 14.2(b) only if there has first been a notice and demand therefor (as defined in section 6303 of the Code and similar provisions of Law) by a tax authority.

(c)
No amendments to constitutional documents: not without the prior written consent of the Agent, alter any of the provisions of its articles of incorporation or byelaws or other constitutional documents in any way which would have an adverse effect on its ability to perform any of its material obligations under any Finance Document.

(d)	Corporate existence: unless otherwise permitted under Clause 14.2(u) (Mergers), maintain its corporate existence as a corporation duly organised and validly existing in its place of incorporation.

(e)
Licences etc.: obtain, comply with and do all that is necessary to maintain in force, and promptly on a reasonable request by the Agent furnish certified copies to the Agent of, all licences, Authorisations, approvals, consents, rights, privileges, permits and franchises, which may from time to time be necessary for:

(i)	the continued due performance of its obligations under the Finance Documents;

(ii)	the legality, validity, enforceability or admissibility in evidence in its jurisdiction of the Finance Documents; or

(iii)	the conduct of its business;
except in the case of Clause 14.2(e)(iii) above, the loss of, or the failure to comply with which could not reasonably be expected to result in a Material Adverse Change.

(f)
Maintenance of Properties: keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and renewals and replacements thereof, except, in each case, to the extent that failure to do so could not be reasonably expected to result in a Material Adverse Change.

(g)
Compliance with Laws and Contractual Obligations: comply with all Laws and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change or materially impair its ability to perform its obligations under the Finance Documents.

(h)	Sanctions: No Obligor, nor any of its Affiliates shall use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Facility to either:

(i)	any person that is listed on a Designated Parties List, or is owned or controlled, directly or indirectly, by any person listed on a Designated Parties List; or

(ii)	any person that the Obligor or the applicable Affiliate knows or has reasonable cause to suspect is acting on behalf of any of the above; or

(iii)	any country that is the subject of sanctions by any Authority.

(i)
Insurance: maintain with financially sound and reputable insurance companies that are not Affiliates of the Account Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

(j)	Use of Letters of Credit: ensure that the Letters of Credit are only used in accordance with Clause 3.1.

(k)
Pari passu obligations: ensure that its obligations under the Finance Documents rank at least pari passu with all its other present, future and/or contingent unsecured and unsubordinated obligations (not including, for the avoidance of doubt, each Corporate Member’s obligations and liabilities which its Funds at Lloyd’s and its premium and investment income in respect of its Lloyd’s underwriting are held in trust to pay) other than as may be preferred by statute.

(l)	No non-Lloyd’s business: in the case of any Corporate Member, not undertake any business other than that of a corporate member of Lloyd’s.

(m)
Ownership: in the case of the Guarantor, except as permitted by Clause 14.2(u), ensure that each Corporate Member that is an Obligor and the Account Party continue to be its direct or indirect Wholly Owned Subsidiary.

(n)
Books of account: keep proper books of account, in which full, true and correct entries in accordance with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business.

(o)
Inspection rights: permit any representatives designated by the Agent and (at any time an Event of Default or Potential Event of Default exists) any representatives reasonably designated by any Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and other records reasonably requested (other than information subject to confidentiality restrictions, insurance records and customer-related information), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Account Party shall pay the reasonable costs and expenses of any such visit or inspection, but only if an Event of Default or Potential Event of Default exists at the time thereof or is discovered as a result thereof (provided that no Obligor shall have any responsibility for any such costs and expenses under any other circumstance).

(p)	Negative pledge:

(i)	Not create or permit to subsist any Security over any of its assets.

(ii)	Not:

(1) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(2)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(3)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(4)
enter into any other preferential arrangement having a similar effect,in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset.

(iii)	Paragraphs (i) and (ii) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(1)
any Security or Quasi-Security listed in Schedule 15 (Existing Security) except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule;

(2)	any Permitted Encumbrances;

(3)	any Security or Quasi-Security entered into pursuant to any Finance Document;

(4)
Liens securing Indebtedness permitted under Clause 14.2(s)(viii) and/or 14.2(s)(xii), provided that in each case (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(5)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(6)
any Security in connection with the collateralization by means of cash and/or Eligible Investments permitted pursuant to Clause 14.2(v)) of Indebtedness permitted under Clause 14.2(s)(xi) so long as the principal amount of Indebtedness secured by such Security does not at any time exceed the aggregate principal amount of such Indebtedness;

(7)
any Security or Quasi-Security arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments, provided such Security or Quasi-Security extends solely to the assets subject to such leases or consignments;

(8)
Liens securing collateralized Repurchase Agreements constituting a borrowing of funds by the Guarantor or any Subsidiary of the Guarantor in the ordinary course of business for investment purposes in accordance with the Investment Policy of the Guarantor;

(9)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:
(aa)    hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or
(bb)    its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(10)	any lien arising by operation of law and in the ordinary course of trading;

(11)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(aa)    the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;
(bb)    the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(cc)    the Security or Quasi-Security is not extended in time (other than merely by reason of the renewal of any registration of such Security or Quasi-Security in accordance with its existing rights) and is removed or discharged at the earliest time permitted under its terms;

(12)
any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(aa)    the Security or Quasi-Security was not created in contemplation of the acquisition of that company; and
(bb)    the principal amount secured has not increased in contemplation of or since the acquisition of that company; and
(cc)    the Security or Quasi-Security is removed or discharged within 3 months of that company becoming a member of the Group;

(13)	any arrangement under which assets are held under trust for the payment of any Corporate Member’s obligations as a member of Lloyd’s;

(14)
any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(15)	the Permitted Majestic Liens;

(16)	the Permitted Tax Incentive Financing Transactions;

(17)	Liens securing Permitted Non-Recourse Secured Debt to the extent such Liens are permitted by the definition of Permitted Non-Recourse Secured Debt;

(18)
any Lien upon any property or asset of the Guarantor or any Subsidiary if the aggregate amount of all Indebtedness then outstanding secured by such Lien and all other Liens pursuant to this Clause (18) does not exceed $200,000,000;

(19)
Liens securing Indebtedness (including reimbursement obligations with respect to letters of credit) permitted by Clause 14.2(s)(iii) in an aggregate principal amount not exceeding $350,000,000 or, upon notification to the Agent by the Account Party or the Guarantor that such Indebtedness has been agreed to be increased, in an aggregate principal amount not exceeding $500,000,000; or

(20)
any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (1) to (19) above) does not exceed $25,000,000 (or its equivalent in another currency or currencies);

(21)
any Permitted Intercompany Pledge, provided, however, that the aggregate principal amount of all Indebtedness secured by such Permitted Intercompany Pledge and all other Liens pursuant to this Clause 14.2(p)(iii)(21) shall not exceed $200,000,000 at any one time outstanding; or

(22)
Liens securing Indebtedness permitted under Clause 14.2(s)(xxxiii); provided that (i) such Liens do not at any time encumber any property other than the property of the Regulated Insurance Company that is the obligor on such Indebtedness (the “Obligor RIC”) and (ii) the collateral granted by such Obligor RIC in respect of such Liens does not exceed the maximum amount of collateral

(including, without limitation, by reference to a percentage of admitted assets or capital and surplus) permitted by such Obligor RIC’s Applicable Insurance Regulatory Authority to be granted in respect of such Indebtedness owing to the Federal Home Loan Bank.

(iv)
Notwithstanding the above exceptions, no Obligor shall create or permit to subsist any Security or Quasi-Security over any assets charged or pledged in favour of any Finance Party other than as expressly permitted by the relevant charge or pledge document.

(v)
The Account Party shall not at any time cause or permit any of the Collateral to be allocated to its long-term insurance fund, or for any other reason to be subject to any legal or contractual provision that would cause the claims of any person to rank in priority to the claims of the Finance Parties in respect of the Collateral, save as expressly permitted by any Finance Document.

(q)
Transactions with Affiliates: not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that:

(i)	it may pay or make any dividend or other distribution to shareholders;

(ii)
it may engage in any such transactions on terms and conditions (other than transactions permitted by one of more of paragraphs (ii) through (vii) below) not less favourable to it or such Affiliate than could be obtained on an arm’s-length basis from unrelated third parties or at such prices and on terms and conditions that are consistent with past practices and approved by the Audit Committee (so long as such committee is composed solely of independent members) (or other applicable committee composed solely of independent members) of the Board of Directors of the Guarantor;

(iii)
transactions may be entered into between or among the Guarantor and its Subsidiaries not involving any other Affiliate of the Guarantor to the extent such transaction is not expressly prohibited pursuant to this Agreement;

(iv)	transactions may be entered into between or among two or more Subsidiaries of the Guarantor not involving any other Affiliate of the Guarantor;

(v)	it may enter into Investments permitted by Clauses 14.2(v)(iv), 14.2(v)(ix) and 14.2(v)(xii);

(vi)	it may engage in any transactions permitted by Clause 14.2(u);

(vii)
any transactions existing on the Effective Date and described in this Clause 14.2(q) and any amendments thereto that are not materially adverse to the Banks, as reasonably determined by the Board of Directors of the Guarantor, a duly authorized committee thereof or any Responsible Officer, is permitted;

(viii)	it may enter into (and has entered into) the Tower Group Commercial Lines Transaction;

(ix)	it may enter into (and has entered into) the Permitted Tax Incentive Financing Transactions;

(x)	it may make payments to and in accordance with stock option plans or other benefit plans for management or employees of the Guarantor and its Subsidiaries;

(xi)
the Guarantor and any Subsidiary of the Guarantor may make any payment to the Guarantor or another Subsidiary of the Guarantor that is required to be made with respect to or in connection with the terms of any tax sharing, tax allocation or other similar tax arrangement or agreement entered into among the Guarantor and its Wholly Owned Subsidiaries.

(r)	Derivatives: not enter into any Derivative, except for the following:

(i)	Derivatives entered into from time to time in connection with its investment portfolio and in accordance with its Investment Policy;

(ii)
Derivatives entered into to hedge or mitigate risks to which it or any Subsidiary of the Guarantor has actual exposure (other than those in respect of Equity Interests held by it or any of its Subsidiaries);

(iii)
Derivatives entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of it or any of its Subsidiaries; and

(iv)	Permitted Call Spread Derivatives.

(s)	Indebtedness: not create, incur, assume or permit to exist any Indebtedness except:

(i)	Indebtedness incurred under the Finance Documents;

(ii)	[Intentionally left blank];

(iii)
Indebtedness incurred under the credit agreement dated 12 September 2014 between, among others, the Guarantor, certain lenders and JPMorgan Chase Bank, N.A. (or any successor or replacement) as administrative agent (as such agreement may be amended, varied, restated, supplemented, refinanced or replaced from time to time);

(iv)
Indebtedness including guarantees and any other Indebtedness, existing on the Effective Date and set forth in Schedule 14 (Existing Indebtedness), provided that Indebtedness relating to Permitted Intercompany Pledges shall not exceed $200,000,000 at any one time outstanding;

(v)
any extensions, renewals, exchanges or replacements of any such Indebtedness set out in paragraph (iv) above, to the extent that: the principal amount of such Indebtedness is not increased (except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable fees and expenses incurred in connection with such extension, renewal or replacement); and such Indebtedness, if subordinated to the Outstanding Indebtedness, remains so subordinated on terms no less favourable to the Banks;

(vi)
Indebtedness owed by any Subsidiary of the Guarantor to the Guarantor and Indebtedness owed by any Subsidiary of the Guarantor to any other Subsidiary of the Guarantor, provided, however, that the aggregate principal amount of all such Indebtedness relating to Permitted Intercompany Pledges shall not exceed $200,000,000 at any one time outstanding;

(vii)
in respect of Guarantees by any Subsidiary of the Guarantor in respect of Indebtedness otherwise permitted hereunder of the Guarantor or any other Subsidiary of the Guarantor, provided that if the Indebtedness that is being guaranteed is unsecured and/or subordinate to the Obligations, the guarantee shall also be unsecured and/or subordinated to the Obligations;

(viii)
Indebtedness in respect of Capital Lease Obligations and Purchase Money Obligations for fixed or capital assets within the limitations set forth in Clause 14.2(p)(iii)(4), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided, however, that the aggregate principal amount of all Indebtedness permitted by this Clause 14.2(s)(viii) shall not exceed $50,000,000 at any one time outstanding;

(ix)
obligations (1) to return collateral consisting of cash or securities arising out of or in connection with the lending of the same or substantially similar securities or (2) to purchase securities arising out of or in connection with the sale of the same or substantially similar securities, in each case in the ordinary course of business, in each case consistent with past practice;

(x)
Indebtedness in respect of securitisations of any of its assets (including notes or accounts receivable) entered into in the ordinary course of business, which shall be secured by Security solely on such securitised assets (including guarantees issued in connection therewith and repurchase obligations for breach of representations and indemnities);

(xi)
Indebtedness (i) of any Regulated Insurance Company incurred or issued in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) of such Regulated Insurance Company and letters of credit, bank guarantees, surety bonds or similar instruments issued for the account of any Regulated Insurance Company in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) of such Regulated Insurance Company or required by law to satisfy regulatory requirements, and (ii) in respect of any letter of credit, bank guarantees, surety and appeal bonds, or performance bonds or other obligations of a like nature arising in the ordinary course of business and not for capital raising purposes and issued for the account of any Subsidiary that is not a Regulated Insurance Company;

(xii)	Indebtedness under Derivative Obligations to the extent permitted by Clause 14.2(r);

(xiii)
(A) Indebtedness or other obligations of the Guarantor in respect of any Existing Structured Securities and (B) Indebtedness or other obligations of the Guarantor in respect of any other Structured Securities of the Guarantor issued after the Effective Date, provided that, in the case of this clause (B), (1) such Structured Securities shall be on terms reasonably satisfactory to the Agent, (2) such Indebtedness and obligations shall be subordinated and junior in right of payment to the Obligations, and (3) no Potential Event of Default or Event of Default shall exist at the time such Structured Securities are issued or shall result from such issuance, and in each case with respect to (A) and (B) above in this Clause 14.2(s)(xiii), extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(xiv)	Permitted Qualifying Subordinated Indebtedness;

(xv)
Indebtedness of a Person (other than the Guarantor or any of its Affiliates) that is consolidated on its balance sheet as a “Variable Interest Entity” under Financial Accounting Standards Boards of the United States of America (the “FASB”) Interpretation No. 46R (or any successor interpretations or amendments thereto and as affected by any subsequent relevant pronouncements of the FASB or, if, and to the extent applicable, the SEC); provided that the satisfaction of such Indebtedness is limited to the property of such Person (except for customary exceptions for fraud, misapplication of funds, breach of representations and environmental indemnities);

(xvi)
Indebtedness secured by Security on any of its real property (including investments in real property) and certain personal property related thereto; provided that (1) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating such Security or providing for such Indebtedness shall be limited to such real property and personal property relating thereto; and (2) such holder may not under the instrument creating such Security or providing for such Indebtedness collect by levy of execution or otherwise against property (other than such real property and personal property relating thereto directly securing such Indebtedness) if it fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “non-recourse” real estate transactions;

(xvii)	capital maintenance agreements, keep well agreements, support agreements and other similar arrangements, whether or not constituting Indebtedness, provided for the benefit of its Subsidiaries;

(xviii)
in the case of each Corporate Member, in the ordinary course of its business as a corporate member of Lloyd’s (which shall be deemed to include entering into and performing obligations under any member level contract of reinsurance with any reinsurer);

(xix)
Indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

(xx)
Indebtedness resulting from the endorsements of instruments for deposit in the ordinary course of business and, to the extent constituting Indebtedness, obligations in respect of purchasing card and credit care arrangements;

(xxi)	the Permitted Majestic Indebtedness;

(xxii)	the Maiden Debt, and extensions, renewals and replacements of the Maiden Debt with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(xxiii)	any repurchase obligations of the Guarantor under any Repurchase Agreement;

(xxiv)	any Repurchase Liability of the Guarantor;

(xxv)
Indebtedness assumed in connection with a Permitted Acquisition in accordance with the terms of this Agreement after the date hereof, provided that (A) such Indebtedness exists at the time of such Permitted Acquisition and is not created in contemplation of or in connection with such Permitted Acquisition, (B) no Potential Event of Default or Event of Default has occurred and is continuing prior to the assumption of such Indebtedness or would arise after giving effect (including giving effect on a Pro Forma Basis) thereto and (C) the sum of the aggregate principal amount of Indebtedness (excluding for purposes of this Clause 14.2(s)(xxv) only, trust preferred securities (1) which are on terms reasonably satisfactory to the Agent and (2) which Indebtedness and obligations are subordinated and junior in right of payment to the Obligations) permitted by this Clause 14.2(s)(xxv) and Clause 14.2(s)(xxvi) shall not exceed 7.5% of the Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Clause 13.4(b) or Clause 13.4(c)) at any time outstanding;

(xxvi)
Indebtedness constituting deferred purchase price incurred in connection with a Permitted Acquisition in accordance with the terms of this Agreement after the date hereof provided that the sum of the aggregate amount of Indebtedness permitted by this Clause 14.2(s)(xxvi) and Clause 14.2(s)(xxv) above shall not exceed 7.5% of the Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Clause 13.4(b) or Clause 13.4(c)) at any time outstanding;

(xxvii)	Indebtedness under the Permitted Convertible Notes;

(xxviii)	Indebtedness incurred under or in connection with the Permitted Tax Incentive Financing Transactions;

(xxix)	Permitted Non-Recourse Secured Debt;

(xxx)
Indebtedness of the Guarantor incurred after the date of this Agreement in an aggregate principal amount not to exceed $250,000,000 if each of the following conditions are met: (i) both immediately prior to and after giving effect (including on a Pro Forma Basis) thereto, no Potential Event of Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is ninety one (91) days after the Maturity Date, (iii) such Indebtedness is not guaranteed by any Subsidiary of the Guarantor; and (iv) such Indebtedness is unsecured;

(xxxi)	additional unsecured Indebtedness in an aggregate principal amount (combines the Indebtedness of all the Obligors) not to exceed $350,000,000 at any one time outstanding; and

(xxxii)	secured Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding; and
(xxxiii)Indebtedness of Regulated Insurance Companies owing to the Federal Home Loan Bank in an aggregate principal amount not exceeding $500,000,000 at any time outstanding.

(t)	Disposals

(i)	not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(ii)	Paragraph (i) above does not apply to any sale, lease, transfer or other disposal:

(1)	made in the ordinary course of trading of the disposing entity;

(2)
of used, worn out, obsolete or surplus property by the Guarantor or any Subsidiary of the Guarantor that is, in its reasonable judgment, no longer economically practicable to maintain or useful in the conduct of its business;

(3)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(4)	made by any Subsidiary of the Guarantor of any of its business, property or assets to the Guarantor or any other Subsidiary of the Guarantor;

(5)	made in the course of (1) mergers and acquisitions permitted by sub-Clause 14.2(u); and (2) transfers or dispositions permitted by sub-Clause 14.2(u)(iii);

(6)
of licenses or sublicenses by the Guarantor or any Subsidiary of the Guarantor of intellectual property and general intangibles, including, without limitation, any proprietary software of the Guarantor or any Subsidiary of the Guarantor, and licenses, leases or subleases by the Guarantor or any Subsidiary of the Guarantor of other property, in each case in the ordinary course of business and which do not materially interfere with the business of the Guarantor or any of its Subsidiaries;

(7)
of cash or Eligible Investments; provided, however, that, in the case of Eligible Investments, such sale or disposition shall be made solely for and in connection with the Guarantor’s or any Subsidiary of the Guarantor’s, as applicable, investment portfolio and in accordance with the Investment Policy of the Guarantor;

(8)	in relation to the ceding of insurance or reinsurance in the ordinary course of business;

(9)	Liens permitted under Clause 14.2(p); or

(10)
dispositions of Investments made in compliance with Clause 14.2(v) or of any assets of the Guarantor or any of its Subsidiaries not otherwise permitted pursuant to the foregoing in this Clause 14.2(t); provided that (A) no Potential Event of Default then exists or would result therefrom, and (B) such assets to be disposed pursuant to this Clause 14.2(t)(ii)(10), together with all assets of the Guarantor and its Subsidiaries previously disposed pursuant to this Clause 14.2(t)(ii)(10), do not in the aggregate constitute a Substantial Portion of the assets of the Guarantor and its Subsidiaries.

(u)
Mergers: not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve except that, so long as no Potential Event of Default exists or would result therefrom:

(i)
any Wholly Owned Subsidiary of the Guarantor or any other Person may merge or consolidate with or into the Guarantor, provided that the Guarantor is the surviving or continuing Person of such transaction;

(ii)
any Subsidiary of the Guarantor may merge or consolidate with or into any other Subsidiary of the Guarantor, provided, however, that, if any Subsidiary party to such transaction is a Wholly Owned Subsidiary of the Guarantor, the surviving or continuing Person of such transaction shall be a Wholly Owned Subsidiary of the Guarantor, and provided, further, that, if any Subsidiary party to such transaction is a Domestic Subsidiary, the surviving or continuing Person of such transaction shall be a Domestic Subsidiary;

(iii)
any Subsidiary of the Guarantor may dissolve, liquidate or wind up its affairs at any time, provided that all of its assets, if any, and ongoing business are distributed or transferred to the Guarantor or any other Wholly Owned Subsidiary of the Guarantor; and

(iv)	any Person (other than the Guarantor) may merge into any Subsidiary of the Guarantor, provided that such Subsidiary of the Guarantor is the surviving or continuing Person of such transaction.

(v)	Investments: not purchase, hold or acquire any Investment, except that the following shall be permitted:

(i)	Investments existing on the Effective Date and listed in Schedule 16 (Existing Investments);

(ii)
Investments in Eligible Investments; provided that such Investments shall be made solely for investment purposes for the investment portfolio of the Guarantor or any Subsidiary of the Guarantor in accordance with the Investment Policy of the Guarantor and in the ordinary course of business;

(iii)
advances to officers, directors and employees of the Guarantor and Subsidiaries of the Guarantor in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(iv)	Investments by the Guarantor in any Subsidiary of the Guarantor; and Investments by a Subsidiary of the Guarantor in any other Subsidiary of the Guarantor;

(v)	Guarantees constituting Indebtedness permitted by Clause 14.2(s);

(vi)	Guarantees by the Guarantor of Capital Lease Obligations of any Subsidiary of the Guarantor permitted by Clause 14.2(s);

(vii)	mergers and acquisitions permitted by Clause 14.2(u);

(viii)	Derivatives permitted by Clause 14.2(r);

(ix)	Permitted Acquisitions;

(x)	Repurchase Agreements and Repurchase Transactions;

(xi)	the Guarantor may acquire common securities of a TOPS Trust issued by such TOPS Trust to the Guarantor in connection with any Structured Securities permitted by Clause 14.2(s)(xiii);

(xii)
Strategic Investments so long as the aggregate amount of all such Investments does not exceed $500,000,000 during the term of this Agreement; provided that no Strategic Investment in any single Person or series of related Persons shall be in an aggregate amount in excess of $150,000,000;

(xiii)	the Permitted Majestic Acquisition;

(xiv)	the Permitted Tax Incentive Financing Transactions; and

(xv)
in addition to Investments permitted by clauses (i) through (xiv) of this Clause 14.2(v), additional Investments by the Guarantor and any Subsidiary of the Guarantor, so long as the aggregate amount of all Investments made pursuant to this Clause 14.2(v)(xv) does not exceed 3.0% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Clause 13.4(b) or Clause 13.4(c) at any time.

For purposes of covenant compliance with this Clause 14.2(v), the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

(w)
Fiscal year: not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

(x)
Investment Manager: use all reasonable efforts to ensure that any investment manager that is appointed in respect of any cash or assets held with the Custodian which are the subject of any Security granted in favour of any Finance Party under the Finance Documents will at all times comply with any material requirements which are applicable to it under the Finance Documents in respect of such cash and assets as though those requirements were applicable to such investment manager.

(y)
Changes to business: the Guarantor shall procure that no substantial change is made to the general nature of the business of the Guarantor or the Group from that carried on at the date of this Agreement. For the avoidance of doubt, this does not include any new insurance and reinsurance businesses, or exiting a line of business, by any Regulated Insurance Company in the ordinary course of its business.

14.3	Notifications
The Guarantor shall, or shall procure that the Account Party or Corporate Members will:

(a)	Net Solvency Shortfall: notify the Agent immediately if any Corporate Member has any Net Solvency Shortfall.

(b)
Regulatory events: notify the Agent as soon as it becomes aware if the authorisation or permission granted to any Managing Agent to carry on a regulated activity pursuant to the Financial Services and Markets Act 2000 or any permission granted by Lloyd’s to enable any Managing Agent to carry on business as a Lloyd’s managing agent is withdrawn, removed, revoked or cancelled by Lloyd’s, the Prudential Regulation Authority or the Financial Conduct Authority.

(c)
Cash calls: immediately notify the Agent of any proposal by the Managing Agent of any Syndicate to make a cash call on the members of any Syndicate, and promptly provide to the Agent copies of any documents which are sent to the members in connection therewith.

(d)
Credit Rating: immediately notify the Agent in the event that the credit rating of any Obligor is downgraded by AM Best or any Obligor receives any specific notification from AM Best that its credit rating may be downgraded in future.

(e)	Event of Default: immediately notify the Agent of the occurrence of any Event of Default or Potential Event of Default.

(f)	Full Collateralisation Event: notify the Agent immediately if any Full Collateralisation Event occurs.

(g)
ERISA Event: promptly notify the Agent of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Guarantor and its Subsidiaries in an aggregate amount exceeding $10,000,000.

(h)
Other information: provide, promptly at the request of the Agent, any other information material to its obligations under this Agreement, and any other information concerning the affairs of any Obligor, any Syndicate or the Managing Agent of any Syndicate, as the Agent or the Banks may reasonably from time to time require in connection with the performance of any Obligor’s obligations under this Agreement.

14.4	Financial information
Each Obligor, where applicable, shall comply with the following undertakings:

(a)	Borrowing Base Certificate: The Account Party shall:

(i)	immediately after any delivery of Collateral or additional Collateral in accordance with Clause 11;

(ii)	within ten calendar days of the end of each calendar month; and

(iii)	immediately after any reasonable request for the same made by the Agent;
provide to the Agent a Borrowing Base Certificate.

(b)
Guarantor Quarterly Financial Statements: The Guarantor, within 45 days after the end of each of the first three quarters of each of its financial years (starting with the financial year ending on 31 December 2017), shall provide to the Agent (with sufficient copies for each Bank) copies of quarterly unaudited financial statements of the Guarantor.

(c)
Audited Financial Statements: In the case of the Guarantor, within 90 days after the end of each financial year (starting with the financial year ending on 31 December 2017), and in the case of the Account Party and each Corporate Member, within 180 days after the end of each financial year, or within 5 Business Days following the filing of the financial statements, whichever is the earlier, it shall provide to the Agent (with sufficient copies for each Bank) copies of:

(i)	in the case of the Guarantor, its audited annual combined financial statements along with the accompanying notes, prepared in a form consistent with US GAAP consistently applied;

(ii)
in the case of the Account Party, its audited annual financial statements in a form consistent with US GAAP consistently applied and audited by KPMG US LLP or another auditor of recognised national standing; and

(iii)
in the case of the each Corporate Member, its audited annual financial statements in a form consistent with GAAP standards in its jurisdiction of incorporation consistently applied and audited by KPMG LLP or another auditor of recognised national standing.

(d)
Solvency Statements: The Account Party shall procure that the Agent is provided with (with sufficient copies for each Bank) copies of the Solvency Statement of each Corporate Member prepared by Lloyd’s under Lloyd’s Rules within seven days of their receipt from Lloyd’s.

(e)
Quarterly Monitoring Returns: The Account Party shall procure that the Agent is provided with (with sufficient copies for each Bank) copies of the syndicate quarterly monitoring reports of each Syndicate within 30 days of their submission to Lloyd’s from time to time.

(f)
Syndicate accounts and underwriting year accounts: The Account Party shall procure that the Agent is provided with (with sufficient copies for each Bank) copies of each set of audited syndicate accounts and each set of underwriting year accounts (where prepared) in relation to each Syndicate within seven days of their submission to Lloyd’s from time to time.

(g)
Syndicate forecasts: The Account Party shall procure that the Agent is provided with (with sufficient copies for each Bank) copies of any syndicate business plan and/or syndicate business forecast (as applicable) of each Syndicate within 30 days of it being submitted to Lloyd’s from time to time.

(h)
Release Test calculations: The Account Party shall procure the Agent is provided (with sufficient copies for each bank) copies of any Release Test calculation within 30 days of their receipt by any Corporate Member.

(i)
RDS Reports: The Account Party shall procure that the Agent is provided with (with sufficient copies for each Bank) copies of each report on the effect of the RDSs on each Syndicate within seven days of their submission to Lloyd’s from time to time.

(j)
Other Lloyd’s reports: The Account Party shall procure that the Agent is provided with (with sufficient copies for each Bank) copies of any other report relating to any Syndicate or any Corporate Member, which the Account Party, acting reasonably, believes is material in the context of its ability, and the ability of the Corporate Members, to perform its obligations under the Finance Documents, within seven days of its submission to Lloyd’s from time to time.

(k)	Compliance Certificates:

(i)
The Guarantor shall supply to the Agent, with each set of financial statements delivered by it pursuant to paragraph (b) or (c) of Clause 14.4 (Financial information), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 15 (Financial Covenant) as at the date as at which those financial statements were drawn up.

(ii)	Each Compliance Certificate shall be signed by two authorised signatories of the Guarantor

(l)
Rating Information: The Guarantor shall supply to the Agent, promptly after A.M. Best has announced: (i) a negative watch; (ii) a negative outlook; and/or (iii) a downgrade, in each case, in the financial strength rating of any Regulated Insurance Company, written notice of such negative watch, negative outlook and/or rating change.

(m)	“Know your customer information”:

(i)	If:

(1)	the introduction of or any change in (or in the interpretation, administration, implementation or application of) any law or regulation made after the date of this Agreement;

(2)	any change in the status of an Obligor after the date of this Agreement; or

(3)	a proposed assignment or transfer by a Bank of any of its rights and obligations under this Agreement to a party that is not a Bank prior to such assignment or transfer, obliges the Agent or any Bank (or, in the case of paragraph (iii) above, any prospective new Bank) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Bank) or any Bank (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Bank) in order for the Agent, such Bank or, in the case of the event described in paragraph (iii) above, any prospective new Bank to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(ii)
Each Obligor shall provide promptly at the request of the Agent, any information about itself or the Group requested by the Agent or any of the Finance Parties pursuant to any anti-money laundering or “know your customer” legislation, regulation or procedures applicable to it from time to time so as to ensure compliance by any Finance Party, its employees, officers and directors with any such legislation, regulation or procedures

15.	FINANCIAL COVENANT

15.1	Minimum Net Worth
The Account Party shall, and the Guarantor will ensure that the Account Party shall, ensure that the Net Worth of the Account Party shall at no time be less than $1,145,500,000, calculated in accordance with US GAAP, consistently applied.

15.2	Consolidated Net Worth
The Guarantor shall ensure that the Consolidated Net Worth shall at no time be less than the sum of:

(a)	$1,291,430,000;

(b)	50% of Consolidated Net Income of the Guarantor and its Subsidiaries for the period of 1 July 2014 to 31 December 2014 to the extent such Consolidated Net Income is positive;

(c)
50% of Consolidated Net Income of the Guarantor and its Subsidiaries for each fiscal year of the Guarantor (beginning with the fiscal year ending 31 December 2015) for which Consolidated Net Income is positive; and

(d)
an amount equal to 50% of the net cash proceeds received by the Guarantor from the issuance of any of its Equity Interests issued during any fiscal quarter of the Guarantor ending after 12 September 2014.

15.3	Consolidated Leverage Ratio
The Guarantor shall ensure that the Consolidated Leverage Ratio shall at no time exceed 0.35 to 1.0.

15.4	Consolidated Fixed Charge Coverage Ratio
The Guarantor shall ensure that the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Guarantor during any period set forth below, shall at no time be less than the applicable ratio set out below:

(a)	from the Effective Date to (and including) the earlier of:

(i)	the Lender Confirmation Date; and

(ii)	30 September 2018.
4.0 to 1.0; and

(b)	following such date, 2.0 to 1.0.

15.5	RDS Maximum Loss
The Guarantor shall ensure that

(a)	on or prior to the Syndicate Merger Date:

(i)
the projected, in-force and actual loss estimates for each Syndicate (other than Syndicate 2526) in respect of an RDS which falls within the scope of the Whole World AEP shall not, without the written consent of all of the Banks, for any open year of account, exceed:

(1)	in the case of gross losses, the sum of:
(aa)    110% of that Syndicate's ECA; and

(bb)	the profit or loss made by that Syndicate in that year of account, calculated on an ultimate basis in accordance with the Syndicate's business forecast; and

(2)	in the case of net final losses, the sum of:

(aa)	45% of that Syndicate's ECA; and

(bb)	the profit or loss made by that Syndicate in that year of account, calculated on an ultimate basis in accordance with that Syndicate's business forecast; and

(ii)
the projected, in-force and actual loss estimates for each Syndicate (other than Syndicate 2526) in respect of any other RDS shall not, without the written consent of all of the Banks, for any open year of account, exceed:

(1)	in the case of gross losses, the sum of:

(aa)	80% of that Syndicate's ECA; and

(bb)	the profit or loss made by that Syndicate in that year of account, calculated on an ultimate basis in accordance with the Syndicate's business forecast; and

(2)	in the case of final net losses, the sum of:

(aa)	30% of that Syndicate's ECA; and

(bb)	the profit or loss made by that Syndicate in that year of account, calculated on an ultimate basis in accordance with the Syndicate's business forecast; and

(b)	following the Syndicate Merger Date:

(i)
the projected, in-force and actual loss estimates for each of Syndicate 1861 and Syndicate 44 in respect of an RDS which falls within the scope of the Whole World AEP shall not, without the written consent of all of the Banks, for any open year of account, exceed:

(1)	in the case of gross losses, the sum of:

(aa)	110% of that Syndicate's ECA; and

(bb)	the profit or loss made by that Syndicate in that year of account, calculated on an ultimate basis in accordance with the Syndicate's business forecast; and

(2)	in the case of net final losses, the sum of:

(aa)	45% of that Syndicate's ECA; and

(bb)	the profit or loss made by that Syndicate in that year of account, calculated on an ultimate basis in accordance with that Syndicate's business forecast; and

(ii)
the projected, in-force and actual loss estimates for each of Syndicate 1861 and Syndicate 44 in respect of any other RDS shall not, without the written consent of all of the Banks, for any open year of account, exceed:

(1)	in the case of gross losses, the sum of:

(aa)	80% of that Syndicate's ECA; and

(bb)	the profit or loss made by that Syndicate in that year of account, calculated on an ultimate basis in accordance with the Syndicate's business forecast; and

(2)	in the case of final net losses, the sum of:

(aa)	30% of that Syndicate's ECA; and

(bb)	the profit or loss made by that Syndicate in that year of account, calculated on an ultimate basis in accordance with the Syndicate's business forecast.

15.6	Forecast Losses

The Account Party shall, and the Guarantor will ensure that the Account Party shall, ensure that the forecast losses in respect of any one open year of account of any Syndicate shall not exceed 25% of that Syndicate's allocated capacity in respect of that open year of account, provided that this Clause 15.6 shall not apply to Syndicate 2526 pursuant to the waiver granted by Agent dated 28 March 2017 in respect of that Syndicate.
15.7    Net Solvency Shortfall

The Account Party shall, and the Guarantor will ensure that the Account Party shall, ensure that the aggregate Net Solvency Shortfall of the Corporate Members in respect of any open year of account does not at any time exceed 100% of the aggregate amount of the Corporate Member's Own Funds.

16.	EVENTS OF DEFAULT

16.1	Events of Default
There shall be an Event of Default if any one or more of the following happen:

(a)	Failure to pay: An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(i)	its failure to pay is caused by:

(1)	administrative or technical error; or

(2)	a Disruption Event; and

(ii)	payment is made within three Business Days of its due date.

(b)	Breach of certain covenants: any Obligor is in breach of:

(i)
any of the provisions of Clauses 3.4(b)(i) (Condition subsequent), 3.5 (Waiver of conditions precedent), 14.1(a) (Arrangement of Funds At Lloyd’s), 14.1(c) (Restrictions on members), 14.1(e) (Premium capacity), 14.1(f) (Managing agent), 14.2(d) (Corporate existence), 14.2(j) (Use of Letters of Credit), 14.2(k) (Pari passu obligations), 14.2(m) (Ownership), 14.2(p) (Negative pledge), 14.2(q) (Transactions with Affiliates), 14.2(s) (Indebtedness), 14.2(u) (Mergers), 14.2(y) (Changes to business), 14.3(e) (Event of Default), 14.3(g) (ERISA Event), or 15 (Financial Covenant); or

(ii)
any of the provisions of Clauses 11.1(Collateral) and such breach continues unremedied for a period of three or more Banking Days after notice thereof from the Agent to the Account Party (given at the request of any Bank); or

(iii)
Clause 14.2(o) (Inspection rights) and such breach continues unremedied for a period of five or more Banking Days after notice thereof from the Agent to the Account Party (given at the request of any Bank.

(c)
Other breaches: any Obligor fails to observe or perform any provision of this Agreement or any other Finance Documents other than those referred to in Clause 16.1(b) and either such default is not remediable or, in the case of any such default which is capable of remedy, such default continues for a period of 20 days after the Agent, by notice to such Obligor, requires the same to be remedied or such Obligor becomes aware of such default, whichever is earlier;

(d)
Security: the Security Trustee ceases to have a perfected security interest with the required priority in the assets and revenues intended to be covered thereby, enforceable against the security provider in accordance with their respective terms, or the Secured Account ceases to be held by the Custodian in New York;

(e)	Custodian: the Custodian ceases to be an Acceptable Custodian and the Account Party does not, within 20 Business Days:

(i)	appoint a replacement custodian which is an Acceptable Custodian;

(ii)
procure that such custodian enters into a new Security Agreement and Account Control Agreement on terms substantially equivalent to those in the existing Security Agreement and Account Control Agreement; and

(iii)	transfer all the assets in the Secured Account to a corresponding account held with the replacement custodian which is subject to the new Security Agreement and Account Control Agreement;

(f)	Cessation of business: any Syndicate ceases permanently to accept new or renewal insurance business;

(g)	Insolvency Events:

(i)
In the case of the Guarantor or the Account Party, an involuntary proceeding is commenced or an involuntary petition is filed seeking liquidation, reorganisation or other relief in respect of the Guarantor or the Account Party or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor or the Account Party, or any analogous procedure or step is taken in any jurisdiction; but, save for when an order of relief is granted, this Clause 16.1(g)(i) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

(ii)	The Guarantor or the Account Party has:

(1)
voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganisation or other relief under any US Bankruptcy Law, foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect;

(2)	consented to the institution of, or failed to contest in a timely and appropriate manner, any proceeding or petition described in this Clause 16.1(g);

(3)
applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor or the Account Party or for a substantial part of the assets of the Guarantor or the Account Party;

(4)	filed an answer admitting the material allegations of a petition filed against it in any such proceeding;

(5)	made a general assignment for the benefit of creditors under any US Bankruptcy Law;

(6)	become unable, admits in writing its inability or fails generally to pay its debts as they become due; or

(7)	taken any action for the purpose of effecting any of the foregoing;

(iii)	In the case of the Corporate Members, except as permitted under Clause 14.2(u), any corporate action, legal proceedings or other procedure or step is taken in relation to:

(1)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Corporate Member;

(2)	a composition, compromise, assignment or arrangement with any creditor of any Corporate Member;

(3)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Corporate Member or any of its assets; or

(4)
enforcement of any Security over any assets of any Corporate Member, provided that no Event of Default shall occur under this Clause 16.1(g)(iii)(4) if the Indebtedness secured by such Security is less than $30,000,000 (excluding any Indebtedness that has been incurred or exists between members of the Group);

or any analogous procedure or step is taken in any jurisdiction; but this Clause 16.1(g)(iii) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement;

(h)	Insolvency: any of the following events occurs:

(i)
any Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness;

(ii)
any Obligor ceases, or threatens to cease, to carry on its business, or (other than as permitted under the terms of a Finance Document) disposes or threatens to dispose of what the Agent (acting on the instructions of the Majority Banks) considers a material part of its properties, assets or undertakings, or such a part is seized, nationalised, appropriated or compulsorily purchased by or under the authority of any government;

(iii)	the value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities); or

(iv)	a moratorium is declared in respect of any Indebtedness of any member of the Group;

(i)
Final judgment: One or more judgments are rendered against the Guarantor or the Account Party or any combination thereof and the same remain undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to attach or levy upon any assets of the Guarantor or any Subsidiary of the Guarantor to enforce any such judgment, and such judgment and/or judgments either is or are, as applicable, for (1) the payment of money in an aggregate amount in excess of $15,000,000 (or its equivalent in any other currency) to the extent not covered by independent third-party insurance where the insurer has been notified of the potential claim and does not dispute coverage, other than judgments or orders entered against the Guarantor or any Subsidiary of the Guarantor in relation to Permitted Non-Recourse Secured Debt where recourse with respect to such judgment or order remains limited to Liens securing such Permitted Non-Recourse Secured Debt to the extent such Liens are permitted by the definition of Permitted Non-Recourse Secured Debt, or (2) injunctive relief and could reasonably be expected to result in a Material Adverse Change.

(j)
Creditors’ Process: any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of $15,000,000 and is not discharged within 30 days.

(k)
Indebtedness: any Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period, or any Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or any commitment for any Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described), or any creditor of any member of any the Group becomes entitled to declare any Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described) provided that no Event of Default will occur under this Clause 16.1(k) if:

(i)	the aggregate amount of Indebtedness as referred to in this Clause 16.1(k) is less than $10,000,000;

(ii)	such Indebtedness is secured and becomes due as a result of voluntary sale or transfer of the property or assets securing such Indebtedness;

(iii)
it results from any requirement to make a cash payment as a result of the early termination of a Permitted Call Spread Derivative, provided such cash payment is paid when due or within 5 Banking Days thereafter;

(iv)	it results from any requirement to deliver cash upon the conversion of Permitted Convertible Notes, provided such cash is delivered when due or within 5 Banking Days thereafter; or

(v)
such Indebtedness is owed by the Guarantor to any Subsidiary of the Guarantor or by a Subsidiary of the Guarantor to the Guarantor or another Subsidiary of the Guarantor unless it is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described.

(l)
Solvency test: Any Corporate Member fails to satisfy the notional SCR calculated in respect of it by Lloyd's under rule 8.4 of the Solvency Capital Requirement - General Provisions part of the Handbook, and such failure continues for 30 Business Days following notification to the Corporate Member by Lloyd's.

(m)
Representations and warranties: any representation or warranty made or repeated by an Obligor under a Finance Document or in any certificate or statement delivered by or on behalf of an Obligor in connection with any of the Finance Documents at any time is or proves to have been incorrect or misleading in any material respect when made or deemed repeated and, if the circumstances giving rise to the misrepresentation are capable of remedy, those circumstances are not remedied within 30 days after the Agent, by notice to the Account Party, requires the same to be remedied;

(n)
Illegality: it becomes impossible or unlawful for an Obligor to fulfil any of its obligations under the Finance Documents, or, in the event of the drawdown on any Letter of Credit, it would be impossible or unlawful for the Security Trustee to enforce the Security constituted by the Finance Documents or for any Bank to enforce its right to reimbursement under Clause 5 (Reimbursement and indemnities), or any of the Finance Documents for any reason becomes invalid or unenforceable or ceases to be in full force and effect;

(o)	Repudiation: an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document;

(p)	ERISA Event: an ERISA Event has occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Change; or

(q)	Change of control of the Obligors: other than as permitted by Clause 14.2(u), the Account Party or any Corporate Member ceases to be a direct or indirect Subsidiary of the Guarantor.

16.2	Banks’ remedies
Upon the occurrence of an Event of Default and at any time thereafter whilst an Event of Default is continuing, without prejudice to any of the rights and remedies of the Agent and/or the Security Trustee and/or any Bank under any of the other Finance Documents or otherwise, the Agent may, and shall if so requested by the Majority Banks, take any one or more of the following actions:

(a)
by written notice to the Account Party declare the Commitment of each Bank, and the whole of the Facility, to be cancelled, whereupon such Commitment and the Facility shall be cancelled and the Issuing Bank shall be under no further obligation to issue, and each Bank shall be under no further obligation to participate in, any Letter of Credit, and each outstanding Application shall be automatically cancelled;

(b)
by written notice to the Account Party, demand the immediate provision of Collateral for all amounts for which the Banks are actually or contingently liable under all Letters of Credit then outstanding, all interest accrued thereon (if any) and all other Outstanding Indebtedness, whereupon the Account Party shall immediately comply with its obligations in Clause 11 (Collateral);

(c)
enter into any agreement or arrangement which the Banks shall think fit for the cancellation, discharge, release, reduction, compromise and/or return of any or all of the Letters of Credit then outstanding and/or any actual or contingent obligation or liability thereunder; and

(d)	take steps to exercise the rights and remedies conferred upon the Banks by this Agreement and the other Finance Documents which are exercisable on or after the occurrence of an Event of Default.

16.3	Acceleration for US insolvency
If an Event of Default shall occur in respect of the Guarantor under Clause 16.1(g) (Insolvency events) then, in addition to the powers of the Agent under Clause 16.1 (Banks’ remedies):

(a)
the Commitment of each Bank, and the whole of the Facility, shall be automatically cancelled and the Issuing Bank shall be under no further obligation to issue, and each Bank shall be under no further obligation to participate in, any Letter of Credit; and

(b)
the Guarantor shall be and become thereby unconditionally obligated, without any further notice, act or demand, to pay or transfer Collateral for all amounts for which the Banks are actually or contingently liable under all Letters of Credit then outstanding, all interest accrued thereon (if any) and all other Outstanding Indebtedness, in accordance with Clause 11 (Collateral) and Clause 12.1(e);

in each case without presentment, demand, protest or other notice of any kind (all of which are hereby waived by the Guarantor).

17.	SECURITY OVER BANKS’ RIGHTS
In addition to the other rights provided to the Banks under this Agreement, each Bank may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of Collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Bank including, without limitation:

(a)
any charge, assignment or other Security to secure obligations to a federal reserve or central bank or to a Governmental Authority, department or agency (for the avoidance of doubt, including “HM Treasury”); or

(b)
in the case of any Bank which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Bank as security for those obligations or securities;

except that no such charge, assignment or Security shall:

(i)
release a Bank from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Bank as a Party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any Person any more extensive rights than, those required to be made or granted to the relevant Bank under the Finance Documents.

18.	FEES, EXPENSES AND INDEMNITIES

18.1	Issuance Commission
The Obligors shall, as their joint and several obligation, pay to the Agent (for the benefit of the Banks pro rata to the amount of their aggregate participations in the Letters of Credit), from the date of the issuance of each Letter of Credit until the expiry or cancellation of such Letter of Credit, quarterly, in arrears, on 31 March,

30 June, 30 September and 31 December of each year (or if any such day is not a Banking Day, on the immediately preceding Banking Day), an issuance fee calculated as follows:

(a)	the Issuance Commission Percentage of the Unsecured Portion of the Letters of Credit from day to day; plus

(b)	0.50 per cent per annum of the Secured Portion of the Letters of Credit from day to day;
where the “Issuance Commission Percentage” shall be:

(i)	where AM Best has given the Account Party a Financial Strength Rating of A++, 0.95 per cent per annum;

(ii)	where AM Best has given the Account Party a Financial Strength Rating of A+, 1.05 per cent per annum;

(iii)	where AM Best has given the Account Party a Financial Strength Rating of A, 1.15 per cent per annum;

(iv)	where AM Best has given the Account Party a Financial Strength Rating of A-, 1.25 per cent per annum; and

(v)	where AM Best has given the Account Party a Financial Strength Rating of B++ or below, or the Account Party does not have a Financial Strength Rating from AM Best, 1.65 per cent per annum.

18.2	Commitment Fee
The Obligors shall, as their joint and several obligation, pay to the Agent (for the benefit of the Banks pro rata to the amount of their Commitments) quarterly, in arrears, on 31 March, 30 June, 30 September and 31 December of each year, and on the last date of the Commitment Period (or if any such day is not a Banking Day, on the immediately preceding Banking Day), a commitment fee at the rate of 0.35 per cent per annum of the aggregate unutilised and uncancelled amount of the Facility during the Commitment Period.

18.3	Facility Fee
The Obligors shall, as their joint and several obligation, pay to the Agent (for the benefit of the Banks pro rata to the amount of their Commitments on the date of this Agreement), on the date hereof, a facility fee of 0.15 per cent of the total Aggregate Commitment.

18.4	Other fees and commissions
The Obligors shall, as their joint and several obligation, pay to each Bank such other fees and commissions as may from time to time be agreed with such Bank, including in any Fee Letter, in connection with the Finance Documents, and such fees and commissions shall be deemed to be debts owed under the Finance Documents.

18.5	Indemnity against costs
The Obligors shall, as their joint and several obligation, pay to the Finance Parties on demand, and shall indemnify and keep the Finance Parties indemnified against, all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees properly incurred and expenses on a full indemnity basis) and Taxes (together, the “Costs”) thereon suffered or incurred by the Finance Parties:

(a)
in the case of the Agent, the Security Trustee and the Issuing Bank, in the negotiation, preparation, printing, execution, registration and syndication of this Agreement and the other Finance Documents to the extent reasonable and subject to such overall limit as may be separately agreed by the Parties;

(b)
in the case of any Bank, in the enforcement or preservation or the attempted enforcement or preservation of any of the Bank’s rights and powers under this Agreement and the other Finance Documents or of the Security constituted by the Finance Documents;

(c)
in the case of the Agent and the Security Trustee, in connection with any actual or proposed amendment of or supplement to this Agreement or any other of the Finance Documents, or with any request of the Agent to grant any consent or waiver in respect of any provision of this Agreement or any other of the Finance Documents, whether or not the same is given, to the extent reasonable;

(d)	in the case of any Bank, in making payment to the Issuing Bank under Clause 5.6 (Banks’ indemnities); and

(e)
in the case of any Bank, arising out of any act or omission made by any of the Banks in good faith in connection with the exercise of its rights or performance of its obligations under the Finance Documents, except where such Costs arise from negligence or wilful misconduct of the Banks.

18.6	Indemnity in respect of replacement process
Where, as provided in Clause 3.12(a)(i), it is intended that a new Letter of Credit should replace an existing Letter of Credit, the Obligors shall, as their joint and several obligation, pay to the Finance Parties on demand, and shall indemnify and keep the Finance Parties indemnified against, all costs (including costs of capital), charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees properly incurred and expenses on a full indemnity basis) and Taxes thereon suffered or incurred by the Finance Parties as a result of any failure or delay in the release for cancellation of the existing Letter of Credit or any loss of the existing Letter of Credit after it has been released by the beneficiary thereof except where such failure or delay was caused by the gross negligence or wilful default of that Finance Party.

18.7	Stamp duties
The Obligors shall, as their joint and several obligation, pay any and all stamp, documentary, registration and like Taxes or charges imposed by governmental authorities in relation to this Agreement and the other Finance Documents, other than any such Taxes which are payable in respect of any Transfer Certificate, and shall indemnify the Finance Parties against any and all liabilities with respect to, or resulting from, delay or omission on the part of any Obligor to pay such Taxes or charges.

18.8	General indemnities
The Obligors shall, as their joint and several obligation, pay to each Finance Party on demand, and shall indemnify each Finance Party against any losses, expenses or liabilities whether actual or contingent (as to the amount of which such Finance Party’s certificate shall be conclusive and binding upon the Obligors, except in case of manifest error) suffered or incurred by such Finance Party in connection with or as a result of:

(a)
any Letter of Credit for which an Application has been duly made and which the Issuing Bank (on behalf of the Banks) has agreed to issue or make, not being issued or made or being cancelled, other than as a result of a default by such Bank;

(b)	any default in payment by any Obligor of any sum due under the Finance Documents on its due date;

(c)	any failure of any Obligor to provide Collateral in accordance with the Finance Documents;

(d)	the occurrence or continuance of an Event of Default and/or a Potential Event of Default;

(e)
the entering into of any Finance Document being alleged to constitute a breach of any Contractual Obligation to which any Obligor, or any of its Subsidiaries, is a party or affecting any Obligor, or any of its Subsidiaries, or the properties of any Obligor or any of its Subsidiaries, whether such Contractual Obligation is material or immaterial;

(f)	in respect of the Agent only, investigating any event which it reasonably believes is an Event of Default or a Potential Event of Default; or

(g)	in respect of the Agent only, acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised, except to the extent that such loss, expense or liability results from that Finance Party’s gross negligence or wilful misconduct.

18.9	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.10	Survival of indemnities
The indemnities contained in the Finance Documents shall continue in full force and effect after the full and final discharge of the Outstanding Indebtedness with respect to matters arising prior to such discharge.

19.	MITIGATION BY THE BANKS

19.1
Each Bank shall, in consultation with the Account Party, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clauses 6.3 (Refunds by Banks), 7 (No Set-Off, Counterclaim or Tax Deduction), 18.7 (Stamp duties), 20 (Increased Cost) or 21 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another lending office.

19.2	Clause 19.1 above does not in any way limit the obligations of any Obligor under this Agreement.

19.3	The Obligors shall promptly indemnify each Bank for all costs and expenses reasonably incurred by that Bank as a result of steps taken by it under Clause 19.1.

19.4	A Bank is not obliged to take any steps under Clause 19.1 if, in the opinion of that Bank (acting reasonably), to do so might be prejudicial to it.

20.	INCREASED COST

20.1	Types of increased cost
In this Agreement, “Increased Cost” means, in relation to any Bank (the “Affected Bank”):

(a)	a reduction in the rate of return from the Facility or on the Affected Bank's (or its Affiliate's) overall capital;

(b)	any additional or increased cost to the Affected Bank of issuing any Letter of Credit; or

(c)	any additional or increased cost to the Affected Bank arising out of:

(i)	Basel IIIand/or CRD IV; or

(ii)
the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof;

(d)	any reduction in any amount due and payable under this Agreement to the Affected Bank or in the effective return on capital to the Affected Bank or any of its Affiliates;
which is incurred or suffered by the Affected Bank or (as the case may be) any of its Affiliates to the extent that it is attributable to that Affected Bank having entered into its Commitment or funding or performing its obligations under any Finance Document.

20.2	Notification
In the event of an Increased Cost claim, the Affected Bank:

(a)	shall promptly notify the Agent, the other Banks and the Obligors of any Increased Cost incurred by the Affected Bank and the event giving rise to the claim; and

(b)	as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Cost.

20.3	Indemnification of Bank
Subject to Clause 20.4 (Exceptions), the Obligors shall, as their joint and several obligation, within three Banking Days of a demand by the Agent, pay for the account of the Affected Bank the amount of any Increased Costs incurred by the Affected Bank or any of its Affiliates:

(a)
as the result of (1) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (2) compliance with any law or regulation made after the date of this Agreement; or

(b)
attributable to the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, that Finance Party or any of its Affiliates).

20.4	Exceptions
Clause 20.3 (Indemnification of Bank) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by Law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 7.6 (Tax Indemnity) (or would have been compensated for under Clause 7.6 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 7.6 (Tax Indemnity) applied);

(d)	attributable to a wilful breach by the Affected Bank of any Law; or

(e)	attributable to:

(i)
the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (other than arising from amendments made by Basel III and/or CRD IV) (“Basel II”); or

(ii)	any other law or regulation which implements Basel II;
(whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); but this Clause 20.4(e) does not apply to any Increased Cost attributable to any matter referred to in Clause 20.1(b).

20.5	No defence
It shall not be a defence to a claim by the Affected Bank under this Clause 20 that any Increased Cost could have been avoided by the Affected Bank.

20.6	Calculation of Reference Bank Rate

(a)
Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the 11:00 a.m. on the Quotation Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about 11:00 a.m. on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant period.

20.7	Market disruption
In this Agreement a “Market Disruption Event” shall occur if:

(a)
at or about noon on the Quotation Day for the relevant period LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and period; or

(b)
before close of business in London on the Quotation Day for the relevant period, the Agent receives notification from a Bank (an “Affected Bank”) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

If a Market Disruption Event occurs and the Agent, the Affected Banks (if applicable) and/or the Account Party so require, the Agent and the Account Party shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining a rate of interest. Any alternative basis so agreed shall, with the prior consent of the Account Party and all the Banks or (as the case may be) the Affected Bank, be binding on all of the parties. In the absence of such agreement, LIBOR shall be determined by the Agent by reference to the cost of funds of the Banks (or the relevant one of them) in obtaining such matching deposits.

20.8	Separate Debt
Any amount due from the Account Party under this Clause 20 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

21.	ILLEGALITY

21.1	Causes of illegality
This Clause 21 applies if the introduction of, or any change in, any applicable Law, or in the interpretation thereof by any authority charged with the administration thereof or by any court of competent jurisdiction, makes it unlawful for a Bank (the “Affected Bank”) to maintain or give effect to its obligations under this Agreement or makes it unlawful for any Affiliate of a Bank for that Bank to do so.

21.2	Notification
The Affected Bank shall promptly notify the Agent, the other Banks and the Obligors of the occurrence of any of the circumstances described in Clause 21.1.

21.3	Immediate collateralisation
On so notifying the Obligors, the Affected Bank’s obligations under this Agreement that are unlawful shall terminate at the end of the expiry of 5 Banking Days’ notice (unless the circumstances necessitate termination forthwith) and the Required Collateral Amount shall be increased so that thereafter it is the amount that it would otherwise have been plus all amounts for which the Affected Bank is actually or contingently liable under all Letters of Credit then outstanding (subject to a maximum amount equal to the Sterling Equivalent Amount of the aggregate face amount of all outstanding Letters of Credit), and the parties shall use reasonable endeavours in good faith to negotiate arrangements whereby the Letters of Credit then outstanding may be replaced by letters of credit or other assets on terms under which the Affected Bank is either not involved or is involved in a manner that is not unlawful for it.

21.4	Force majeure
No Bank will be liable for any failure on its part to issue any Letter of Credit resulting, directly or indirectly, from any action, inaction or purported action of any government or Governmental Agency or any strike, boycott or blockade or any cause whatsoever outside its control.

21.5	Separate debt
Any amount due from the Account Party under Clause 21.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

22.	THE AGENT, THE LEAD ARRANGERS AND THE REFERENCE BANKS

22.1	Appointment of Agent
Each Bank hereby irrevocably appoints and authorises the Agent, and the Agent hereby accepts its appointment, to act as the agent of each Bank under this Agreement and the Finance Documents. Each Bank authorises the Agent, and the Agent accepts its authority, to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with this Agreement and the other Finance Documents together with any other incidental rights, powers authorities and discretions. The Agent’s duties under this Agreement and the other Finance Documents are solely mechanical and administrative in nature.

22.2	Role of the Lead Arrangers

Except as specifically provided in this Agreement or the Security Documents, the Lead Arrangers have no obligations of any kind to any Account Party under or in connection with this Agreement and any Security Document.

22.3	Agent’s rights, powers and discretions

(a)	The Agent shall have those powers and discretions:

(i)	which are expressly delegated to the Agent by the terms of this Agreement and the other Finance Documents;

(ii)	which the Majority Banks consider appropriate and give to the Agent (generally or in a particular case) with the Agent’s consent;

(iii)
which the Agent considers to be reasonably incidental to the discharge and performance of any of its functions under this Agreement or any of the other Finance Documents or otherwise appropriate in the context of those functions, including the exercise of any powers given to it by the Majority Banks; and

(iv)	which are required to instruct the Issuing Bank to issue Letters of Credit on behalf of the Banks.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent) that:

(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under Clause 16.1(a));

(ii)	any right, power, authority or discretion vested in any Obligor or the Majority Banks has not been exercised; and

(iii)	any notice or request made by an Obligor (other than an Application) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may disclose to any other Bank or Obligor any information it reasonably believes it has received as agent under this Agreement.

(d)
Notwithstanding any other provision of this Agreement and any other Finance Document to the contrary, neither the Agent nor the Lead Arrangers are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any Law or a breach of a fiduciary duty or duty of confidentiality.

22.4	Agent is agent only
The relationship between the Agent and each Bank is that of agent and principal only. Nothing in this Agreement or the other Finance Documents shall constitute the Agent a trustee or fiduciary for any Bank or any other Person and no action taken by the Banks pursuant hereto or thereto, shall be deemed to constitute the Banks a partnership, association, joint venture or other entity.

22.5	Responsibility for documentation
Neither the Agent nor the Lead Arrangers are responsible for:

(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Lead Arrangers, an Obligor or any other Person given in or in connection with this Agreement or any other Finance Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any Finance Document or any other agreement, arrangement or document (as against any Obligor) entered into, made or executed in anticipation of or in connection with this Agreement or any other Finance Document.

22.6	Agent to have no responsibility to the Obligors
Subject to Clause 7.14 (Maintenance of Register), in performing its functions and duties under this Agreement and the other Finance Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any responsibility, liability or obligation (whether fiduciary or otherwise) towards, or relationship of agency or trust with or for, any Obligor, other than liabilities arising from its negligence or wilful misconduct or responsibilities or obligations expressly specified in this Agreement and/or the other Finance Documents.

22.7	Matters within Agent’s authority

(a)
Subject to Clause 22.7(b) and the other provisions of this Agreement and the other Finance Documents, the Agent is hereby irrevocably authorised by the Issuing Bank and the Banks in their name and on their behalf (and shall, if so directed by written notice from the Majority Banks after the Banks shall have consulted for a period of not less than five days, which direction shall be binding on all the Banks):

(i)	to waive, modify, vary or otherwise amend or excuse performance of any provisions of this Agreement or any of the other Finance Documents; and

(ii)	to enforce or take or refrain from enforcing or taking any other action or proceedings with regard to this Agreement or any of the other Finance Documents.

(b)
No amendment or waiver may be made before the date falling ten Business Days after the terms of that amendment or waiver have been notified by the Agent to the Banks, unless each Bank is a FATCA Protected Bank. The Agent shall notify the Banks reasonably promptly of any amendments or waivers proposed by the Account Party.

22.8	Notification of proposed waivers and amendments

Except in cases where the Agent is of the opinion that the Banks would be prejudiced by any delay in the Agent enforcing or taking action, in which event the Agent may, but shall not be obliged to, enforce or take action without prior notification to the Banks, the Agent shall be obliged to notify the Banks if it proposes to waive, modify, vary or otherwise amend or excuse performance of any provision of this Agreement or any of the other Finance Documents or to enforce or take or refrain from enforcing or taking any action under Clause 16.1 and the Agent shall not be entitled to proceed with that proposal unless the Majority Banks shall give notice to the Agent agreeing to that proposal. The Agent shall be entitled to cancel that proposal if written notice pursuant to this Clause 22.7(a)(ii) is not received within five Banking Days of the Banks being so notified by the Agent.

22.9	Agent to act in accordance with instructions of Majority Banks
Subject to the provisions of this Agreement and the other Finance Documents, the Agent agrees to act with respect to this Agreement and the other Finance Documents in accordance with the written instructions of the Majority Banks. Any such instructions given by the Majority Banks shall be binding on all the Banks. In the absence of any such instructions, the Agent shall not be obliged to act. The Agent shall not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Banks. The Agent may refrain from acting in accordance with the instructions of the Majority Banks until it has received such Security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

22.10	Agent not required to act
In no event shall the Agent be required to take any action which exposes, or is likely to expose, the Agent to personal liability or which is contrary to the provisions of:

(a)	this Agreement or any of the other Finance Documents; or

(b)	any Law.

22.11	Provision of copy documents to Banks
The Agent shall furnish each Bank with copies of:

(a)	any documents received by it under Clauses 14.3(h) or 14.4 (but the Agent shall not be obliged to review or check the accuracy or completeness thereof); and

(b)	if requested by any Bank, all documents received by the Agent under Clause 3.4 (Conditions precedent and subsequent).

22.12	Provision of information to Banks
The Agent shall promptly notify the Banks if it:

(a)	receives notice from an Obligor referring to this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default;

(b)	is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Bank (other than the Agent) under this Agreement.

22.13	Provision of copy communications to Agent
Each Bank will, promptly after receipt or despatch thereof, forward to the Agent a copy of any communication:

(a)	sent by that Bank to any Obligor; or

(b)	received by that Bank from any Obligor;
and in each case, relating to this Agreement or any of the Finance Documents.

22.14	Distributions of sums received and deductions by Agent
The Agent shall (subject to Clause 6.2) distribute promptly to each Bank its due proportion of all sums received by the Agent on behalf of the Banks under this Agreement or any of the other Finance Documents, subject to the Agent’s right to deduct and withhold from any such payment any amount which is then (or which will, upon demand by the Agent, become) due and payable to the Agent from that Bank.

22.15	Agent’s retention of fees and expenses
The Agent may retain for its own use and benefit (and shall not be liable to account to any Bank for all or any part of) any sums received by it by way of fees (and not payable to any Bank) or by way of reimbursement of expenses incurred by it.

22.16	Waiver on instructions of Majority Banks
Subject to Clauses 22.7(a)(ii) and 22.17, the provisions of this Agreement and any of the other Finance Documents may be waived, and (subject to the written agreement of each of the other parties thereto, other than the Banks) varied or amended, by the Agent acting on the written instructions of the applicable Majority Banks, in each case evidenced by an instrument in writing, and any such waiver, variation or amendment shall be binding upon all the Banks.

22.17	Consent of all Banks required
Nothing in Clause 22.16 shall authorise the effecting:

(a)	without the prior written consent of all the Banks, of any change in the definitions of “Majority Banks”, “Finance Documents”, “Security Documents” or “Letter of Credit”;

(b)
without the prior written consent of all the Banks, of any change in the date for, or alteration in the amount (or the basis of determining the amount) of, any payment of principal, interest, fees or other amounts payable under this Agreement;

(c)

(i)
subject to paragraph (ii) below, without the prior written consent of all the Banks, of an amendment or waiver which the Agent or a Bank reasonably believes may constitute a “material modification” for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and where the Agent or that Bank (as the case may be) notifies the Account Party and the Agent accordingly;

(ii)	the consent of a Bank shall not be required pursuant to paragraph (i) above if that Bank is a FATCA Protected Bank;

(d)	without the prior written consent of all the Banks, of any change in a Bank’s Commitment;

(e)	without the prior written consent of all the Banks, of any extension of the Commitment Period;

(f)
without the prior written consent of all the Banks, of any change to this Clause 22.17 or any change to any of Clauses 22 (The Agent), 27 (Sharing of Payments) or 28 (Assignments and Transfers) or any change to the rates per annum of the fees and commission set out in Clause 18 (Fees, Expenses and Indemnities);

(g)
without the prior written consent of all the Banks, of the release of any of the Security created by or pursuant to the Finance Documents (or any of them) save where such release is required pursuant to the terms of this Agreement or any other Finance Document; or

(h)
without the prior written consent of all the Banks, of any other matter in respect of which the terms of this Agreement or any of the other Finance Documents expressly require the agreement of all the Banks.

22.18	Failure to respond to request for consent
If any Bank fails to respond to a request for a consent, waiver or amendment of or in relation to any of the terms of this Agreement or any other Finance Document or other vote of Banks under the terms of this Agreement within 10 Banking Days (unless the Obligors and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Aggregate Commitments or participations when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Aggregate Commitments and/or participations has been obtained to approve the request.

22.19	Obligors’ reliance upon Agent
At all times throughout the Security Period the Obligors shall be entitled to rely upon the advice of the Agent as to the giving of any approvals or consents or the exercise of any discretions by the Banks or any other act of the Banks as required by this Agreement and/or the other Finance Documents.

22.20	Consultation by Agent with Banks
The Agent shall, subject to Clause 22.7(a)(ii), at all times:

(a)
consult with the Banks before giving any approvals or consents or exercising any discretions or performing any other act which may be given or exercised or performed by the Agent under this Agreement or any of the other Finance Documents; and

(b)
keep the Banks informed of each and every approval or consent given and each exercise of any such discretion and each performance of any such other act which the Agent may have performed on behalf of the Banks as required by this Agreement or any of the other Finance Documents.

22.21	Consent of Issuing Bank, Agent, Security Trustee or Reference Bank required
Notwithstanding the provisions of Clause 22.16 and 22.17, no provision of this Agreement or of any of the other Finance Documents which in any way relates to the duties, functions, powers or responsibilities of the Issuing Bank, Agent, Security Trustee or any Reference Bank may be amended, waived or suspended without the prior consent of the Issuing Bank, Agent, Security Trustee or Reference Bank (as the case may be).

22.22	Banks’ indemnity to the Agent
Each Bank shall (in proportion to its share of the Aggregate Commitment or, if the Aggregate Commitment is then zero, to its share of the Aggregate Commitment immediately prior to its reduction to zero) indemnify the Agent, within three Banking Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under this Agreement or any other Finance Document (unless the Agent has been reimbursed by an Obligor pursuant to this Agreement or any other Finance Document).

22.23	Confidentiality
In acting as agent for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

22.24	Relationship with the Banks
The Agent may treat the Persons shown in its records as Banks at the opening of business as the Banks entitled to receive and act upon any notice, request, document or communication or make any decision or determination under this Agreement or any other Finance Document made or delivered on that day unless it has received not less than five Banking Days’ prior notice from that Bank to the contrary in accordance with the terms of this Agreement.

22.25	Business with the Group
The Agent and the Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

22.26	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer may rely on this Clause 22.26 subject to Clause 1.9 and the provisions of the Contracts (Rights of Third Parties) Act 1999.

23.	THE SECURITY TRUSTEE

23.1	Appointment of Security Trustee
Each Bank hereby irrevocably appoints and authorises the Security Trustee, and the Security Trustee hereby accepts its appointment, to act as the security trustee for each Bank under this Agreement and the Finance Documents. Each Bank authorises the Security Trustee, and the Security Trustee accepts its authority, to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under or in connection with this Agreement and the other Finance Documents together with any other incidental rights, powers authorities and discretions.

23.2	Trust Property defined
In this Clause 23, “Trust Property” means:

(a)	all rights, title and interests that may be mortgaged, charged, pledged or assigned in favour of the Security Trustee under or by virtue of this Agreement and the other Finance Documents;

(b)	all rights granted to, or held or exercisable by, the Security Trustee by virtue of this Agreement and the other Finance Documents;

(c)
all moneys and other assets which are received or recovered by or on behalf of the Security Trustee under or by virtue of any of the foregoing rights, including as a result of the enforcement or exercise of any such right; and

(d)	all moneys and other assets accrued in respect of or derived from any of the foregoing.

23.3	Duties of Security Trustee

(a)	The Security Trustee shall:

(i)	hold the Trust Property on trust for the Finance Parties in accordance with the provisions of this Agreement and the other Finance Documents; and

(ii)	perform and exercise the rights and benefits vested in it and deal with the Trust Property in accordance with the provisions of this Agreement and the other Finance Documents.

(b)	Without prejudice to any other duty of care that would otherwise be owed by it, the Security Trustee shall not be subject to the duty of care imposed on trustees by the Trustee Act 2000.

23.4	Security Trustee to have no responsibility to the Obligors

The Security Trustee does not assume and shall not be deemed to have assumed any responsibility, liability or obligation (whether fiduciary or otherwise) towards, or relationship of agency or trust with or for, any Obligor other than liabilities arising from its gross negligence or wilful misconduct or responsibilities or obligations expressly specified in this Agreement or the other Finance Documents.

23.5	Security Trustee’s powers and discretions
The Security Trustee shall have those powers and discretions:

(a)	which are expressly delegated to the Security Trustee by the terms of this Agreement and the other Finance Documents;

(b)	which the Majority Banks consider appropriate and give to the Security Trustee (generally or in a particular case) with the Security Trustee’s consent;

(c)
which the Security Trustee considers to be reasonably incidental and conducive to the discharge and performance of any of its functions under this Agreement or any of the other Finance Documents or otherwise appropriate in the context of those functions, including the exercise of any powers given to it by the Majority Banks; and

(d)	which are conferred on a trustee by the Trustee Act 1925 and any other applicable Law for the time being in force.

23.6	Security Trustee to act in accordance with instructions of Majority Banks
Subject to the provisions of this Agreement and the other Finance Documents, the Security Trustee agrees to act with respect to this Agreement and the other Finance Documents in accordance with the written instructions of the Agent, or, if the Agent and the Security Trustee are the same Person, the Majority Banks. Any such instructions given by the Majority Banks shall be binding on all the Finance Parties. In the absence of any such instructions, the Security Trustee shall not be obliged to act.

23.7	Security Trustee not required to act
In no event shall the Security Trustee be required to take any action which exposes, or is likely to expose, the Security Trustee to personal liability or which is contrary to the provisions of:

(a)	this Agreement or any of the other Finance Documents; or

(b)	any Law.

23.8	Provision of copy documents to Banks
The Security Trustee shall furnish the Agent, or, if the Agent and the Security Trustee are the same Person, each Bank, with copies of any documents received by it under or in connection with this Agreement or any other Finance Documents which it considers to be of material importance to the Banks.

23.9	Transfer of moneys to Agent
The Security Trustee shall, except as expressly stated to the contrary in this Agreement or any other Finance Document, transfer any moneys forming part of the Trust Property to the Agent for application in accordance with the relevant provisions of this Agreement and the other Finance Documents, subject to the Security Trustee’s right to deduct and withhold from any such payment any amount which is then (or which will, upon demand by the Security Trustee, become) due and payable to it, or to any receiver or agent appointed by it, under the Finance Documents.

23.10	Security Trustee’s retention of fees and expenses
The Security Trustee may retain for its own use and benefit (and shall not be liable to account to any Bank for all or any part of) any sums received by it by way of fees (and not payable to any Bank) or by way of reimbursement of expenses incurred by it.

23.11	Release of Security
At the end of the Security Period the Security Trustee shall release without any further consent being required from any Finance Party and without any recourse, warranty or covenants for title whatsoever, all Security granted to it pursuant to the Finance Documents then held by it, whereupon the Security Trustee shall be discharged from all liabilities and obligations under this Agreement and the other Finance Documents (but without prejudice to any liabilities that the Security Trustee may have incurred prior to the release).

24.	RETIREMENT OF A SERVICE BANK

24.1	Resignation of Service Bank
Each Service Bank may at any time resign its appointment under this Agreement by giving the Obligors and the other Banks not less than 30 days’ prior written notice to that effect. The Service Bank’s resignation notice shall only take effect upon the appointment of a successor in accordance with Clauses 24.2 or 24.3.

24.2	Appointment of successor by Majority Banks
After the giving by any Service Bank of a notice of termination the Majority Banks (after consultation with the Obligors) may in writing appoint a successor.

24.3	Appointment by retiring Service Bank
If no such successor is appointed within the period specified in Clause 24.1, the relevant Service Bank may (after consultation with the Obligors) appoint as its successor any reputable bank or financial institution with an office in London.

24.4	Documentation to be provided by retiring Service Bank
The retiring Service Bank shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its obligations as such Service Bank under this Agreement and the other Finance Documents.

24.5	Consequence of change of Service Bank
Upon the acceptance by a successor to a Service Bank of its appointment, which acceptance shall be in such form as the Majority Banks shall approve:

(a)
that successor shall become bound by all the obligations of that Service Bank and become entitled to all the rights, privileges, powers, authorities and discretions of that Service Bank under this Agreement and the other Finance Documents;

(b)
the obligations of that Service Bank under this Agreement and the other Finance Documents shall terminate but without prejudice to any liabilities which that Service Bank may have incurred prior to that termination;

(c)	that Service Bank shall be discharged from any further liability or obligations under this Agreement and the other Finance Documents; and

(d)
the provisions of this Agreement and the other Finance Documents shall continue in effect for the benefit of that Service Bank in respect of any action taken or omitted to be taken by it or any event occurring before the termination of its obligations pursuant to this Clause 24.

24.6	Resignation of Service Bank due to FATCA
A Service Bank shall resign in accordance with Clause 24.1 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor pursuant to Clause 24.3 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to that Service Bank under the Finance Documents, either:

(a)
that Service Bank fails to respond to a request under Clause 7.10 (FATCA Information) and an Obligor or a Bank reasonably believes that that Service Bank will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by that Service Bank pursuant to Clause 7.10 (FATCA Information) indicates that that Service Bank will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	that Service Bank notifies the Obligors and the Banks that that Service Bank will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) an Obligor or a Bank reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if that Service Bank were a FATCA Exempt Party, and that Obligor or that Bank, by notice to that Service Bank, requires it to resign.

25.	LIMITS OF THE SERVICE BANKS’ OBLIGATIONS

25.1	No duty to enquire
Neither Service Bank shall be obliged to ascertain or enquire:

(a)	either initially or on a continuing basis, as to the credit or financial condition or affairs of any Obligor or any other Person;

(b)	as to the performance or observance by any Obligor of any of the terms and conditions of this Agreement or any of the other Finance Documents or any other agreement; or

(c)
whether any Event of Default or Potential Event of Default has occurred, and until it shall have actual knowledge or express notice to the contrary, the Agent shall be entitled to assume that no Event of Default or Potential Event of Default has occurred.

25.2	Responsibilities excluded
Neither Service Bank and none of its officers, employees or agents shall be responsible to any other Bank for:

(a)	any failure or delay in performance, or breach by any Obligor of its obligations under this Agreement or any of the other Finance Documents or any other agreement; or

(b)
any recitals, statements, representations or warranties in, or for the legality, validity, effectiveness, enforceability, admissibility in evidence or sufficiency of, this Agreement or any of the other Finance Documents or any other agreement; or

(c)	the legality, validity, effectiveness or enforceability of any of the Security created, or purported to be created, pursuant to any of the Finance Documents.

25.3	Limitation of liability

(a)
Neither Service Bank and none of its officers, employees or agents shall be liable for any loss, damage or expense suffered or incurred by any Obligor or any Bank or any other Person in consequence of any action taken or omitted to be taken by it under this Agreement or any of the other Finance Documents or in connection herewith or therewith unless caused by its gross negligence or wilful misconduct.

(b)
Without prejudice to the provisions of Clause 25.3(a), none of the other parties to this Agreement shall take any proceedings against any officer, employee or agent of a Service Bank in respect of any claim which it may have against that Service Bank or in respect of any act or omission (including, without limitation, negligence or wilful misconduct) by that officer, employee or agent in relation to this Agreement or any of the other Finance Documents.

25.4	Banks’ representations and undertakings
Each Bank:

(a)
severally represents and warrants to the Service Banks that it has made its own independent investigation of the financial condition and affairs of the Obligors in connection with the entry by that Bank into this Agreement and in that respect has not relied on any information provided to it by either Service Bank; and

(b)	undertakes that it will continue to make its own independent appraisal of the creditworthiness of the Obligors and will not rely on any information provided to it by either Service Bank.

25.5	Indemnification by Banks of Service Banks
The Banks agree (which agreement shall survive payment of all sums due under this Agreement) to indemnify each Service Bank (to the extent not reimbursed by the Obligors) rateably according to their respective Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against that Service Bank:

(a)	in performing its functions or duties under this Agreement or any of the other Finance Documents; or

(b)
in connection with any action taken or omitted to be taken by that Service Bank in enforcing or preserving or attempting to enforce or preserve the rights of the Banks under this Agreement or any of the other Finance Documents or any other documents or Security.

25.6	Service Banks’ rights
Each Service Bank may:

(a)
engage and pay for the advice and services of any lawyers, accountants or other experts whose advice or services may to that Service Bank seem necessary or desirable and that Service Bank shall be entitled to rely on the advice and opinions of such lawyers, accountants and other experts and shall not be liable to any of the other parties hereto for any of the consequences of any such reliance;

(b)
perform all or any of its functions and duties hereunder or under the other Finance Documents through employees or agents or any office or branch of that Service Bank from time to time selected by it and notified to the other parties hereto;

(c)
rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the Person by whom it purports to be communicated or signed and shall not be liable to any of the other parties hereto for any of the consequences of such reliance; and

(d)	without liability to account, make loans to, accept deposits from and generally engage in any kind of banking or trust business with the Obligors as though that Service Bank was not a Service Bank.

25.7	Service Banks as Banks
If it is also a Bank, each Service Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not a Service Bank.

26.	CONDUCT OF BUSINESS BY THE BANKS
No provision of this Agreement will interfere with the right of any Bank to arrange its affairs (tax or otherwise) in whatever manner it thinks fit, oblige any Bank to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim or oblige any Bank to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.	SHARING OF PAYMENTS

27.1	Relevant circumstances

This Clause 27 applies if any Bank (the “Sharing Bank”) at any time receives or recovers (whether by way of voluntary or involuntary payment, by virtue of the exercise of its legal rights including but not limited to the right of set-off, counterclaim or otherwise howsoever) the whole or any part of any amounts due to it from any Obligor under this Agreement or any of the other Finance Documents otherwise than by distribution from the Agent in accordance with the terms of this Agreement.

27.2	Payment by Sharing Bank to Agent
Subject to Clauses 27.3 and 27.4:

(a)	the Sharing Bank shall forthwith pay to the Agent the full amount or (as the case may be) an amount equal to the equivalent of the full amount so received or recovered;

(b)
as between each Obligor and the Sharing Bank, each Obligor shall remain or again become indebted to such Sharing Bank under this Agreement in the amount so paid as if it had not been received or recovered as aforesaid; and

(c)
the Agent shall treat the amount so paid as if it were a payment by the relevant Obligor on account of amounts due from the Obligors under this Agreement or any of the other Finance Documents for distribution to the Sharing Bank and the other Banks in the proportions in which the Sharing Bank and the other Banks would have been entitled to receive such amount had it been paid by an Obligor to the Agent hereunder or under a Finance Document.

27.3	Refund by Agent
Any payment and adjustment made pursuant to Clause 27.2 shall be subject to the condition that, if the amount (or any part thereof) so paid by the Sharing Bank to the Agent subsequently falls to be repaid by the Sharing Bank to the Obligor or any other Person, then each of the Banks which has received any part thereof from the Agent shall repay the amount received by it to the Sharing Bank, together with such amount (if any) as is necessary to reimburse the Sharing Bank the appropriate portion of any interest it has been obliged to pay when repaying such amount as aforesaid, and the relevant adjustments pursuant to Clause 27.2 shall be cancelled.

27.4	No sharing required
A Sharing Bank which has commenced or joined in an action or proceeding in any court to recover sums due to it under this Agreement or any of the other Finance Documents, and pursuant to a judgment obtained therein or a settlement or compromise of that action or proceeding shall have received any amount, shall not be required to share any proportion of that amount with a Bank which has the legal right to, but does not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights under this Agreement or any of the other Finance Documents in the same or another court.

27.5	Matters notifiable
Each Bank shall promptly give notice to the Agent of:

(a)
the institution by that Bank of a legal action or proceedings against an Obligor under this Agreement or under any of the other Finance Documents or in connection therewith as soon as practicable thereafter (and, in any event, within six Banking Days); and

(b)
the receipt or recovery by that Bank of any amount due and payable by an Obligor under this Agreement or under any of the other Finance Documents which is received or recovered otherwise than through the Agent.

Upon receipt of any such notice the Agent will as soon as practicable thereafter notify the other Banks.

28.	ASSIGNMENTS AND TRANSFERS

28.1	Successors and assigns

This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns.

28.2	No assignment by the Obligors
The Obligors may not assign or transfer all or any of their rights, benefits or obligations under this Agreement or under any of the other Finance Documents without the prior written consent of the Agent with the Majority Banks’ authority.

28.3	Transfer by Banks

(a)
Any Bank (the “Transferor Bank”) may, with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Agent and (other than in the case of a transfer by the Transferor Bank to an Affiliate of the Transferor Bank) the Account Party, transfer its Commitment, rights and/or obligations in its capacity as a Bank under this Agreement and under the other Finance Documents to another bank or financial institution that is a credit institution approved by Lloyd’s for the issue of letters of credit in respect of Funds at Lloyd’s (the “Transferee Bank”), provided always that such transfer shall not be for less than the equivalent of £5,000,000 of the Transferor Bank’s Commitment, rights and/or obligations without the prior written consent of the Agent (in its sole and absolute discretion).

(b)
Without prejudice to Clause 28.3(a), and with the prior written consent of the Agent for any transfer of a Transferor Bank’s Commitment of less than £5,000,000, any Bank may freely transfer (without the prior written consent of the Agent) all or any part of its Commitment, rights and/or obligations where (i) an Event of Default has occurred and is continuing, or (ii) such transfer is to another Bank or an Affiliate of a Bank (being still a credit institution approved by Lloyd’s for the issue of letters of credit in respect of Funds at Lloyd’s).

(c)
The consent of the Account Party to an assignment or transfer must not be unreasonably withheld or delayed. The Account Party will be deemed to have given its consent five Banking Days after a Bank has requested it unless the request is expressly refused by the Account Party within that time.

(d)
Any transfer under this Clause 28 shall be effected by the delivery by the Transferor Bank to the Agent of a Transfer Certificate executed by the Transferor Bank and the Transferee Bank. Any such transfer shall not be effective unless it is effected by a Transfer Certificate.

28.4	Signature of Transfer Certificate
The Agent shall as soon as practicable but not later than the fifth Banking Day after receipt by it of a Transfer Certificate:

(a)	sign the Transfer Certificate on behalf of the Obligors, itself and each of the other Banks; and

(b)	give notice to the Obligors and the Banks of receipt, attaching a copy, duly signed by it, of that Transfer Certificate.

28.5	Authorisation of Agent to sign Transfer Certificate
Each Obligor, each Bank and the Security Trustee irrevocably authorise the Agent to sign any Transfer Certificate on its behalf but only to the extent that the relevant Obligor has given its consent in accordance with Clause 28.3(a) (unless such consent is not required in accordance with Clause 28.3(b)).

28.6	Effective date of Transfer Certificate
A Transfer Certificate shall be effective on the later of:

(a)	the date specified in that Transfer Certificate; and

(b)	the date of receipt by the Obligors and the Banks of the notice given by the Agent pursuant to Clause 28.4(b).

28.7	Effect of Transfer Certificate
A Transfer Certificate shall have effect in accordance with the following:

(a)
to the extent that in that Transfer Certificate the Transferor Bank seeks to transfer its rights and/or its obligations under this Agreement and the other Finance Documents, each Obligor and the Transferor Bank shall each be released from further obligations to the other under this Agreement and the other Finance Documents and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 28.7 as “discharged rights and obligations”);

(b)
each Obligor, the Transferee Bank and the other Finance Parties shall each assume obligations towards each other and/or acquire rights against each other which differ from the discharged rights and obligations only insofar as the Transferee Bank has assumed and/or acquired the same in place of the Transferor Bank; and

(c)
the Transferee Bank and the other Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Transferee Bank been an original Party to this Agreement as a Bank with the rights and/or obligations acquired or assumed by it as a result of that transfer.

28.8	Issue of replacement Letters of Credit following transfer

(a)
Where the Issuing Bank, acting reasonably, is satisfied that the requirements for the transfer of the Commitment, rights and obligations of a Transferor Bank have been satisfied, it shall, subject to confirmation from Lloyd’s in a form satisfactory to the Agent that it will permit the same and subject to being satisfied with the applicable substitution arrangements, issue, in replacement of each Letter of Credit then outstanding, a replacement Letter of Credit in which the Banks participate in proportion to their Commitments following such transfer, and the Issuing Bank shall immediately cancel each replaced Letter of Credit as soon as such replaced Letter of Credit is returned to it.

(b)
Each Finance Party and each Obligor hereby authorises the Issuing Bank to issue replacement Letters of Credit under Clause 28.8(a) notwithstanding that the Commitment Period may have expired or that any Event of Default or Potential Event of Default may be continuing.

28.9	Limitation on responsibility of Transferor Banks

(a)	Unless expressly agreed to the contrary, a Transferor Bank makes no representation or warranty and assumes no responsibility to a Transferee Bank for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any other Security Document or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document;
and any representations or warranties implied by law are excluded.

(b)	Each Transferee Bank confirms to the Transferor Bank and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Transferor Bank in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any Letter of Credit is or may be outstanding or any Commitment is in force.

(c)	Nothing in any Finance Document obliges a Transferor Bank to:

(i)	accept a re-transfer or re-assignment from a Transferee Bank of any of the rights and obligations assigned or transferred under this Clause 28; or

(ii)	support any losses directly or indirectly incurred by the Transferee Bank by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

28.10	Transfer fee
The Transferee Bank shall pay to the Agent for its own account a transfer fee of £3,000 on the date on which the transfer effected by the relevant Transfer Certificate becomes effective.

28.11	Sub participation by Banks
Any Bank may at any time sub participate all or any of its rights and/or obligations under this Agreement and the other Finance Documents.

28.12	Change of lending office
Any Bank may at any time and from time to time change its lending office by giving notice to the Agent and that change shall be effective on the later of:

(a)	the date specified in that notice; and

(b)	the date of receipt by the Agent of that notice from that Bank.

The Agent shall promptly notify the Obligors and the other Banks of any notice received by it pursuant to this Clause 28.12.

28.13	Delegation
Any Bank may at any time and from to time to time delegate any one or more of its rights, powers and/or obligations under this Agreement and the other Finance Documents to any Person, provided that the delegating Bank informs the delegate that all information provided by the delegating Bank to the delegate in connection with such delegation was provided to the delegating Bank on a confidential basis and the delegate treats and holds such information for all purposes as confidential.

28.14	Further assurance
Each Obligor undertakes to do or to procure all such acts and things and to sign, execute and deliver or procure the signing, execution and delivery of all such instruments and documents as the Agent may reasonably require for the purpose of perfecting any such permitted assignment, transfer, sub-participation, change or delegation as aforesaid.

28.15	Register
The Agent shall keep a register of all the Banks for the time being with details of their respective Commitments and lending offices and shall provide any other Party to this Agreement (at that Party’s expense) with a copy of the register on request.

29.	DISCLOSURE OF INFORMATION

29.1
Each Bank agrees to keep all Confidential Information confidential and not disclose it to anyone, save to the extent permitted by this Clause 29, and to use reasonable endeavours to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own Confidential Information.

29.2	Any Finance Party may disclose:

(a)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives such Confidential Information as that Finance Party shall consider appropriate if any Person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement so to inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any Person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that Person’s Affiliates, representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that Person's Affiliates, representatives and professional advisers;

(iii)
appointed by any Finance Party or by a Person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body or the rules of any relevant stock exchange or pursuant to any applicable Law;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 17 (Security over Banks’ rights);

(vii)	to whom information is required or requested to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party to this Agreement; or

(ix)	with the consent of any Obligor;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(1)
in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the Person to whom the Confidential Information is to be given has entered into a confidentiality undertaking, except that there shall be no requirement for a confidentiality undertaking agreed between the Account Party and the relevant Finance Party if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(2)	in relation to paragraph (b)(iv) above, the Person to whom the Confidential Information is to be given has entered into a confidentiality undertaking on terms agreed between the

Account Party and the relevant Finance Party or is otherwise bound by requirements of confidentiality in relation to the Confidential Information it receives and is informed that some or all of such Confidential Information may be price-sensitive information;

(3)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the Person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement so to inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)
to any Person appointed by that Finance Party or by a Person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking as may be agreed between the Account Party and the relevant Finance Party.

29.3
This Clause 29 (Disclosure of information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

29.4
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

29.5	Each of the Finance Parties agrees (to the extent permitted by Law) to inform the Account Party:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 29.2 (Disclosure of information) except where such disclosure is made to any of the Persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 29 (Disclosure of Information).

29.6
The obligations in this Clause 29 (Disclosure of information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)
the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Letters of Credit have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

30.	SET-OFF
Each Bank may set off any matured obligation due from an Obligor under this Agreement or any of the Finance Documents (to the extent beneficially owned by that Bank) against any matured obligation owed by that Bank to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.    CONFIDENTIALITY OF REFERENCE BANK QUOTATIONS

31.1	The Agent agrees to keep each Reference Bank Quotation confidential and not to disclose it to anyone, save to the extent permitted by Clause 31.2 below.

31.2	The Agent may disclose any Reference Bank Quotation to:

(a)
any Person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Reference Bank;

(b)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Reference Bank Quotation is to be given pursuant to this paragraph (b) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(c)
any Person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent, it is not practicable to do so in the circumstances;

(d)
any Person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent, it is not practicable to do so in the circumstances; and

(e)	any Person with the consent of the relevant Reference Bank.

31.3
The Agent acknowledges that each Reference Bank Quotation is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Agent undertakes not to use any Reference Bank Quotation for any unlawful purpose.

31.4	The Agent agrees (to the extent permitted by law and regulation) to inform the relevant Reference Bank, as the case may be:

(a)
of the circumstances of any disclosure made pursuant to Clause 31.2(c) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that any information has been disclosed in breach of this Clause 31.

32.	USA PATRIOT ACT
The Banks hereby notify the Obligors that pursuant to the requirements of the USA Patriot Act, the Banks are required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow the Banks to identify each Obligor in accordance with the USA Patriot Act.

33.	MISCELLANEOUS

33.1	No waiver
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33.2	Waivers to be in writing
Any waiver by any Bank of any provision of this Agreement or any of the other Finance Documents, and any consent or approval given by any Bank, shall only be effective if given in writing and then only strictly for the purpose and upon the terms for which it is given.

33.3	Amendments to be in writing
Neither this Agreement nor any of the other Finance Documents may be amended or varied orally but only by an instrument signed by the applicable Majority Banks or all the Banks (as may be applicable) or, as the case may be, the Agent and/or the Security Trustee on behalf of the applicable Majority Banks or all the Banks (as may be applicable), and each of the other parties thereto.

33.4	Remedies cumulative
The rights, powers and remedies of the Banks contained in this Agreement and the other Finance Documents are cumulative and not exclusive of each other nor of any other rights, powers or remedies conferred by law, and may be exercised from time to time and as often as the Banks may think fit.

33.5	Severability
If at any time one or more of the provisions of this Agreement or any of the other Finance Documents is or becomes invalid, illegal or unenforceable in any respect under any Law by which it may be governed or affected, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired as a result.

33.6	Counterparts
This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute but one and the same instrument.

33.7	Calculations and certificates
In any litigation or arbitration proceedings arising out of or in connection with this Agreement or any Finance Document, the entries made in the accounts maintained by a Bank are prima facie evidence of the matters to which they relate.

33.8	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.	OBLIGATIONS AND LIABILITIES
Obligations not affected
None of the obligations and liabilities of the Obligors under this Agreement and the other Finance Documents shall be impaired by:

(a)
any failure of this Agreement or any of the other Finance Documents to be legal, valid, binding and enforceable in relation to any Obligor whether as a result of lack of corporate capacity, due authorisation, effective execution or otherwise;

(b)	any giving of time, forbearance, indulgence, waiver or discharge in relation to any Obligor; or

(c)	any other matter or event whatsoever which might have the effect of impairing any of the liabilities or obligations of any Obligor.

35.	FURTHER ASSURANCE
Obligors’ duties
Each Obligor shall, upon demand, and at its own expense, sign, perfect, do, execute and register all such further assurances, documents, acts and things as the Agent may require for the purpose of more effectually accomplishing or perfecting the transaction or Security contemplated by this Agreement.

36.	NOTICES

36.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Agent:
8-10 Moorgate
London EC2R 6DA
Tel No: 020 7767 7507
Attn: Mariëtte Groen / Olive Yu

(b)	in the case of the Issuing Bank:
8-10 Moorgate
London EC2R 6DA
Tel No: 020 7767 7507
Attn: Mariëtte Groen / Olive Yu

(c)	in the case of the Security Trustee:
8-10 Moorgate
London EC2R 6DA
Tel No: 020 7767 7507
Attn: Mariëtte Groen / Olive Yu

(d)	in the case of a Bank, the address set out beneath its name in Schedule 1;

(e)	in the case of the Account Party:
AmTrust International Insurance, Ltd.
7 Reid Street, Suite 400
PO Box HM 1087
Hamilton HM11
Bermuda
Tel No: (441) 444 4806

Attn: Chris Souter

(f)	in the case of the Corporate Members:
AmTrust Corporate Capital Limited
Market Square House
St James’s Street
Nottingham NG1 6FG
Tel No: 020 7280 6229
Attn: Janice Hamilton
With a copy to:
2 Minster Court
Mincing Lane
London EC3R 7BB
Tel No: 020 7170 0071
Attn: Jeremy Cadle

(g)	in the case of the Guarantor:
AmTrust Financial Services, Inc.
59 Maiden Lane, 42nd Floor
New York, NY 10038
Tel No: (212) 220 7120
Attn: Evan Greenstein
With a copy to:
David Saks
or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other parties, if a change is made by the Agent) by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Account Party in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 pm in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number
Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other parties.

36.5	Electronic communication

(a)
Any communication to be made between any two parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5.

36.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.	APPLICABLE LAW AND JURISDICTION

37.1	Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

37.2	Submission to jurisdiction

Each Obligor hereby irrevocably agrees for the exclusive benefit of the Finance Parties that the English courts shall have jurisdiction in relation to any dispute (including any dispute in connection with any non-contractual obligations arising out of or in connection with this Agreement) and any suit, action or proceeding (referred to together in this Clause 37 as “Proceedings”) which may arise out of or in connection with this Agreement or any of the other Finance Documents, and for such purposes irrevocably submits to the jurisdiction of such courts (including any legal or equitable process or remedy, and whether before or after judgment).

37.3	Jurisdiction of US courts

(a)
Notwithstanding any of the foregoing, the Account Party and the Guarantor hereby irrevocably and unconditionally submit, for themselves and their property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof (collectively, the “US Courts”), in any action or proceeding arising out of or relating to any Finance Document, or for recognition or enforcement of any judgment, and the Account Party and the Guarantor hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State or Federal court, in each case as the Agent, the Security Trustee or any Bank may select in its sole discretion. The Account Party and the Guarantor agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Account Party and the Guarantor hereby irrevocably waive any objection to the laying of venue in any action or proceeding in any of the US Courts and, to the fullest extent permitted by law, any claim that such action or proceeding has been brought in an inconvenient forum. The Account Party, the Guarantor, the Agent and the Banks hereby irrevocably and unconditionally waive any right to trial by jury in any action or proceeding in respect of this Agreement or any of the other Finance Documents brought in any of the US Courts.

(b)
Without prejudice to any other mode of service allowed under any relevant law, the Account Party and the Guarantor hereby consent to service of process in any suit, action or proceeding in any of the US Courts by certified mail at the addresses to which notices are to be given to the Account Party and the Guarantor (as applicable) under this Agreement (or at such addresses otherwise notified to the Agent from time to time).

37.4	Choice of forum

(a)
Nothing in this Clause 37 shall affect the right of any Bank to serve process in any manner permitted by law or limit the right of any Bank to take Proceedings against any Obligor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings by any Bank in any other jurisdiction, whether concurrently or not.

(b)	No Obligor shall commence any Proceedings in any country other than England in relation to any matter arising out of or in connection with this Agreement or any of the other Finance Documents.

37.5	Forum convenience
Each Obligor irrevocably waives any objection which it may now or hereafter have on the grounds of inconvenient forum or otherwise to Proceedings being brought in any such court as is referred to in this Clause 37

37.6	Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Account Party and the Guarantor irrevocably appoint AmTrust Management Services Limited as its agent for service of process in relation to any proceedings before the English court in connection with this Agreement and the Finance Documents and agrees that failure by a process agent to notify the Account Party of the process will not invalidate the proceedings concerned.

37.7	Waiver of immunity

To the extent that any Obligor may be entitled in any jurisdiction to claim for itself or its property or assets immunity in respect of its obligations under this Agreement from service of process, jurisdiction, suit, judgment, execution, attachment (whether before judgment, in aid of execution or otherwise) or legal process, or to the extent that in any such jurisdiction there may be attributed to it or its property or assets such immunity (whether or not claimed), such Obligor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1
BANKS AND COMMITMENTS

BANK	LENDING OFFICE	COMMITMENT
ING Bank N.V., London Branch	8-10 Moorgate, London EC2R 6DA	£175,000,000
The Bank of Nova Scotia, London Branch	201 Bishopsgate, London EC2M 3NS	£160,000,000
Bank of Montreal, London Branch	95 Queen Victoria Street, London EC4V 4HG	£120,000,000

TOTAL		£455,000,000

SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS AND EVIDENCE
The documents and evidence referred to in Clause 3.4(a)(i)(1) are as follows:

1.	Obligors

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a Party and resolving that such Obligor execute the Finance Documents to which it is a Party;

(b)	authorising a specified person or persons to execute the Finance Documents to which such Obligor is a Party on its behalf; and

(c)
authorising a specified person or persons, on such Obligor’s behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by such Obligor under or in connection with the Finance Documents to which it is a Party.

1.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.4
A certificate of each Obligor (signed by a director or other duly authorised officer) confirming that entering into and performing its obligations under the Finance Documents would not cause any borrowing, guaranteeing or similar limit binding on such Obligor to be exceeded.

1.5
A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this paragraph 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.6	Where any Finance Document is executed under a power of attorney, the original or a certified copy of such power of attorney.

1.7
For each Obligor organised in or qualified to do business in a jurisdiction of the United States, copies of good standing certificates from the applicable Governmental Authority for each such Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the date hereof.

1.8	For the Account Party and the Guarantor, results of UCC or other lien searches to be conducted with the relevant Governmental Authority, as requested by the Agent.

1.9
UCC-1 financing statements in form and substance acceptable to the Agent, suitable for filing with each Governmental Authority that the Agent deems reasonably necessary for purposes of perfecting the security interests granted in favour of the Security Trustee, reflecting the Account Party as “debtor” and the Security Trustee as “secured party”.

2.	Legal Opinions

2.1	A legal opinion of Hogan Lovells International LLP, legal advisers to the Agent in England, in form and substance satisfactory to the Agent.

2.2	A legal opinion of Locke Lord US LLP, legal advisers on laws of the State of New York and the State of Delaware, in form and substance satisfactory to the Agent.

2.3	A legal opinion of K&L Gates, legal advisers on the laws of the State of Delaware, in form and substance satisfactory to the Agent.

2.4	A legal opinion of Conyers Dill & Pearman Limited, legal advisers to the Agent in Bermuda, in form and substance satisfactory to the Agent.

3.	Other

3.1	Certified copies of the audited financial statements of each Obligor except ACCL for the financial year ending 31 December 2012.

3.2	Certified copies of the unaudited combined financial statements of the Guarantor for the period ending 30 June 2013.

3.3	Evidence that the fees, costs and expenses then due from the Obligors pursuant to Clause 18 (Fees, expenses and indemnities) have been paid.

3.4
Where a requested Letter of Credit is to be substituted, wholly or partly, in place of an existing Letter of Credit, a letter from Lloyd's in form and substance satisfactory to the Agent confirming the terms on which the substitution will occur.

3.5	A list of the directors and the secretary of each Obligor, signed by the secretary or a director of such Obligor.

3.6	Confirmation that each Obligor has obtained all appropriate insurance or reinsurance regulatory authorisations.

3.7
This Agreement and each other Finance Document and all documents, instruments, notices and acknowledgements required thereunder or pursuant thereto duly executed in a form satisfactory to the Agent by the relevant Obligors.

3.8	Such certificates and documents as any Bank may require to comply with the money laundering prevention and “know your customer” procedures then applicable to it.

3.9	A Managing Agent’s Undertaking duly signed by AmTrust at Lloyd's Limited in respect of Syndicate 1206, Syndicate 44 and Syndicate 2526.

SCHEDULE 3
FORM OF TRANSFER CERTIFICATE
Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable Laws, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions.

To:	[x] as agent on its own behalf and for and on behalf of the Account Party and Banks defined in the Agreement referred to below:

Attention:	[x]

1.
This Transfer Certificate relates to a facility agreement (as the same may from time to time be amended or varied, the “Facility Agreement”) dated 26 November 2013, as amended, and made between (1) AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited and ANV Corporate Name Limited as Corporate Members; (2) AmTrust International Insurance, Ltd. as Account Party (the “Account Party”), (3) AmTrust Financial Services, Inc. as Guarantor, (4) the banks and financial institutions defined therein as Banks (the “Banks”), (5) ING Bank N.V., London Branch as Bookrunner, (6) ING Bank N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch as Mandated Lead Arrangers, (7) ING Bank N.V., London Branch as Agent, (8) ING Bank N.V., London Branch as Issuing Bank and (9) ING Bank N.V., London Branch as Security Trustee.

2.	Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meanings when used in this Transfer Certificate.

3.	In this Transfer Certificate:
“Relevant Party” means each Obligor and each Bank;
“Transferor Bank” means [full name] of [lending office]; and
“Transferee Bank” means [full name] of [lending office].

4.
The Transferor Bank as beneficial owner hereby transfers to the Transferee Bank absolutely in accordance with Clause 28 (Assignments and Transfers) of the Facility Agreement all its rights and benefit (present, future or contingent) under the Facility Agreement and the other Finance Documents to the extent of [x]% of the Transferor Bank’s Commitment outstanding, details of which are set out below:

TRANSFEROR BANK’S COMMITMENT	AMOUNT TO BE TRANSFERRED
£[ ] of participation in Letters of Credit outstanding	£[ ] of participation in Letters of Credit outstanding
£[ ] of unutilised Commitment	£[ ] of unutilised Commitment
£[ ] of total Commitment	£[ ] of total Commitment
(Note: the number in the second column must be the same percentage of the number in the first column in each case.)

5.
By virtue of this Transfer Certificate and Clause 28 (Assignments and Transfers) of the Facility Agreement the Transferor Bank is discharged [entirely from its Commitment][from [x]% of its Commitment] and, as provided in Clause 28.7, to the extent stated above:

(a)	each Obligor and the Transferor Bank shall each be released from further obligations to the other under the Facility Agreement and the other Finance Documents and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this paragraph as “discharged rights and obligations”);

(b)
each Obligor, the Transferee Bank and the other Finance Parties shall each assume obligations towards each other and/or acquire rights against each other which differ from the discharged rights and obligations only insofar as the Transferee Bank has assumed and/or acquired the same in place of the Transferor Bank; and

(c)
the Transferee Bank and the other Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Transferee Bank been an original Party to the Facility Agreement as a Bank with the rights and/or obligations acquired or assumed by it as a result of that transfer.

6.
The Transferee Bank hereby requests the Agent and the Finance Parties to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of Clause 28 (Assignments and Transfers) of the Facility Agreement so as to take effect in accordance with the terms thereof on [x].

7.	The Transferee Bank:

7.1
confirms that it has received copies of the Facility Agreement and the other Finance Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

7.2
confirms that it has not relied and will not hereafter rely on the Transferor Bank, any other Bank, the Agent or the Security Trustee to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Facility Agreement, any of the other Finance Documents or any such other documents or information;

7.3
agrees that it has not relied and will not rely on the Transferor Bank, any other Bank, the Agent or the Security Trustee to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Account Party or any other Party to the Facility Agreement or any of the other Finance Documents (save as otherwise expressly provided therein);

7.4
warrants to the Transferor Bank and each Relevant Party that it has power and authority to become a Party to the Facility Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Facility Agreement and the other Finance Documents;

7.5	if not already a Bank, appoints the Agent to act as its agent as provided in the Facility Agreement and the other Finance Documents and agrees to be bound by the terms thereof; and

7.6	confirms the accuracy of the administrative details set out in the Schedule to this Transfer Certificate.

7.7	confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Bank falling within Clause 7.1(a)(i) of the definition of Qualifying Bank;]

(b)	[a Treaty Bank;]

(c)	[not a Qualifying Bank.][1]

7.8	[confirms that the person beneficially entitled to interest payable to that Bank in respect of any advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

1 Delete as applicable - each Transferee Bank is required to confirm which of these three categories it falls within.

(b)	a partnership, each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][2]

7.9
[confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [            ]) and is tax resident in [            ][3], so that interest payable to it by an Obligor is generally subject to full exemption from UK withholding tax, and requests that the Account Party notify each Obligor which is a Party as an Obligor as at the Transfer Date that it wishes that scheme to apply to the Facility Agreement.][4]

8.	The Transferor Bank:

8.1	warrants to the Transferee Bank and each Relevant Party that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so; and

8.2
undertakes with the Transferee Bank that it will, at its own expense, execute any documents which the Transferee Bank reasonably requests for perfecting in any relevant jurisdiction the Transferee Bank’s title under this Transfer Certificate or for a similar purpose.

9.
The Transferee Bank hereby undertakes with the Transferor Bank and each Relevant Party that it will perform all those obligations which by the terms of the Facility Agreement will be assumed by it after this Transfer Certificate takes effect.

10.	None of the Transferor Bank or any other Finance Party:

10.1
makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any of the other Finance Documents or any other document relating thereto; or

10.2
assumes any responsibility for the financial condition of the Account Party, the Corporate Members or any other Party to the Facility Agreement or any of the other Finance Documents or any other document relating thereto or for the performance and observance thereof by the Account Party, the Corporate Members or any such other Party (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether expressed or implied by law or otherwise, are hereby excluded (except as aforesaid).

11.
The Transferor Bank and the Transferee Bank undertake that they will on demand fully indemnify the Agent, the Security Trustee and the Issuing Bank in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter connected with or arising out of it unless caused by the Agent’s or Security Trustee’s or Issuing Bank’s gross negligence or wilful misconduct, as the case may be.

2 Include if Transferee Bank comes within Clause 7.1(a)(ii) of the definition of Qualifying Bank.
3 Insert jurisdiction of tax residence.
4 Include if Transferee Bank holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement

12.	The agreements and undertaking of the Transferee Bank in this Transfer Certificate are given to and for the benefit of and made with each of the Relevant Parties.

13.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

Transferor Bank

By:	[x]

Dated:	[x]

Transferee Bank

By:	[x]

Dated:	[x]

Agent (for and on behalf of itself and for every other Relevant Party)

By:	[x]

Dated:	[x]

Note:
The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor Bank’s interest in the Security constituted by the Finance Documents in the Transferor Bank’s or Transferee Bank’s jurisdiction. It is the responsibility of each individual Bank to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor Bank’s interest in such Security in any such jurisdiction, and, if so, to seek appropriate advice and arrange for execution of the same.

SCHEDULE 4
FORM OF LETTER OF CREDIT

To:	The Society and the Council of Lloyd’s

c/o The Manager, Market Services

Fidentia House

Walter Burke Way

Chatham Maritime

Chatham

Kent ME4 4RN
Dated [x]
Dear Sirs:
Irrevocable Standby Letter of Credit No. [x]
Re: [Name of Corporate member of Lloyd’s] (the “Applicant”)
This Clean Irrevocable Standby Letter of Credit (the “Credit”) is issued by the banks whose names are set out in Schedule 1 hereto (the “Issuing Lenders”, and each an “Issuing Lender”) in favour of the Society of Lloyd’s (“Lloyd’s”) on the following terms:

1.	Subject to the terms hereof, the Issuing Lenders shall make payments within two business days of demand on ING Bank N.V., London Branch (the “Agent”) in accordance with paragraph 4 below.

2.
Upon a demand being made by Lloyd’s pursuant to paragraph 4 below each Issuing Lender shall pay that proportion of the amount demanded which is equal to the proportion which its Commitment set out in Schedule 1 hereto bears to the aggregate Commitments of all the Issuing Lenders set out on Schedule 1 hereto provided that the obligations of the Issuing Lenders under this Credit shall be several and no Issuing Lender shall be required to pay an amount exceeding its Commitment set out in Schedule 1 hereto and the Issuing Lenders shall not be obliged to make payments hereunder in aggregate exceeding a maximum amount of £x]. Any payment by an Issuing Lender hereunder shall be made in sterling to Lloyd’s account specified in the demand made by Lloyd’s pursuant to paragraph 4 below.

3.
This Credit is effective from [x] (the “Commencement Date”) and will expire on the Final Expiration Date. This Credit shall remain in force until we give you not less than four years’ notice in writing terminating the same on the fourth anniversary of the Commencement Date or on any date subsequent thereto as specified in such notice (the “Final Expiration Date”), our notice to be sent by registered mail for the attention of the Manager, Market Services, at the above address.

4.
Subject to paragraph 3 above, the Issuing Lenders shall pay to Lloyd’s under this Credit upon presentation of a demand by Lloyd’s on the Agent, ING Bank N.V., London Branch at [x], marked for the attention of [x], substantially in the form set out in Schedule 2 hereto the amount specified therein (which amount shall not, when aggregated with all other amounts paid by the Issuing Lenders to Lloyd’s under this Credit, exceed the maximum amount referred to in paragraph 2 above).

5.	The Agent has signed this Credit as agent for disclosed principals and accordingly shall be under no obligation to Lloyd’s hereunder other than in its capacity as an Issuing Lender.

6.	All charges are for the Applicant’s account.

7.	Subject to any contrary indication herein, this Credit is subject to the International Standby Practices - ISP98 (1998 publication - International Chamber of Commerce Publication No.590).

8.	This Credit shall be governed by and interpreted in accordance with English law and the Issuing Lenders hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.

9.	Each of the Issuing Lenders engages with Lloyd’s that demands made under and in compliance with the terms and conditions of this Credit will be duly honoured on presentation.

Yours faithfully

______________________________
ING Bank N.V., London Branch

as agent

for and on behalf of

[Names of all Issuing Lenders including Agent]

By: ___________________________

Name:

Title:

Schedule 1
Issuing Lenders’ Commitments

Name and Address of Issuing Lender	Commitment	Participation

(Sterling)

Total Value

Schedule 2
Form of Demand (Pounds Sterling)
[on Lloyd’s letterhead]
Dear Sir/Madam
THE SOCIETY OF LLOYD’S
TRUSTEE OF LETTER OF CREDIT NO. [x]
With reference to the above, we enclose for your attention a Bill of Exchange together with the respective Letter of Credit. Payment should be made by way of CHAPS. The account details are as follows:
National Westminster Bank PLC
City of London Office
1 Princes Street
London
EC2R 8PA
Sort Code: 60-00-01
Account: 140-00-40120066
Swift Code: NWBKGB2L
Account Name: The Corporation of Lloyd’s Members Trust Client Money Account
Please quote Member Code: [x]
Yours faithfully

__________________________________
For Manager

Market Services

By:	_________________________

Name:

Title:

Your ref:	[x]

Our ref:	MEM/ / / /C911f

Extn:	[x]

BILL OF EXCHANGE
The Society of Lloyd’s
Trustee of Letter of Credit No.
Please pay in accordance with the terms of the Credit to our order the of £[x].
For and on behalf of
Authorised Signatory
Market Services

To:	ING Bank N.V., London Branch
as Agent

SCHEDULE 5
FORM OF APPLICATION

To:	ING Bank N.V., London Branch as Issuing Bank

From:	[x]

Date:	[x]
£455,000,000 Facility Agreement dated 26 November 2013, as amended (the “Agreement”)

1.	We refer to the Agreement. This is an Application. This Application is irrevocable.

2.	Terms defined in the Agreement shall have the same meaning in this Application.

3.	We wish to arrange for a Letter of Credit to be issued under the Facility on the following terms:

3.1	Issuance Date:	[x]

3.2	Amount:	£[x]

3.3	Beneficiary:	The Society and Council of Lloyd’s

3.4	Term:	[x]

4.	Our delivery instructions are:	[x]

5.
[The Letter of Credit will replace the following Letter(s) of Credit which are to be released for cancellation substantially simultaneously with the issue of the Letter of Credit, subject to the indemnity in respect of this process in Clause 18.6 (Indemnity in respect of replacement process):

[x]]

6.
We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Application is so satisfied and that all Repeating Representations are true in all material respects and no Potential Event of Default or Event of Default has occurred.

7.	We attach a copy of the proposed Letter of Credit in favour of Lloyd’s which is to be delivered to the recipient at [insert address].

By:	________________________

[x]

SCHEDULE 6
FORM OF CANCELLATION NOTICE OF ISSUED LETTER OF CREDIT

To:	ING Bank N.V., London Branch as Issuing Bank

From:	[x]

Date:	[x]
£455,000,000 Facility Agreement dated 26 November 2013, as amended (the “Agreement”)

1.	We refer to the Agreement. This is a request for the cancellation of an issued Letter of credit pursuant to the Agreement. This request is irrevocable.

2.	We hereby request that, pursuant to the Agreement and subject to the terms and conditions contained therein, you cancel the following issued Letter of Credit :

(a) Letter of Credit Number:	[x]

(b) Issuance Date:	[x]

(c) Amount/currency:	[x]

(d) Beneficiary	[x]

3.	[We further request that the sum of [x] held in account [x] and representing the equivalent of the cash collateral be sent to the following account: [x]/[x] for the above issued Letter of Credit.]
[To be completed in the event that the issued Letter of Credit is collateralised]

By:

Director	Director

SCHEDULE 7
FORM OF REDUCTION NOTICE FOR ISSUED LETTER OF CREDIT

To:	ING Bank N.V., London Branch as Issuing Bank

From:	[x]

Date:	[x]
£455,000,000 Facility Agreement dated 26 November 2013, as amended (the “Agreement”)

1.	We refer to the Agreement. This is a request for the reduction of an issued Letter of Credit pursuant to the Agreement.

2.	We hereby request that, pursuant to the Agreement and subject to the terms and conditions contained therein, you decrease to the sum of £[x] the following issued Letter of Credit :

(a) Letter of Credit Number:	[x]

(b) Issuance Date:	[x]

(c) Original Amount/currency:	[x]

(d) Beneficiary	[x]

3.	[We further request that the sum of [x] held in account [x] and representing the equivalent of the cash collateral for the above issued Letter of Credit be sent to the following account: [x]/[x]].]

[To be completed in the event that the issued Letter of Credit is collateralised]

By:

Director	Director

SCHEDULE 8
FORM OF INCREASE OR AMENDMENT NOTICE FOR ISSUED LETTER OF CREDIT

To:	ING Bank N.V., London Branch as Issuing Bank

From:	[x]

Date:	[x]
£455,000,000 Facility Agreement dated 26 November 2013, as amended (the “Agreement”)

1.	We refer to the Agreement. This is a request for the [increase of the value of] [amendment of] an issued Letter of Credit pursuant to the Agreement.

2.	We hereby request that, pursuant to the Agreement and subject to the terms and conditions contained therein, you [increase to the sum of £[x]] [amend] the following issued Letter of Credit :

(a) Letter of Credit Number:	[x]

(b) Issuance Date:	[x]

(c) Original Amount/currency:	[x]

(d) Beneficiary	[x]

[Insert any further details of amendment]

3.	We undertake to transfer forthwith the sum of [x] into account [x] representing the increase in the original value of the above issued Letter of Credit.

[To be completed in the event that the issued Letter of Credit is collateralised]

By:

Director	Director

SCHEDULE 9
FORM OF EXTENSION NOTICE FOR ISSUED LETTER OF CREDIT

To:	ING Bank N.V., London Branch as Issuing Bank

From:	[x]

Date:	[x]
£455,000,000 Facility Agreement dated 26 November 2013, as amended (the “Agreement”)

1.	We refer to the Agreement. This is a request for an extension of the expiry date of an issued Letter of Credit pursuant to the Agreement.

2.	We hereby request that, pursuant to the Agreement and subject to the terms and conditions contained therein, you extend the expiry date of the following issued Letter of Credit to [x]:

(a) Letter of Credit Number:	[x]

(b) Issuance Date:	[x]

(c) Amount/currency:	[x]

(d) Beneficiary	[x]

[This extension shall apply to the full value of the above issued Letter of Credit.]

3.	[Please note that the sum of [x] transferred into account [x] represents collateral cover for the above issued Letter of Credit.]

[To be completed in the event that the issued Letter of Credit is collateralised]

By:

Director	Director

SCHEDULE 10
FORM OF COMPLIANCE CERTIFICATE

To:	ING Bank N.V., London Branch as Agent

From:	AmTrust Financial Services, Inc. (the “Company”)

Date :	[x]

Reference Date:	[x]
Dear Sirs

£455,000,000 Facility Agreement dated 26 November 2013, as amended (the “Agreement”)

1.	We refer to the Agreement. This is a Compliance Certificate (the “Certificate”).

2.	Terms defined in the Agreement have the same meanings in this Certificate.

3.	The Outstanding Letters of Credit as at the date of this Certificate are as set out in Part A attached.

4.	The position as at the Reference Date with respect to the financial covenants in Clause 15 (Financial Covenant) is as set out in Part B attached.

5.	The total amount of the Own Funds of each Corporate Member are as set out in Part C attached.

6.
As at the date of this Certificate, the Company, the Corporate Members and the Guarantor are in compliance with their obligations under the Finance Documents and no Event of Default has occurred or, if any has occurred none is continuing [, except as set out in Part D attached]*.

7.	The Managing Agent of each Syndicate has not made any material adverse change in its standards for managing underwriting risk [, except as set out in Part D attached]*.

8.	The Managing Agent of each Syndicate has adhered in all material respects to Lloyd’s requirements with regard to the investment of syndicate funds [, except as set out in Part D attached]*.

By:	______________________________

Duly authorised Financial Officer.

AmTrust Financial Services, Inc.

PART A
Outstanding Letters of Credit as at [x]

Letter of Credit No. [x]	£	[x]

…

Total:	£	[x]
PART B
Calculations of the Financial Covenant at Clause 15 as at [x] (including all of the financial covenants set out from Clauses 15.1 to 15.5)
15.1    Minimum Net Worth
The Net Worth of the Account Party:
15.2    Consolidated Net Worth
The Consolidated Net Worth:
15.3    Consolidated Leverage Ratio
The Consolidated Leverage Ratio:
15.4    Consolidated Fixed Charge Coverage Ratio
The Consolidated Fixed Charge Coverage Ratio:
15.5    RDS Maximum Net Loss
The maximum projected, in-force and actual loss estimate for Syndicate 1861 resulting from an RDS which is within the scope of a Whole World AEP:

(a)	On a gross loss basis:

(b)	On a net final loss basis:
The maximum projected, in-force and actual loss estimate for Syndicate 1861 resulting from any other RDS:

(a)	On a gross loss basis:

(b)	On a net final loss basis:
15.6    Forecast Losses
The maximum forecast loss for each Syndicate expressed as a percentage of allocated capacity for that Syndicate in respect of a specified open year of account (please mark N/A if year of account is closed):

Syndicate	2016	2017	2018
1206
44
1861
5820
15.7    Net Solvency Shortfall
Aggregate Net Loss Shortfall for the Corporate Members as a percentage of their Own Funds:

PART C
Total amount of Own Funds of ACCL:
Total amount of Own Funds of ACML:
Total amount of Own Funds of ACM2L:
Total amount of Own Funds of ANV:
PART D
Exceptions and Disclosures as at [x]

SCHEDULE 11
ELIGIBLE COLLATERAL

COLLATERAL DESCRIPTION	ADVANCE RATE
	Matching Currency	Non-Matching Currency
Cash held with ING:	100%	95%
Cash held with the Custodian (other than ING):	95%	90%
US Dollar and/or Sterling Time Deposits, CDs and Money Market Deposits: Time deposits, certificates of deposit and money market deposits of any OECD incorporated bank with a rating of at least (i) AA- from S&P and (ii) Aa3 from Moody’s and maturing within two years from the date of determination.	95%	90%
US and/or UK Government Securities: Securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), or UK Gilts, with maturities of:- less than 5 years from the date of determination	90%	85%
equal to or more than 5 years from the date of determination	85%	80%
US Government Sponsored Enterprises: Federally chartered US-domiciled corporations which carry the implicit (rather than explicit) support of the US Government and which do not, therefore, meet the “full faith and credit” requirement to qualify as US Government securities (for example Federal National Mortgage Association and Federal Home Loan Mortgage Corporation). The total share of US Government Enterprises (with implicit support) shall not exceed 20% of the aggregate market value of all Investment Collateral.	85%	80%

High Grade Municipal Bonds: High grade Municipal bonds rated at least AA- from S&P and Aa3 from Moody’s, or at least AA- from S&P or at least Aa3 from Moody’s if such bond is rated by either S&P or Moody’s but not both If any single Municipal Bond represents more than 5% of aggregate market value of all Investment collateral, the excess over 5% shall be excluded and the total share of Municipal Bonds as part of Investment Collateral shall not exceed 20%.	80%	75%
US Dollar, Euro and/or Sterling Investment Grade Non-Convertible Corporate Bonds :
Non-convertible corporate bonds which are traded publicly maturing within eleven years from the date of determination rated
(a) at least AA- from S&P and Aa3 from Moody’s. or at least AA- from S&P or at least Aa3 from Moody’s if such bond is rated by either S&P or Moody’s, but not both.	80%	75%
(b) at least A- from S&P and A3 from Moody’s or at least A- from S&P or at least A3 from Moody’s if such bond is rated by either S&P or Moody’s, but not both.	75%	70%
If any single corporate issuer (or any affiliate thereof) represents more than 5% of the aggregate market value of all Investment Collateral, the excess over 5% shall be excluded.
The minimum weighted average credit quality rating of the Bonds shall be at least A+ and the minimum rating of any individual bond shall be A-.
In case of a difference between the rating of S&P and Moody’s the lower rating will apply.

SCHEDULE 12
FORM OF BORROWING BASE CERTIFICATE

To:	ING Bank N.V., London Branch as Agent

From:	[x] (the “Company”)

Date :	[x]

Reference Date:	[x]
Dear Sirs
£455,000,000 Facility Agreement dated 26 November 2013, as amended (the “Agreement”)

1.	We refer to the Agreement. This is a Borrowing Base Certificate (the “Certificate”).

2.	Terms defined in the Agreement have the same meanings in this Certificate.

3.	The position as at the Reference Date with respect to the Letters of Credit and the Collateral is as follows:

(a)
the mark-to-market value and source of valuation of each asset comprising the Collateral is as shown on the attached report of the Custodian and bank statement of ING Bank N.V., London Branch; [Attach report]

(b)	the Collateral Value of the Collateral is: [x], calculated as the sum of the following:
[List each asset and Advance Rate and product of the two and, in the case of assets whose values are denominated in a currency other than Sterling, the currency rate of exchange used to calculate the Sterling Equivalent Amount (rates to be supplied by the agent on request)];

(c)	the aggregate outstanding amount of Letters of Credit is [x];

(d)	the aggregate outstanding amount of Letters of Credit covering the solvency deficits of the Syndicates is [x]; and

(e)	the Collateral Value of the Collateral is at least equal to the Required Collateral Amount.

By:	_______________________

Duly authorised Financial Officer.

AmTrust International Insurance, Ltd.

SCHEDULE 13
PERMITTED TAX INCENTIVE FINANCING TRANSACTIONS
East Ninth & Superior, LLC is a Subsidiary of the Guarantor
800 Superior, LLC is a Subsidiary of the Guarantor

1.    Unsecured loan in an aggregate principal amount of $5,000,000 from the State of Ohio to East Ninth & Superior, LLC.

2.    Unsecured loan in an aggregate principal amount of $2,500,000 from the Guarantor or a Subsidiary of the Guarantor to East Ninth & Superior, LLC.
3.    Four Qualified Low-Income Community Investment (“QLICI”) Loans in an aggregate principal amount of $9,400,000 from CNMIF II(I), LLC to 800 Superior, LLC, each secured by a mortgage on the real property being financed by such loans.
4.    Three QLICI Loans in an aggregate principal amount of $10,000,000 from Key Community Development New Markets IV LLC to 800 Superior, LLC, each secured by a mortgage on the real property being financed by such loans.
5.    Guarantee by the Guarantor of QLICI Loans made by CNMIF II(I), LLC and Key Community Development New Markets IV LLC to 800 Superior, LLC.
6.    Guarantee by the Guarantor of 50% of the $5,000,000 unsecured loan from the State of Ohio to East Ninth & Superior, LLC.
7.    Two unsecured leveraged loans in an aggregate principal amount of $4,192,000 from East Ninth & Superior, LLC to 800 Superior NMTC Investment Fund II LLC.
8.    Two leveraged loans in an aggregate principal amount of $7,392,000 from East Ninth & Superior, LLC to 800 Superior NMTC Investment Fund LLC.
9.    Equity Investment by the Guarantor in 24.5% of the Equity Interests of 800 Superior NMTC Investment Fund II LLC.
10.    Unsecured loan in an aggregate principal amount of $3,000,000 from Cuyahoga County in connection with the Permitted Tax Incentive Financing Transactions.
11.    Guarantee by the Guarantor of 50% of the $3,000,000 unsecured loan from Cuyahoga County in connection with the Permitted Tax Incentive Financing Transactions.
12.    Indemnity/Contribution Agreement between the Guarantor and National General Holdings Corp.
13.    Equity Investment by AmTrust North America Inc. in 50% of the Equity Interests of East Ninth & Superior, LLC.
14.    Equity Investment by the Guarantor in 50% of the Equity Interests of 800 Superior, LLC.
15.    Lease between 800 Superior, LLC and AmTrust North America Inc.
16.    Lease between 800 Superior, LLC and National General Management Corp.
17.    All documents evidencing the foregoing.

SCHEDULE 14
EXISTING INDEBTEDNESS

1.
6.125% notes due 2023 in the aggregate principal amount of $250,000,000, issued pursuant to an Indenture dated as of December 21, 2011, by and between the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the second supplemental indenture, dated as of August 15, 2013, by and between the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

2.
Parent Guarantee, effective October 14, 2009, made by the Guarantor in favour of Microsoft Corporation for the obligations of AMT Warranty Corp, under its extended service plan program to cover the repair and/or replacement of certain consumer products sold by Microsoft.

3.
Guarantee by the Guarantor in favour of Maiden Reinsurance for the punctual performance and discharge of Account Party’s obligations arising under the Quota Share Reinsurance Agreement and the Loan Agreement between Account Party and Maiden Reinsurance (pursuant to Section 10.1 of the Master Agreement between the Guarantor and Maiden Holdings, Ltd., dated July 3, 2007, as amended on September 17, 2007).

4.	U.S. Bank Irrevocable Standby Letter of Credit (SLCMMSP06347) in the amount of $50,000 issued in favour of the Commonwealth of Virginia

5.
Floating rate surplus note of First Nonprofit Insurance Company in the aggregate amount of $1,500,000 due December 15, 2035 issued pursuant to an Indenture between First Nonprofit Insurance Company and Wilmington Trust Company dated December 15, 2005.

6.
Floating rate surplus note of First Nonprofit Insurance Company in the aggregate amount of $5,000,000 due December 15, 2034 issued pursuant to an Indenture between First Nonprofit Insurance Company and U.S. Bank National Association dated May 12, 2004.

7.	Promissory Note, dated August 29, 2014, in favour of RBS Asset Finance, Inc. in the principal amount of $12.1 million, for the purchase by the Guarantor of an aircraft.

8.
7.25% Subordinated Notes due 2055 in the aggregate principal amount of $150,000,000, issued pursuant to an Indenture dated as of December 21, 2011, by and between the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the fifth supplemental indenture, dated as of June 18, 2015, by and between the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

9.
7.50% Subordinated Notes due 2055 in the aggregate principal amount of $135,000,000, issued pursuant to an Indenture dated as of December 21, 2011, by and between the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the sixth supplemental indenture, dated as of September 16, 2015, by and between the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.	Seven-year Amended, Consolidated and Restated Mortgage Note in the amount of $10,250,000 payable by 723 St. Nicholas Holdings LLC, a Subsidiary of the Guarantor.

11.
Account Party is obligated to pay a three-year earn-out to Thomas J. Manger, Larry Michael Sellers and Linda Kay, Sellers Revocable Trust U/D/T December 27, 2012, Sellers Charitable Remainder Unitrust U/D/T December 24, 2014, and Sellers Irrevocable Grantor Trust U/D/T December 24, 2014, pursuant to the securities purchase agreement, dated January 5, 2015, for the Account Party's acquisition of TMI Solutions, LLC. The remaining amount of the earn-out is projected to be approximately $28.1 million in the aggregate.

12.
The Guarantor is obligated to pay a five-year earn-out to Thomas Pasquale, Maynard G. Fahs Trust for Spouse and Descendants and Mark Burritt pursuant to a stock purchase agreement, dated January 5, 2015, for Guarantor’s acquisition of Oryx Insurance Brokerage, Inc. The remaining amount of the earn-out is projected to be approximately $5.3 million in the aggregate.

13.
The Guarantor is obligated to pay a five-year earn-out to Unified Grocers, Inc. pursuant to a stock purchase agreement, dated April 16, 2015, for Guarantor’s acquisition of Springfield Insurance Company and its affiliates. The earn-out is equal to 4.5% of gross written premium and is payable each year during the term of the master services agreement entered into between the Guarantor and Unified Grocers, Inc. The amount of the remaining earn-out is projected to be approximately $5.0 million in the aggregate.

14.
AmTrust North America, Inc., a Subsidiary of the Guarantor, is obligated to pay a three-year earn-out to Pacific Brokers Insurance Services Corporation pursuant to a renewal rights and assets purchase agreement, dated July 2, 2015, by and between AmTrust North America, Inc. and Pacific Brokers Insurance Services Corporation.  The remaining amount of the earn-out is projected to be approximately $1.1 million in the aggregate.

15.
Warrantech Corporation, a Subsidiary of the Guarantor, is obligated to pay a two-year earn-out to Kemper Cost Management, Inc. pursuant to a renewal rights and asset purchase agreement, dated Aprin 21, 2016, by and between Warrantech Corporation and Kemper Cost Management, Inc. The remaining earn-out amount is projected to be approximately $1.0 million in the aggregate.

16.	Deferred purchase price payable to Sellers of Republic Companies, Inc. in the amount of $12.0 million.

17.
AMT Agency Holdings, Inc., a Subsidiary of the Guarantor, is obligated to pay a deferred purchase price and a five-year earnout to the Sellers of Advantage Comp, Inc. pursuant to a share purchase agreement, dated September 9, 2016, among AMT Agency Holdings, Inc., David A. Scibal, and Thomas Basil, Jr. The remaining amount of these payments is projected to be approximately $3.6 million.

18.
AMT Agency Holdings, Inc., a Subsidiary of the Guarantor, is obligated to pay a three-year earnout to the members of Assure Space, LLC pursuant to a Unit Purchase Agreement, dated July 18, 2016, between AMT Agency Holdings, Inc. and the members of Assure Space, LLC. The remaining amount of the earn-out is projected to be approximately $0.5 million in the aggregate.

19.	Term Promissory Note, dated April 18, 2016, issued by the Guarantor in favour of Delek Finance US Inc. in the aggregate principal amount of $52.3 million.

20.	Standard Chartered Standby Letter of Credit 777020106066-L in the amount of $1,000,000 issued in favor of Old Republic.

21.
Bid Performance Bond facility provided by Elba Assicurazioni SPA in the amount of €500,000 to allow Italian branches of AmTrust Europe Ltd. and AmTrust International Underwriters DAC, both Subsidiaries of the Guarantor, to participate in Italian public tenders for insurance services.

22.
Bid Performance Bond facility provided by Intesa Sanpaolo SPA in the amount of €38,000,000 to allow Italian branches of AmTrust Europe Ltd. and AmTrust International Underwriters DAC, both Subsidiaries of the Guarantor, to participate in Italian public tenders for insurance services.

23.
Bid Performance Bond facility provided by Atradius Credit Insurance NV - Italian Branch in the amount of €9,500,000 to allow Italian branches of AmTrust Europe Ltd. and AmTrust International Underwriters DAC, both Subsidiaries of the Guarantor, to participate in Italian public tenders for insurance services.

24.
Binding letter of patronage provided by the Guarantor of an Italian liability credit facility provided by Atradius Credit Insurance NV - Italian Branch in the amount of €9,500,000 to allow Italian branches of AmTrust Europe Ltd., and AmTrust International Underwriters DAC, both Subsidiaries of the Account Party, to participate in Italian public tenders for insurance services.

25.
Bid Performance Bond facility provided by Sace BT SPA in the amount of €4,500,000 to allow Italian branches of AmTrust Europe, Ltd. and AmTrust International Underwriters DAC, both Subsidiaries of the Guarantor, to participate in Italian public tenders for insurance services.

26.
ING Bank N.V. Guarantee Facility, dated June 3, 2014 and most recently amended February 17, 2017, with N.V. Nationale Borg-Maatschappij, a Subsidiary of the Guarantor, in the amount of €537,826.76 CHF 150,000.00 and CAD 1,898,675.00.

27.
Credit Agreement, dated March 6, 2015 and most recently amended March 31, 2017, between Nationale Borg Reinsurance N.V., a Subsidiary of the Guarantor, and Deutsche Bank AG with a credit limit of €70,000,000.

28.
Credit Agreement, dated December 14, 2012 and most recently amended March 31, 2017, between N.V. Nationale Borg-Maatschappij, a Subsidiary of the Guarantor, and Deutsche Bank AG with a credit limit of €5,000,000.

29.	Uncommitted Credit Facility, dated December 22, 2006, between N.V. Nationale Borg-Maatschappij, a Subsidiary of the Guarantor, and BHF Bank with a maximum capacity of €1,650,000.

30.	Republic Companies, Inc. Qualified Defined Benefit Plan Deficit of $15.8 million (assumed in connection with the Guarantor’s acquisition of Republic Companies, Inc. in April 2016).

31.
Republic Companies, Inc. Nonqualified Noncontributory Defined Benefit Pension Restoration Plan Deficit of $2.5 million (assumed in connection with the Guarantor’s acquisition of Republic Companies, Inc. in April 2016).

32.
2.75% Convertible Senior Notes due 2044 in aggregate principal amount of $234,257,000, issued under an Indenture, dated December 21, 2011, by and between the Guarantor and The Bank of New York Trust Company, N.A. as supplemented by the Fourth Supplemental Indenture, dated December 15, 2014, by and between the same two parties.

33.	Standard Chartered Irrevocable Standby Letter of Credit (777-02-0098048-L) in the amount of $100,000,000 issued in favour of Wesco Insurance Company, a Subsidiary of the Guarantor.

34.
Guaranty, dated December 27, 2016, made by Guarantor in favour of Standard Chartered Bank for the punctual payment of all obligations under the Standard Chartered Irrevocable Standby Letter of Credit (777-02-0098048-L) in the amount of $100,000,000 issued in favour of Wesco Insurance Company, a Subsidiary of the Guarantor.

35.
The Guarantor is obligated to pay a four-year earnout to the sellers of PDP Group, Inc. pursuant to a share purchase agreement, dated March 7, 2017 (as amended), among the Guarantor, Technology Insurance Company, Inc., a Subsidiary of the Guarantor, Wesco Insurance Company, a Subsidiary of the Guarantor, James Pitcher and William Bruce Pitcher. The remaining amount of the earnout is projected to be approximately $12.9 million in the aggregate.

36.
The Guarantor is obligated to pay a five-year earn-out to the sellers of First Nationwide Title Agency, Inc. pursuant to a securities purchase agreement, dated May 20, 2016, among the members of First Nationwide Title Agency LLC, Guarantor and Steven Napolitano, as Seller Representative. The remaining amount of the earnout is projected to be approximately $15.0 in the aggregate.

37.
AmTrust International Limited, a Subsidiary of the Account Party, is obligated to pay contingent deferred purchase price over three years to the sellers of Arc Legal Assistance Limited pursuant to a share purchase agreement, dated July 14, 2016, between AmTrust International Limited and the sellers. The remaining amount of the deferred purchase price is expected to be £1.4 million in the aggregate.

38.
AmTrust North America, Inc., a Subsidiary of the Guarantor, is obligated to pay a three-year earnout to V3 Insurance Partners, LLC pursuant to a renewal rights and asset purchase agreement, dated September 7, 2016, by and between V3 Insurance Partners, LLC and AmTrust North America, Inc. The remaining earn-out amount is projected to be up to approximately $540,000 in the aggregate.

39.
AmTrust Europe Limited, a Subsidiary of the Account Party, is obligated to pay contingent deferred purchase price over three years to the sellers of Collegiate Limited pursuant to a share purchase agreement, dated November 16, 2016, between AmTrust Europe Limited and the sellers. The remaining amount of the deferred purchase price is expected to be up to £5.2 million in the aggregate.

40.
AMT Warranty Corp., a Subsidiary of the Guarantor, is obligated to pay a three-year earn-out to the sellers of Georgia Dealer Consulting, Inc. and Automotive Assurance Group, LLC pursuant to a securities purchase agreement, dated June 15, 2017, among the stockholders of Georgia Dealer Consulting, Inc., the members of Automotive Assurance Group, LLC and AMT Warranty Corp. The remaining amount of the earnout is projected to be approximately $8.5 million in the aggregate.

41.
AmTrust International Limited, a Subsidiary of the Account Party, is obligated to pay contingent deferred purchase price over two years to the sellers of Dent Wizard Ventures Limited pursuant to a share purchase agreement, dated April 19, 2017, between AmTrust International Limited and the sellers. The remaining amount of the deferred purchase price is expected to be £0.6 million, in the aggregate.

42.
AmTrust North America, Inc., a Subsidiary of the Guarantor, is obligated to pay a seven-year earn-out to The Climate Corporation pursuant to an interest purchase agreement, dated July 31, 2015, between The Climate Corporation and AmTrust North America, Inc. The remaining amount of the earnout is projected to be approximately $8.5 million in the aggregate.

43.
Letter of Credit and Reimbursement Agreement between AmTrust International Insurance, Ltd., as Account Party, AmTrust Financial Services, Inc., as Guarantor, and BMO Harris Bank N.A., as Lender and Sole Lead Arranger.

44.
Guaranty provided by the Guarantor of an Italian liability credit facility provided by Intesa Sanpaolo SPA in the amount of €32 million to allow AmTrust Europe Ltd. and AmTrust International Underwriters DAC, both Subsidiaries of the Account Party, to participate in Italian public tenders for insurance services.

45.
Existing Debentures: (a) the fixed/floating rate junior subordinated deferrable interest debentures due 2037 in the original aggregate principal amount of $40,000,000; (b) the fixed/floating rate junior subordinated deferrable interest debentures due 2036 in the original aggregate principal amount of $30,000,000; (c) the fixed/floating rate junior subordinated deferrable interest debentures due March 2035 in the original aggregate principal amount of $25,000,000; (d) the fixed/floating rate junior subordinated deferrable interest debentures due June 2035 in the original aggregate principal amount of $25,000,000; (e) the floating rate junior subordinated deferrable interest debentures due September 2033 of the Guarantor in the aggregate principal amount of $10,000,000; (f) the fixed/floating rate junior subordinated deferrable interest debentures due October 2033 of the Guarantor in the aggregate principal amount of $20,000,000; (g) the floating rate junior subordinated deferrable interest debentures due December 2036 of the Guarantor in the aggregate principal amount of $20,000,000; (h) the floating rate junior subordinated deferrable interest debentures due June 2037 of the Guarantor in the aggregate principal amount of $25,000,000; and (i) the fixed/floating rate junior subordinated deferrable interest debentures due September 2037 of the Guarantor in the aggregate principal amount of $15,000,000; in each case with respect to the foregoing, issued to TOPS Trusts pursuant to the applicable Existing Indenture (either the Indenture, dated as of March 17, 2005, between the Guarantor and Wilmington Trust Company, the Indenture, dated as of June 15, 2005, between the Guarantor and Wilmington Trust Company, the Indenture, dated as of July 25, 2006, between Guarantor and Wilmington Trust Company, the Junior Subordinated Indenture, dated as of September 30, 2003, between Republic Companies, Inc., a Subsidiary of the Guarantor, and JPMorgan Chase Bank, the Indenture, dated as of October 29, 2003, between Republic Companies, Inc. and U.S. Bank National Association, the Indenture, dated December 7, 2006, between Republic Companies, Inc. and Wilmington Trust Company, the Indenture, dated as of June 21, 2007, between Republic Companies, Inc. and Wilmington Trust Company, and the Indenture, dated September 20, 2007, between Republic Companies, Inc. and Wilmington Trust Company).

46.
Existing Guarantees: (a) the Guarantee Agreement, dated as of March 17, 2005, between the Guarantor and Wilmington Trust Company; (b) the Guarantee Agreement, dated as of June 15, 2005, between the Guarantor and Wilmington Trust Company; (c) the Guarantee Agreement, dated July 25, 2006, between the Guarantor and Wilmington Trust Company; (d) the Guarantee Agreement, dated as of March 22, 2007, between the Guarantor and Wilmington Trust Company; (e) the Guarantee Agreement, dated as of September 30, 2003, between Republic Companies, Inc. and JPMorgan Chase Bank; (f) the Guarantee Agreement, dated as of October 29, 2003, between Republic Companies, Inc. and U.S. Bank National Association; (g) the Guarantee Agreement, dated as of December 7, 2006, between Republic Companies, Inc. and Wilmington Trust Company; (h) the Guarantee Agreement, dated as of June 21, 2007, between Republic Companies, Inc. and Wilmington Trust Company; and (i) the Guarantee Agreement, dated as of September 20, 2007, between Republic Companies, Inc. and Wilmington Trust Company.

47.	Guarantee by AmTrust International Limited of overdraft facility from HSBC Bank plc in the amount of £320,000 in favour of Gadget Repair Solutions Limited, a Subsidiary of the Account Party.

48.
Guarantee, dated February 3, 2016, between AmTrust Mobile Solutions Malaysia Sdn Bhd, a Subsidiary of the Guarantor, and Malayan Banking Berhad in favor of Celcom Mobil Sdn Bhd in the amount of RM750,000.

49.	Overdraft facility from HSBC Bank plc in the amount of £320,000 in favour of Gadget Repair Solutions Limited, a Subsidiary of the Guarantor.

50.
Ten-year secured loan agreement (the “LBJ Loan Agreement”), dated April 7, 2016, between 4455 LBJ Freeway, LLC, a Subsidiary of the Guarantor, and Citigroup Global Markets Realty Corp., in the aggregate amount of $29.0 million.

51.	Five-year secured loan agreement, dated April 6, 2016, between AmTrust Europe Limited, a Subsidiary of the Guarantor, and Lloyds Bank PLC, in the aggregate amount of £7.8 million.

52.
Guarantee by AMT Warranty Corp, a subsidiary of the Guarantor, in respect of obligations of one of its own subsidiaries, Warrantech Automotive, Inc under a vendor credit arrangement with Wex Bank with a credit limit of CAD $400,000.

SCHEDULE 15
EXISTING SECURITY

1.	Pledge of cash or securities to secure certain letters of credit listed on Schedule 14.

2.
Lien in favor of RBS Asset Finance, Inc. securing the Guarantor's obligations under the Aircraft Security Agreement, dated August 29, 2014, between Guarantor and KeyBank National Association, through its division Key Equipment Finance, in connection with the purchase of an aircraft.

3.
Security Agreement (MASTERCARD NON US TCAR), dated May 31, 2013, between the Account Party and Travelex, Inc. providing a security interest over custodian accounts at The Bank of Nova Scotia Trust Company.

4.
Security Agreement (MASTERCARD US TCAR), dated May 31, 2013, between the Account Party and Travelex, Inc. providing a security interest over a custodian account at The Bank of Nova Scotia Trust Company.

5.
Security Agreement (NON BRANDED AND BUFFER), dated May 31, 2013, between the Account Party and Travelex, Inc. providing a security interest over a custodian account at The Bank of Nova Scotia Trust Company.

Paragraphs (3), (4) and (5) are included on condition that:

(a)	as at 22 November 2013, the Sterling Equivalent Amount of the minimum balance required to be held in the accounts referred to at (3), (4) and (5) does not exceed £84,000,000; and

(b)
from time to time the aggregate balance (using the exchange rates as at 22 November 2013) of the accounts referred to in (3), (4) and (5) shall not exceed 115% of the aggregate value as at 22 November 2013.

6.	Cash Collateral Agreement, dated September 18, 2015, between 723 St. Nicholas Holdings LLC, a Subsidiary of the Guarantor, and Signature Bank, in the amount of $216,900.

7.
Pledged deposit in the amount of RM750,000 to secure a Guarantee, dated February 3, 2016, between AmTrust Mobile Solutions Malaysia Sdn Bhd, a Subsidiary of the Account Party, and Malayan Banking Berhad in favour of Celcom Mobile Sdn Bhd.

8.
Lien in the amount of $10,250,000 pursuant to a Mortgage from Signature Bank to 723 St. Nicholas Holdings LLC, a Subsidiary of the Account Party, related to a building owned by 723 St. Nicholas Holdings LLC.

9.
Security interest held by CitiGroup Global Markets Realty Corp. in the land, building, improvements, easements, fixtures, personal property, leases, rents, insurance proceeds and accounts of 4455 LBJ Freeway LLC, a Subsidiary of the Guarantor, related to financing of the property owned by 4455 LBJ Freeway LLC.

SCHEDULE 16
EXISTING INVESTMENTS

1.
Investment in National General Holdings Corp. (“NGHC”): During the three months ended March 31, 2010, the Guarantor completed its strategic investment in NGHC. On June 9, 2017, the Company announced that it entered into agreements to sell 10,586 common shares of NGHC at a price of $20.00 per share (representing a discount of 8.3% to NGHC's common stock closing market price on the Nasdaq Stock Exchange on June 8, 2017). The sale was completed through separate, privately negotiated purchase agreements with unaffiliated third parties. As a result of the transaction, the Company's ownership interest in NGHC decreased from approximately 11.5% to approximately 1.6%.

2.	Strategic Investment in Sym-Tech Insurance Services Inc. in the amount of $225,000.

3.	Strategic Investment in Sym-Tech Inc. in the amount of $1,275,000.

4.	Loans and commission advances from Warrantech Corporation, a Subsidiary of the Guarantor, to dealers/agents in the amount of $7.4 million as of May 31, 2017.

5.	$2.5 million, five-year senior subordinated loan, dated September 8, 2015, from AmTrust International Limited to Finagra UK Limited.

6.	Account Party loan of $155,000 to Stoneblock Group LLC in connection with the purchase of building by 723 St. Nicholas Holdings LLC, a Subsidiary of the Guarantor.

7.
AMT Global, LLC, a Subsidiary of the Guarantor, loaned a principal amount of $6.7 million under a credit agreement, dated November 6, 2017, between Blue Ridge Mountain Resources, Inc., as borrower, HPS Investment Partners, LLC, as Administrative Agent, and various lenders. AMT Global's commitment was $6.7 million out of the total $50.0 million commitment from all lenders.

8.
A three-year, €205,000 loan to pre-acquisition shareholders of DSSA Warranty Danışmanlık Anonim Şirketi by Car Care Plan Limited, a Subsidiary of the Account Party, to provide security to HSBC Bank A.Ş. so that HSBC would release personal guarantees provided by the pre-acquisition shareholders of DSSA for obligations of DSSA to Toyota (client) and Aksigorta (insurer).

9.
Financial and Performance Guarantee, dated June 18, 2015 and in effect for the 2016 reinsurance year, provided by the Guarantor (on behalf of its Subsidiary, AmTrust Agriculture Insurance Services, Inc.) in favour of the Risk Management Agency related to the financial and performance obligations arising from AmTrust Agriculture Insurance Services, Inc.’s participation in the FCIC Crop Insurance Program. The remaining maximum obligations under the Financial and Performance Guarantee do not exceed $100,000.

10.
Loan Agreement, dated June 8, 2015, whereby AmTrust Europe Limited, a Subsidiary of the Account Party, loaned £100,000 to Taurus Insurance Services Limited to support an affinity agreement between Taurus and Debenhams Retail plc. The loan is payable in twelve monthly instalments, beginning on January 31, 2016.

11.
Binding letter of patronage provided by the Guarantor of an Italian liability credit facility provided by Atradius Credit Insurance NV - Italian Branch in the amount of €9,500,000 to allow AmTrust Europe Ltd. and AmTrust International Underwriters DAC, both Subsidiaries of the Account Party, to participate in Italian public tenders for insurance services.

12.	Investment in North Dearborn Building Company, L.P., a limited partnership that owns an office building in Chicago, Illinois ($11.7 million).

13.	Investment in Illinois Center Building Company, L.P., a limited partnership that owns two office building complexes in Chicago, Illinois ($56.8 million).

14.	Debt investment in A-House Holdings ApS, a UK joint venture, and its Danish subsidiary, that indirectly own an investment in real estate property in Copenhagen, Denmark (DDK109.4 million).

15.	Investment in IL WHH24 Holdings LLC, a New York limited liability company that invests in real estate properties ($1 million).

16.	Investment in West 141 Holdings LLC, a New York limited liability company that invests in real estate properties ($7.5 million).

17.	Investment in WH Ventures LLC, a New York limited liability company that invests in real estate properties ($3 million).

18.	Investment in Blumberg Capital IV, LP, a Delaware limited partnership investment vehicle ($1.1 million).

19.	Investment in Strategic Investors Fund VII, LP, a Delaware limited partnership investment vehicle ($1.1 million).

20.	Investments in Trident III, LP, Trident IV, LP and Trident V, LP, each a Cayman Islands exempted limited partnership investment vehicle (total $3 million).

21.
Guaranty, dated December 27, 2016, made by Guarantor in favour of Standard Chartered Bank for the punctual payment of all obligations under the Standard Chartered Irrevocable Standby Letter of Credit (777-02-0098048-L) in the amount of $100,000,000 issued in favour of Wesco Insurance Company, a Subsidiary of the Guarantor.

22.
Limited Recourse Guaranty, made February 24, 2017, made by the Guarantor in favour of Citigroup Global Markets Realty Corp. guaranteeing the punctual payment of the obligations of the borrower under the Brookside Loan Agreement.

23.
Limited Recourse Guaranty, made April 7, 2016, made by the Guarantor in favour of Citigroup Global Markets Realty Corp. guaranteeing the punctual payment of the obligations of the borrower under the LBJ Loan Agreement.

24.
Parent Guarantee, effective October 14, 2009, made by the Guarantor in favour of Microsoft Corporation for the obligations of AMT Warranty Corp., under its extended service plan program to cover the repair and/or replacement of certain consumer products sold by Microsoft.

25.	Investment in Hudson Hill Capital LP, a Delaware limited partnership investment vehicle ($1.9 million).

26.	Investment in Corsair Capital Partners, LP, a Delaware limited partnership investment vehicle ($9.3 million).

27.	Tower Group Commercial Lines Transaction.